Exhibit 4.9
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

State of Israel
Ministry of Communications

General License to Cellcom Israel Ltd.
for the Provision of mobile radio
telephone services by the cellular
method (cellular)

Combined Version, as at September 9, 2012

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

General  License  for

Cellcom Israel Ltd.

Award of license

By the authority vested in me under the Telecommunications Law, 5742 – 1982 (hereinafter – the Law), the Wireless Telegraph Ordinance [New Version], 5732 – 1972 (hereinafter – the Ordinance), and my other powers pursuant to any law, I, the Minister of Communications, hereby grant a license to Cellcom Israel Ltd. (hereinafter – the Licensee) to establish, maintain and operate a mobile radio telephone system by the cellular method, and to provide thereby mobile radio telephone services to the Israeli public, as set forth in this License.

This License is granted for the period set forth in the license and is subject to its conditions as follows:

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

CHAPTER A: GENERAL

PART A: DEFINITIONS AND INTERPRETATION:

1.	Definitions
1.1	In this License, the words and expressions below will have the meaning listed next to them, unless another meaning is evident from the written language or its context.

" Type Approval"	-	Approval given by the Minister pursuant to the Law and the Ordinance to a cellular end-equipment model.
"Means of Control"	-
In a corporation – any one of the following:
(1) the right to vote at a general meeting of a company or in an entity corresponding thereto in another corporation;
(2) the right to appoint a director or CEO;
(3) the right to participate in the profits of the corporation;
(4) the right to a share in the balance of the assets of the corporation after payment of its debts on liquidation.

"Telecommunications"	-	Broadcast, transfer or reception of marks, signals, written material, visual forms, sound or information, via wire, wireless, optical system or other electromagnetic systems;
"Franchisee"A16	-	As defined in Section 6(12)(1) of the Law;
"Interested Party"	-	Anyone holding, directly or indirectly, 5% of a certain type of the Means of Control;
"Licensee"	-	Anyone to whom the Minster granted, pursuant to the Law, a general or special license; A16
"General Licensee" A16	-	Anyone who has received a general license for implementing the Telecommunications operations and providing Telecommunications services;
"Roaming Licensee" A60	-
The person who one Tender 12/2010 – Combined License for the Provision of Mobile Radio Telephone Services by the Cellular Method (Cellular) in Israel – Extension of Existing License and Grant of a New License.

"Broadcasting Licensee" A16	-	As defined in the Law;
"Accessibility Fees"	-	Payment for the use of another Telecommunications system, including for connection, transmission and collection;
"Technical Requirements and Service Quality"	-
Standards of availability and service quality, standards for Telecommunications facilities and instructions for installation, operation and maintenance, all according to the engineering plan as the Director will order from time to time relating to the services of the Licensee

“Contract”A43	-	Contract between the Licensee and a Subscriber, for the provision of all or any of the services of the Licensee;
the "Proposal"	-	The Licensee’s Proposal in the Tender;
the "Bezeq Corp."	-	Bezeq Israel Telecommunication Corp. Ltd.;

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

the “Law"	-	The Communications Law (Telecommunications and Broadcasts), 5742 – 1982; A16

A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A60 Amendment No. 60
A16 Amendment No. 16
A43 Amendment No. 43 [Inception: This amendment shall come into force not later than March 15, 2007]

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

"Holding" A16	-
For the purpose of Means of Control – directly or indirectly, whether alone or in concert with others, including through another, including a trustee or agent, or through a right granted under an agreement, including an option for a Holding that does not derive from convertible securities, or in any other way;

"Transfer" A16	-	For the purpose of the Means of Control, whether directly or indirectly, whether for consideration or without consideration, whether in perpetuity or for a period, all at once or in parts;
"In Concert With Others" A16	-
Permanent collaboration and, with regard to an individual, permanent collaborators will be deemed – the individual, his Relative, and a corporation that one of them controls and, with regard to a corporation – the corporation, anyone controlling it and anyone who is controlled by one of them;

"Security Forces"	-	The Israel Defence Forces, the Israel Police, the General Security Service and the Mossad Institute for Intelligence and Special Operations;
"Index"	-	The Consumer Price Index published by the Central Bureau of Statistics from time to time, or any other index that may replace it;
“Cellular Radio Center"	-
A wireless facility functioning on the operating frequencies and used for creating a radio connection between cellular end-equipment units in the possession of the subscribers in its coverage area and the cellular switchboard;

"Interface"	-	The physical meeting between various functional Telecommunications units, including by optical or wireless means;A16
"Telecommunications Facility"	-	A facility or device intended mainly for telecommunication purposes, including end-equipment;A16
"Tender No. 1/01" A16	-	A tender published by the Ministry on 4 Nissan 5761 (March 28, 2001), including the clarifications given by the Ministry in the course of the Tender, as a result of which this License was amended;
the "Tender"	-	Tender No. 10/93 published by the Ministry on November 11, 1993, including clarifications given by the Ministry in the course of the Tender, as a result of which this License is granted;
the "Director"	-	The Director General of the Ministry of Communications or anyone authorized by him for the purposes of this License, in whole or in part;
"Subscriber" A43	-	Anyone who enters into an agreement with the Licensee for the purpose of receiving cellular services as an end user;
"Dormant subscriber"T48)	-	A subscriber in respect of which all of the conditions set out below are fulfilled:
(a)	He did not receive or use cellular services

T48) Amendment No. 48 (Inception: This amendment will come into force on October 2, 2008).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

during a minimum of one year, starting from January 1, 2008;
(b)	He does not pay the Licensee any fixed payment;
(c)	He is not bound with the Licensee by any plan that includes a commitment period.
"Business subscriber"T47)	-	A subscriber who is any of the following:
(a)	A corporation, as defined in the Interpretation Law, 5741-1981;
(b)	Government offices and auxiliary government bodies;
(c)	A licensed dealer excluding an exempt dealer;
(d)	An entity established by or pursuant to a law.
“Private Subscriber” T52		Non-Business Subscriber
"International Telecommunications System"	-
A system of Telecommunications facilities, connected or designated for connection to the Public Telecommunications Network through an International NEP, which is used or designated for use in the transfer of Telecommunications messages between an international switch situated in Israel and a Telecommunications Facility located abroad, including a satellite ground station and other Telecommunications facilities (hereinafter – the System Components) and including transmission facilities among the System Components; A16

A16 Amendment No. 16

T47) Amendment No. 47.
T52) Amendment No. 52.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

"Mobile Radio Telephone System" (Cellular System)	-
A system of wireless facilities built by the cellular method and other installations, through which mobile radio telephone services are provided to the public, including a cellular coordinator, cellular radio centers and wireless or cable transmission arteries between cellular radio centers, a cellular radio center and a cellular coordinator, between Cellular coordinators, or between a cellular switchboard and a Public Telecommunications Network.

"NDO (National Domestic Operator)" A16	-	A General Licensee for the provision of landline domestic Telecommunications services
"Cellular Operator"	-	A General Licensee for the provision of mobile radio telephone services A16
"Another Cellular Operator"	-	A Cellular Operator that is not the Licensee.
"Switchboard"	-
A Telecommunications Facility in which are situated and operated switching and transmission means, enabling contact between various end-equipment units that are connected or linked thereto, and the transfer of Telecommunications messages between them, including control and monitoring facilities and other facilities that enable the provision of various services to Subscribers of the Licensee or to subscribers of another Licensee;

"The Ministry"	-	The Ministry of Communications
"Transit Switch"A16	-
A Telecommunications Facility in which are situated and operated the means of switching, routing and transmission enabling contact between various switchboards that are connected or linked thereto and the transfer of Telecommunications messages between them, including control and monitoring facilities;

"Domestic Roaming" A60	-
Expansion of the services of another cellular licensee (hereinafter – "cellular licensee") to the coverage areas of the Licensee by means of the Licensee's cellular system, as set forth in section 67E.

"Officer"A16	-
Anyone acting as a director, CEO, chief business officer, deputy CEO, someone who fills such a position in a company even if the title is different, as well as any other manager who is directly subordinate to the CEO of the company;

"Appendices" A16	-	The first addendum and the Appendices set forth in the second addendum to the License A16
"NEP (Network End-Point)"	-
An Interface to which is connected on one side a Public Telecommunications Network and on the other side, end-user equipment, a private network, a mobile telephone network or other public network, as applicable;

"International NEP"	-	A connections device to which are linked a Public Telecommunications Network on one side and an International Telecommunications System on the other;
"Telecommunications operation"	-	The operation, installation, construction or maintenance of a Telecommunications Facility, all for the purpose of Telecommunications;
the "Ordinance"	-	The Wireless Telegraph Ordinance [New Version]. 5732 – 1972;
"End-User Equipment"	-	Telecommunications equipment, which is connected or is designated for connection to a public Telecommunications network through an NEP or through a private network, including a telephone, modem,

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

facsimile or private switchboard;

A16 Amendment No. 16
A16 Amendment No. 16
A60 Amendment No. 60
A16 Amendment No. 16
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

"Cellular End-User Equipment"	-	Portable or movable Telecommunications equipment, connected or designated for connection to a Cellular System by means of a cellular radio center.
"Interconnection" A16	-
Connection between a Public Telecommunications Network of one Licensee to a Public Telecommunications Network of another Licensee, physically or logically, that facilitates the transfer of Telecommunications messages between Subscribers of the Licensees or the provision of services by one Licensee to the subscribers of the other Licensee;

"Relative"	-	Spouse, parent, son, daughter, brother, sister or their spouses;
the "License"	-	This License, with all its Appendices and any other document or condition stipulated in the License that will constitute an integral part of the License or its conditions;
the “Network" A16	-	The Cellular System of the Licensee;
the “Minister"	-	The Minister of Communications, including anyone to whom he has delegated his authority with regard to this License, in whole or in part;
"Public Telecommunications Network"	-
A system of Telecommunications facilities, used or designated for the provision of Telecommunications services to the general public throughout Israel or at least in the area of service, including Coordinators or Transit Switches, transmission equipment and an access Network, including a Cellular System and an international Telecommunications system, except for a private network, End-Equipment and Cellular End-Equipment;

"Public Telecommunications Landline Network"	-	A domestic Public Telecommunications Network, except for a Cellular System and an international Telecommunications network;
"Access Network" A16	-
Components of a Public Telecommunications Network, which are used for connection between Coordinators and an NEP by means of a landline infrastructure, wireless infrastructure or a combination of the two;

"Bezeq Network"	-
The Public Telecommunications Network used by Bezeq for provision of its services under the general license granted to it and the other Telecommunications services provided under the Law, whether by Bezeq or by any other person;

"Use" A16	-
Access to a Telecommunications Facility of the Licensee, including to the public Telecommunications network or its Access Network, in whole or in part, and the possibility of using them for the purpose of conducting Telecommunications operations and providing Telecommunications services by means thereof, including the installation of a Telecommunications Facility of another Licensee in a Telecommunications Facility or courtyards of the Licensee

"Telecommunications Service"	-	The performance of Telecommunications operations for others;
"Basic Telephone Service"	-	Two-way switched or routed transfer, including via modem, of speech or of speech-like Telecommunications messages, for example, facsimile signals;
"Telephony Service" A16	-	Basic telephone service and services related to this service;

A16 Amendment No. 16
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

"International Telephone Service (ITMS)"	-	A telephone service by means of the international system of a Licensee for the provision of international services;
"International Roaming Service" A16 A66	-
A cellular service provided abroad and in the areas of civilian control of the Palestinian Council via the Cellular System of a foreign Cellular operator (hereinafter – Foreign Operator), whereby the Subscriber pays the Licensee for the service; and, similarly, a cellular service provided in Israel via the Cellular System of the Licensee, whereby the Licensee provides service to a Foreign Operator for the subscribers of that operator; in this regard, the "Palestinian Council" – as defined in the Law for Implementation of the Interim Agreement Regarding the West Bank and Gaza Strip (Jurisdictional Powers and Other Provisions) (Legislative Amendments), 5756 – 1998 [sic];

"Related Service"	-	A service set forth in the first addendum to the License, provided on the basis of the Basic Telephone Service and which, by its nature, can only be provided by the supplier of the basic service;
"Value Added Service" A16	-
A service provided on the basis of the Basic Telephone Service, which, by its nature, can be provided by another, including another Licensee that is not the supplier of the basic service; with regard to the services of the Licensee, a service as stated, which is set forth in the first addendum to the License;

"infrastructure Service"	-	An Interconnection, or possibility of Use given to another Licensee, to a Franchisee or to a broadcast Licensee;A16
"Domestic Telecommunications Landline Service" A16	-	Infrastructure, transmissions, communication of data and landline telephony;
"Licensee Services"	-
Cellular services, Telecommunications Services and other services which the Licensee is entitled to provide pursuant to this License, to its Subscribers, to other Licensees, to broadcast licensees, to Franchisees and to the Security Forces;A16

"Cellular Services"	-	Telecommunications services provided by means of the Cellular System;
"Control"	-
The ability to direct a corporation's activity, directly or indirectly, including ability deriving from the articles of incorporation, by virtue of an agreement, either written or oral, by virtue of a Holding in the Means of Control in another corporation - or from any other source, except for ability deriving solely from fulfilling the position of director or other position in the corporation;

"the Minister"	-	The Minister of Communications, including anyone to whom he has delegated his authority with regard to this License, in whole or in part;
"Engineering Plan"	-	An engineering plan submitted by the Licensee in the Tender, including any change introduced therein with the approval of the Director and attached to the license as Appendix B;
"Numbering Plan" A16	-	As defined in Section 5A(B) of the Law;

A16 Amendment No. 16
A66 Amendment No. 66

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

1.2
Other words and expressions in the License, insofar as they are not defined in Clause 1.1, will have the meaning they have in the Law, in the Ordinance, in the regulations enacted thereunder, in the Interpretation Law, 5741 – 1981, or as set forth in the relevant places in the License, unless another meaning is implied by the written language or its context.

2.	Clause headings

The headings of the clauses in this License are provided solely for the convenience of the reader, and should not be used for interpretation or explanation of the content of any of the conditions of the License.

3.	Blue pencil principle

A cancellation or determination regarding the non-validity of a condition of this License or part of a condition will apply only with regard to that condition or part, as applicable, and will not serve, per se, to derogate from the binding validity of the License or any other condition therein.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

PART B – LEGAL PROVISIONS AND ADMINISTRATIVE PROVISIONS

4.	Upholding laws and provisions

4.1
In everything pertaining to the setup, existence, operation, and maintenance of the Cellular System and the provision of Cellular Services thereby, the Licensee will act in accordance with the provisions of any law and, without derogating from the aforesaid generality, will ensure compliance with the following:

(1)	the provisions of the Telecommunication Law and the regulations promulgated thereunder;

(2)	the provisions of the Wireless Telegraph Ordinance and the regulations promulgated thereunder;

(3)	administrative provisions;

(4)	international Telecommunications and radio treaties to which Israel is a party;

(5)	any other law or treaty that will apply to Telecommunications and radio, even if they go into effect after the License is granted.

4.2
The Licensee will act pursuant to laws and provisions as stated in Clause 4.1 as these will be in force from time to time during the license period, including the remedies for the breach thereof, and they will be deemed an integral part of the License conditions.

5.	Permit obligation pursuant to any other law

5.1	The granting of this License will not exempt the Licensee from the obligation to obtain, with regard to execution of the License, any license, permit, approval, or consent pursuant to any other law.

6.	Contradiction in the License provisions

In the event of an apparent contradiction in the License provisions, the Minister will determine the interpretation of the provisions or how to settle the contradiction between them and after the Licensee has been given a fair opportunity to voice its claims A2.

A2 Amendment No. 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

CHAPTER B: THE LICENSE – SCOPE, VALIDITY AND CANCELLATION

PART A – SCOPE AND PERIOD OF THE LICENSE

7.	Scope of the License

7.1
Pursuant to this License and subject to all the provisions and conditions hereof, the Licensee is entitled to set up, implement, maintain and operate a Cellular System and, through it, to provide cellular Services to the Israeli public; without derogating from the aforementioned generality, the Licensee is entitled to do the following:

(1)
to set up, implement, maintain and operate cellular radio centers and to connect them to cellular switchboards, and to connect between cellular switchboards, by means of cable and wireless transmission channels;

(2)	To connect the mobile phone system to another public communication network in Israel;
(3)	To engage with the subscribers for the purpose of provision of mobile phone services;
(4)	To supply mobile phone terminal equipment to subscribers;
(5)	To provide its subscribers with mobile phone services as specified in the first addendum to the license;
(6)	To provide its subscribers with services for which it has received approval in accordance with Section 67C of the license. A66

7.2	The Licensee will not be entitled to provide any cellular service or other Telecommunications Service that is not explicitly permitted within the context of this License.

8.	Absence of exclusivity A16

8.1	The Licensee will not have any exclusivity in the provision of its services.

8.2	The Minister is entitled, at any time, to grant a license to additional operators for the provision of cellular Services..

8.3
Should the Minister publish a tender for the provision of cellular services, the Licensee will be entitled to submit its bid in the tender, however, the Minister will be entitled to determine as part of the conditions of such a tender that if the Licensee wins the tender, the receipt of a license will be contingent on the fact that the Licensee transfer its cellular System to another as instructed by the Minister and under conditions determined thereby, and it will cease to provide cellular Services by means thereof.

A66 Amendment No. 66
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

9.	The License period

9.1	This License is valid for a period of 10 years, commencing on the date of the granting of the License (hereinafter – the License Period).

9.2	The License Period may be extended by additional six years in accordance with that stated in Clause 10 (hereinafter – the Additional Period).

9.3	This License may be renewed for one or more Additional Periods of six years, in accordance with that stated in Clause 11.

9.4
During the License Period and the Additional Period or on renewal of the License, the License will be subject to the authority of the Minister pursuant to Clauses 13 to 15 with regard to change, restriction, suspension or cancellation of the License.

9.5A15
Notwithstanding the aforesaid A16, in the context of expansion of the License, as a result of the Licensee winning Tender No. 1/01, this License will be valid for a period of twenty (20) years, commencing on 19 Shevat 5762 (February 1, 2002).

10.	Extension of the License Period

10.1	The Minister is entitled, at the request of the Licensee, to extend the License Period for additional six years, if, after he has examined the following:

(A)	The Licensee has complied with the provisions of the Law, the Ordinance, the regulations thereunder and the provisions of the License;
(B)
The Licensee has continually acted to improve the scope, availability and quality of the cellular Services and to update the technology of the cellular System and its activities did not include an act or omission that would impair or restrict competition in the cellular sector;

(C)
The Licensee is capable of continuing to provide cellular Services at a high level and that it is able to make the investments required for the technological updating of the cellular System and for improving the scope, availability and quality of the cellular Services.

10.2	The Licensee must submit its request for an extension of the License Period during the forty-five days prior to the period of eighteen months preceding the end of the License Period.

10.3	The Licensee must attach the following to its request:
(A)	A report summarizing the annual statements that the Licensee has submitted pursuant to this License between the date of commencement of the License and the date of submission of its request;
(B)	Comparison of the data in the report for each year with the data for the preceding year and explanations of unusual changes in the data;
(C)
Review of the means, actions and investments taken or made by the Licensee to improve the quality, scope and availability of the Cellular Services and to develop and update the Cellular System technology.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

10.4	The summary report pursuant to Clause 10.3 must contain up-to-date and precise details and be prepared in the form of an affidavit.

A15 Amendment No. 15
A16 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

10.5
For the purpose of examining the Licensee’s request to extend the License Period, the Minister is entitled to require the Licensee to furnish, during the period and in the manner that he will determine, any information or document and, without derogating from the generality of that stated, the Minister is entitled -

(A)
To require the Licensee to attach any document to the summary report for the purpose of verifying the details therein, to complete the report or to furnish any additional detail that is not included therein;

(B)	To summon the Licensee to appear before him to respond to questions or to present documents that are in its possession or under its control, relating to the data in the report;
(C)	To require the Licensee to submit to him an Engineering Plan outlining its plans for the technological update of the Cellular System during the Additional Period;

10.6
The Licensee must fulfil every requirement or summons as stated in Clause 10.5; if the Licensee is required to appear before the Minister, the chairman of the board of directors of the company holding the License or the CEO of the company or anyone authorized to do so in writing, will appear;

10.7	If the Licensee fails at least twice to respond to the request or summons as stated in Clause 10.5, the Minister is entitled to reject its request to extend the validity of the License.

10.8	The Minister will inform the Licensee of his decision regarding the request for extending the validity of the License no later than a year before the end of the License Period.

10.9	The Additional Period will be subject to the terms of this License, including any change therein.

10.10
The provisions of Clause 100 regarding confidentiality will apply, mutatis mutandis, to data furnished by the Licensee to the Minister or anyone acting on his behalf, pursuant to the provisions of Clause 10.

11.	Renewal of the License

11.1
At the end of the License Period or the Additional Period, the Minister is entitled, at the request of the Licensee, to renew the License for one or more Additional Periods of six years, as will be determined.

11.2	The Licensee will submit its request for the renewal of the License during the forty-five days prior to the eighteen months preceding of the end of the License Period or the Additional Period.

11.3
The Minister will inform the Licensee in writing, within 30 days of the date of receiving its request for renewal of the License, whether he intends to take the measures and institute the proceedings required to renew the License, or a tender will be conducted for the services under this License.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

12.	Termination of the License Period

12.1
If the License Period pursuant to Clause 9.5A16 or the Additional Period pursuant to Clause 10.1 or the License Period after its renewal pursuant to Clause 11.1 ends and the License is not extended or not renewed, the Minister is entitled to instruct the Licensee to continue to operate the  Cellular System for a period to be determined (hereinafter - the Period for Terminating the Service) until a license is duly granted to another for the provision of services pursuant to this License (hereinafter – Alternate Licensee), and the procedures for transferring the system thereunder are completed, or until a license is duly granted to another for alternate services. In any case, the Period for Terminating the Service will not exceed two years from the date on which the License expires.

12.2
During the Period for Terminating the Service and no later than ten months from the date on which a license is granted to an Alternate Licensee, the Licensee and the Alternate Licensee will negotiate for the purpose of purchasing the Cellular system at its economic value and assigning the rights and obligations of Subscribers to the Alternate Licensee; if said Licensees do not reach an agreement within said ten months, the price will be determined by an arbitrator, whose decision will be final, to be appointed by the Chairman of the Institute of Certified Public Accountants.

A2 Amendment No. 16

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

PART B – CHANGE IN CONDITIONS AND CANCELLATION OF THE LICENSE

13.	Change in the License conditions

13.1	The Minister is entitled to change, add to or subtract from the License conditions if he is convinced that one of the following exists:

(A)	A change has occurred in the extent of the License applicant’s suitability to perform the actions and services that are the subject of the License;
(B)	Subject to that stated in Clause 8, a change is required in the License to ensure competition in the telecommunications area;
(C)	A change is required in the License to ensure the level of services provided thereunder;
(D)	Changes that have occurred in telecommunications technology require a change in the license;

13.2
The Minister is entitled to change, increase or reduce the rates for services, if he is convinced that a change has occurred in one or more of the components of the costs, which represent a basis for calculating the rates.

13.3	The Minister will act pursuant to his authority as stated in Clauses 13.1 and 13.2 after the Licensee has been given a reasonable opportunity to voice its claims.

14.	Cancellation of the License

14.1	The Minister is entitled to cancel the License before the end of its period, if one or more of the causes set forth in Section 6 to the Law exist, or in one of the following cases:

(A)	The Licensee did not disclose to the tenders committee information that must be disclosed or it furnished inaccurate information;
(B)A2
If the Licensee refuses to furnish the Minister or anyone acting on his behalf with information in its possession that must be disclosed and which it was obligated to disclose by virtue of the provisions of this license or pursuant to law, or the Licensee furnished the Minister or someone acting on his behalf with false information;

(C)	The Licensee did not comply with the provision of the Law, the Ordinance or the regulations thereunder;
(D)	The Licensee committed a material breach of the License conditions and, without derogating from the generality of that stated, including the following:
(1)	The Licensee is demanding for its services payments that are higher than the maximum rates prescribed in this License or pursuant thereto, or pursuant to any law;
(2)	The Licensee is not complying with the coverage or quality requirements prescribed in this license;
(3)	The Licensee did not comply with the provisions of this license with regard to the operation of digital technology in the cellular System;
(E)	The Licensee did not commence provision of the services pursuant to that set forth in the License or unlawfully discontinued, restricted or delayed one of the services;

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

A2 Amendment No. 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(F)	One or more of the qualities that rendered the Licensee suitable to participate in the tender for cellular services, or to be a Licensee, has ceased to exist, including:
(1)	The Licensee has ceased to be a company registered in Israel;
(2)
Residents and citizens of Israel no longer hold, directly or indirectly, at least 20% of all of the Means of Control in the Franchisee; in this clause – "Citizen of Israel" – as defined in the Citizenship Law, 5712 – 1952; "Resident" – as defined in the Population Registry Law, 5735 – 1965;

(3)	A majority of the directors in the Licensee company are not citizens and residents of Israel;
(4)	The manager or a director of the Licensee company was convicted of an infamous crime and continues to serve in his position;
(5)
The joint equity, including surpluses, of all of the shareholders in the Licensee company, together with the equity of the Licensee, has declined to under US $200 million; in this matter, a shareholder holding less than 10% of the right to the company's earnings will not be taken into account.

(6)
Before 5 years have elapsed from the date of granting the License, the share of the cellular operator has fallen to less than 25% of the voting rights in the general meeting or of the right to appoint a director or CEO in the Licensee company;

(7)
Subject to that stated in paragraph (8), the Licensee, or an officer in the Licensee company or anyone who holds more than 5% of the Means of Control in the Licensee company, holds, directly or indirectly, more than one per cent (5%) of the Means of Control in BezeqA2, Another cellular Operator, or one of them acts as an Officer in a competing corporation.

(8)	If one of the following occurs in an Interested Party in the Licensee company, which is a mutual fund, insurance company, investment company or pension fund;
-	it holds, directly or indirectly, more than 5% of any Means of Control in a competing corporation, without receiving a permit therefor from the Minister;

-
it holds, directly or indirectly, more than 5% of any Means of Control in a competing company pursuant to a permit from the Minister and, additionally, it is a controlling shareholder and exercises actual Control in a competing corporation or it has a representative or appointee on its behalf among the Officers in the competing corporation, unless it is required to do so under law;

-	it holds, directly or indirectly, more than 10% of any Means of Control in a competing corporation, even though it has received permission to hold up to 10% of said Means of Control;
(G)	Void A2

(H)	If an act or omission in the Licensee’s operations impaired or restricted competition in the cellular sector;

A16 Amendment No. 16
A2 Amendment No. 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(I)	A receiver or temporary liquidator was appointed to the Licensee company and an order was given for its liquidation or it decided on voluntary liquidation;
(J)	Void A2)
(K)	The Licensee requested cancellation of the License;

14.1.1A2
For the purposes of sub-clause 14.1(E A2), the restriction of service for technological reasons, effected after the Director was provided with prior written notification of the reasons and approved by the Director,  will not be considered deemed an improper unlawful cessation, restriction or delay of service.

14.2
If the Minister is convinced that, in the circumstances, the cause of invalidity does not necessitate cancellation of the License, the Minister will grant the Licensee a fair opportunity to rectify the act or omission constituting a cause for cancellation.

14.3
The Minister will notify the Licensee in advance of his intention to cancel the license, will state in the notice the cause in question, and will allow the Licensee to voice its claims relating to the cause for cancellation, either in writing or orally, according to the circumstances, within the period set forth in the notice.

14.4
The Minister is entitled to summon the Licensee to appear before him and may demand that it respond to questions, present documents or furnish him with whatever information and documents are required for the purposes of clarifying the cause for cancellation.

14.5	If the Licensee is required or summoned as stated, it must respond to the requirement or summons on the date set forth therein.

14.6
If the Licensee fails to respond, at least twice, to the Minister's demand or summons within the period stipulated by the Minister in his demand or summons, the Minister is entitled to cancel the License in a notice that will be sent to the Licensee (hereinafter - Cancellation Notice).

14.7
In the Cancellation Notice, the Minister will determine the date on which the cancellation of the License will take effect and he is entitled to instruct the Licensee to continue the provision of services pursuant to this License until a license is granted to another or until the appointment of a trustee or until a receiver is duly appointed for the purpose of managing and operating the cellular System – as applicable.

14.8
The Licensee will continue to provide services until the end of the period stipulated by the Minister in his notice and will comply with the provisions of this License and any instruction given by the Minister in this matter.

15.	Other remedies

In addition to his authority to cancel the License as stated in Clause 14, the Minister is entitled, if the causes outlined in Clause 14.1 occur, to restrict or suspend the License or to change its conditions or to foreclose on the guarantee given by the Licensee to secure fulfilment of the conditions of the License, in whole or in part; the procedures set forth for cancellation of the License will

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
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apply, mutatis mutandis, to the restriction or suspension of the License or forfeiture of the guarantee.

A2 Amendment No. 2
A2 Amendment No. 2
A2 Section 3 in the original version of Amendment No. 2 contained a typographical error, in which 14.1(D) was written instead of 14.1(E).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
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CHAPTER C: OWNERSHIP, ASSETS AND MEANS OF CONTROL

PART A – RESTRICTIONS ON TRANSFER OF THE LICENSE AND ITS ASSETS

16.	Void. A66

17.	Ownership of the Cellular System

17.1	The Licensee will be the owner of the Cellular System.

17.2
Notwithstanding that stated in Clause 17.1, the Director is entitled to permit the Licensee to utilize the cable or wireless transmission arteries of another for the purpose of connecting cellular radio centers, connecting a cellular radio center to a Cellular Coordinator of the Licensee or of another Licensee, connecting Cellular Coordinators of the Licensee, connecting a Cellular Coordinator of the licensee to a Cellular Coordinator of Another Cellular Operator A16, or connecting a Cellular Coordinator to a Public Telecommunications Network or to an International Telecommunications Network.

18.	Restrictions on transfer of the License assets

18.1
The Licensee may not sell, lease or pledge any of the assets used in performance of the License (hereinafter – the License Assets) with the Minister's prior consent and in accordance with the conditions determined by him.

18.2
Without derogating from the generality of that stated in Clauses 18.1, the Minister will give his consent for the granting of rights in the License Assets to a third party, if he is convinced to his satisfaction that the Licensee has promised that, in any event, the exercise of the rights by a third party will not cause any impairment in the provision of the services pursuant to this License, as long as the Licensee is obligated to provide these services pursuant to the provisions of this License.

18.3 A2
Notwithstanding that stated in Clause 18.1, the Licensee is entitled to encumber one of the License Assets in favour of a bank duly operating in Israel, for the purpose of receiving bank credit, provided that it has furnished notice of the encumbrance that it intends to create, whereby the encumbrance agreement includes a clause ensuring that that, in any event, the exercise of the rights by the banking corporation will not cause any impairment in the provision of the services pursuant to this license. For the purposes of this clause – "Banking Corporation" is as defined in the Banking Law (Licensing), 5741 – 1981, except for a "Foreign Corporation," as defined in the same law.

18.4 A2	The provisions of Clause 18.1 will not apply to the sale of equipment items during an upgrade, including the sale of equipment, as stated, on a "trade-in" basis.

A66 Amendment No. 66
A16 Amendment No. 16
A2 Amendment No. 2
A2 Amendment No. 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

19.	Engagement with another

19.1
If the Licensee wishes to provide one of the services pursuant to this license, in whole or in part, through another on its behalf, it must apply to the Director for his approval therefor; the Licensee must attach the ContractA43) to its application. The provisions of this clause will not apply for the purposes of the engagement between the Licensee and a marketer of Cellular End-Equipment or anyone acting on behalf of the Licensee for the purpose of marketing its services. A2

19.2
The Director is entitled to approve or reject the application, or to condition his approval on terms that must be fulfilled, including amendment of the agreement; the Director will consider, inter alia, to what extent the terms of the engagement with the other guarantee compliance with the conditions of this License and the obligations of the Licensee hereunder. The Director will not approve an engagement with another that contradicts the obligations of the Licensee pursuant to this License.

19.3
Nothing in the engagement with another will derogate from the obligations and of the Licensee and its responsibility for performing any of the services pursuant to this License, in whole or in part, pursuant to the provisions of this License, nor will it serve to derogate from the powers of the Minister, the Director or anyone acting on their behalf.

A2 Amendment No. 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part B: Means of Control – Changes and Limitations

20.	Particulars of Licensee

20.1A43)
Details regarding the Licensee's legal entity, incorporation, holders of the controlling interest, holders of a material influence, interested parties and officers, are attached as Addendum A to the license. The Licensee must submit to the Director, every year at the beginning of January, an updated Addendum A.

20.2
The Licensee will report to the Director in writing regarding any change in the information contained in Addendum A, including any transfer and acquisition of control or of 5% of the means of control in the Licensee company or change in the appointment of a director or general manager, within 14 days of the date of change.

21.	Transfer of Means of Control

21.1	There will be no transfer, directly or indirectly, of ten percent or more of any means of control in the Licensee, whether all at once or in parts, unless this received the Minister's prior consent.

21.2
There will be no kind of transfer of any means of control in the Licensee, or a part of said means of control, so that as a result of the transfer, control in the Licensee is transferred from one person to another, unless this was given the Minister's prior consent.

21.3
There will be no acquisition of control, directly or indirectly, in the Licensee, and there will be no acquisition, directly or indirectly, by a person himself or together with his relative or with another person, who operate with him regularly of 10% or more of any means of control in the Licensee, whether all at once or in parts, without the prior consent of the Minister.

21.4
Subject to the foregoing in this section, there will be no transfer, directly or indirectly, of means of control, so that the share of a cellular system operator in the Licensee drops below 25% of the voting rights in the general meeting and of the right to appoint a director or general manager, except after 5 years have elapsed since the date of the granting of the license. If 5 years have elapsed since the date of the granting of the license, the cellular system operator's share can go below 25% to the point of selling all the means of control in its possession to another, all subject to the Minister's approval for the very reduction of the cellular system operator's share in the means of control in the Licensee and also regarding the purchaser.

21.5
Notwithstanding that stated in sections 21.1 and 21.3, if traded means of control in the Licensee, not entailing the transfer of control in the Licensee, have been transferred or acquired at a rate requiring approval under sections 21.1 or 21.3, without the Minister’s approval having been requested, the Licensee shall report this to the Minister, in writing, and shall submit to the Minister an application for approval of the transfer or the acquisition, all within 21 days from when the Licensee learned of this fact, provided the Minister gave his prior written approval to the holding per se of the issue or the sale of the securities to the public. In this regard, “traded means of control” – means of control, including deposit certificates, Global or American Depository Shares (GDRs or ADRs), or similar certificates, in respect of securities listed on the stock exchange in Israel and/or

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

abroad, in a non-hostile country, or means of control offered to the public pursuant to a prospectus and held by the public, in Israel and/or abroad, in a non-hostile country.

21.6
Entry into an underwriting agreement in connection with an issue or sale of securities to the public, and listing on a stock exchange in Israel or abroad, in a non-hostile country, or the deposit of securities, including deposit certificates, Global or American Depository Shares (GDRs or ADRs), or similar certificates, in respect of securities, or the registration thereof with a nominee company and/or agent, shall not in themselves be deemed as the transfer of means of control in the Licensee.

21.7	(A)
Irregular holdings shall be registered in the members register (shareholders register) at the Licensee, noting the fact of their irregularity, immediately when the Licensee learns of this fact, and a notice concerning the registration shall be delivered by the Licensee to the owner of the irregular holdings and to the Minister. In this regard, “irregular holdings” – the holding of traded means of control without the Minister’s agreement as required under section 21 or in contravention of the provisions of section 23, and the entire holdings of a holder of traded means of control who acted contrary to the provisions of section 24; the aforesaid for as long as the Minister’s agreement is required and was not given under section 21 of the license or circumstances exist involving the contravention of the provisions of sections 23 or 24 of the license.

(B)
Irregular holdings registered as stated in section 21.7(A), shall not confer any rights on the holder, and shall be “dormant shares” as defined in section 308 of the Companies Law, 1999, except for purposes of receiving a dividend or other distribution to the shareholders (including the right to participate in an issue of rights which are calculated on the basis of holdings in means of control in the Licensee, except that holdings added as stated shall also be deemed as irregular holdings), therefore no act or contention of exercise of a right by virtue of irregular holdings shall be valid, except for purposes of receiving a dividend or other distribution as stated.

(C)
Irregular holdings shall not confer voting rights in the general meeting. A shareholder participating in a vote in the shareholders meeting shall notify the Licensee prior to the vote, or where the vote is by means of a voting instrument – on the voting instrument, whether or not its holdings in the Licensee or its vote require approval under sections 21 or 23 of the License. If the shareholders did not give a notice as stated, it shall not vote and its vote shall not be counted.

(D)
A director may not be appointed to the Licensee, elected or dismissed by virtue of irregular holdings. If a director was appointed, elected or dismissed as stated, such appointment, election or dismissal, as the case may be, shall not be valid.

(E)	The provisions of sections 21.7 and 21.9 shall be included in the articles of the Licensee, mutatis mutandis.

21.8
For as long as the Licensee’s articles prescribe as stated in section 21.7 and the Licensee acts in accordance with that stated in sections 21.5 and 21.7, for as long as the holdings of founding shareholders or their substitutes are not reduced to less than 50% of each of the means of control in the Licensee, and for as long as the Licensee’s articles prescribe that a majority of the voting power in the shareholders general meeting may appoint all the

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

directors in the Licensee, excluding outside directors in accordance with any relevant statutory requirement or stock exchange directive, irregular holdings shall not in themselves be cause for the cancellation of the license.

For purposes of this section, “founding shareholders or their substitutes” – Discount Investment Corporation Ltd., DEC Communications and Technology Ltd. and PEC Israel Economic Corporation, or any other body to which any of those enumerated above transferred, with the Minister’s approval, means of control, provided the Minister confirmed in writing that the transferee body shall be deemed in this regard as the substitute of the founding shareholder beginning from the date to be determined by the Minister, and including anyone who is an “Israeli entity” as defined in clause 22.2A, who acquired a means of control from the Licensee and received the Minister’s approval for being deemed a founding shareholder of its substitute starting from the date that was determined by the Minister. The grant of approval under this section shall not exempt the Licensee from the duty of receiving the Minister’s approval for every transfer of means of control in the Licensee that requires approval under any other section of the license.

21.9	The provisions of sections 21.5 and 21.8 shall not apply to founding shareholders or their substitutes.

22.	Encumbrance of Means of Control

A shareholder of the Licensee company or a shareholder of an interested party therein may not encumber his shares in such manner so that exercise of the encumbrance results in a change in ownership of 10% or more of any means of control in the Licensee, unless the encumbrance agreement contains a limitation by which the encumbrance may not be exercised without the prior consent of the Minister.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

22A.	Israeli Nationality and Holdings of Founding Shareholders or Their Substitutes

22A.1
The total holdings of “founding shareholders or their substitutes” as defined in section 21.8 (including anyone being an “Israeli entity” as defined in section 22.2A below, who acquired means of control from the Licensee and received the Minister’s approval for being deemed a founding shareholder or a substitute thereof as from the date determined by the Minister), who are mutually bound by an agreement for the fulfillment of the provisions of section 22A of the license (in this section, all of the above will be deemed: “founding shareholders or their substitutes”), cumulatively, may not be less than 26% of each of the means of control in the Licensee.

22A.2
The cumulative holdings of “Israeli entities,” one or more, included among founding shareholders or their substitutes, out of the total holdings of founding shareholders or their substitutes as stated in section 22A.1 above, may not be at any time less than 20% of the total issued capital and of the means of control in the Licensee. For this purpose, the Licensee’s issued share capital will be calculated less the number of “dormant shares” held by the Licensee.

In this section –

“Israeli entity” – With respect to an individual – anyone who is a citizen and resident of Israel; with respect to a corporation – the corporation was incorporated in Israel, and an individual who is a citizen and resident of Israel controls it, directly or indirectly, provided indirect control is solely through a corporation incorporated in Israel, one or more. However, for purposes of indirect holding, the Prime Minister and the Minister of Communications may approve holding through a corporation that was not incorporated in Israel, provided such corporation does not hold shares in the Licensee directly, where they are satisfied that this will not be detrimental to the purposes of this section. In this regard, “Israeli citizen” – as defined in the Citizenship Law 1952; “resident” – as defined in the Population Registry Law 1965; “dormant share” – as defined in section 308 of the Companies Law 1999.

22A.3
At least twenty percent (20%) of the Licensee’s directors will be appointed by Israeli entities as stated in clause 22A.2. Notwithstanding the above, in this regard, if the Licensee’s board of directors numbers up to 14 members – at least two directors will be appointed by Israeli entities as stated in clause 22A.2 above, if the Licensee’s board of directors numbers from 15 to 24 directors – at least three directors will be appointed by Israeli entities as stated in clause 22A.2 above, and so forth.

22A.4
The Licensee’s board of directors will appoint from among its members having a security classification and security clearance as will be determined by the General Security Service (hereinafter – “classified directors”), a committee called the “Committee for Security Matters.”

At least four directors will serve on the Committee for Security Matters, among them at least one outside director. Matters pertaining to security will be considered, subject to that stated in clause 22A.5 below, solely in the framework of the Committee for Security Matters.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

A resolution that was adopted or an action that was performed by the Committee for Security Matters, will be deemed the same as a resolution adopted or action performed by the Company’s board of directors, and it will be considered by the board of directly only if this is required under section 22A.5 below and subject to that stated in section 22A.5 below. In this clause, “security matters” – as defined in the Telecommunications Order (Designation of an Essential Service Provided by Bezeq Israeli Telecommunications Company Ltd.) 1997.

22A.5
Security matters which the Licensee’s board of directors or Audit Committee are required to consider according to the cogent provisions in the Companies Law 1999 or according to cogent provisions of any other law applying to the Licensee, will be considered, insofar as necessary, by the board of directors or by the Audit Committee, with the participation of classified directors only. Non-classified directors may not participate in such meetings of the board of directors or the Audit Committee and may not receive information or inspect documents pertaining to the security matters considered in the meeting. The quorum in every such meeting will consist of classified directors only.

The Licensee will specify in its articles that an officer who by virtue of his position and by virtue of the provisions of the law or the articles should have received information or participated in meetings on security matters, and is prevented from doing so by reason of the provision of clause 22A.5, will be exempt from liability for breach of the duty of care towards the Licensee, if the duty of care was breached due to non-participation in a meeting or non-receipt of information.

22A.6	The general meeting may not assume, delegate, transfer or exercise powers that are vested in another organ of the Company, in security matters.

22A.7	(A)
The Minister will appoint an observer at meetings of the Company’s board of directors and committees, having a security classification and security clearance as will be determined by the General Security Service.

(B)	The observer will be a government employee qualifying as a director under Chapter C of the Government Companies Law 1975.

(C)
In addition, and without derogating from any duty imposed on him by law, the observer will owe the Licensee a duty of confidentiality, except as required for the fulfillment of his function as an observer. The observer may not serve as an observer or in any other position on behalf of any other entity engaging in the provision of communication services and competing directly with the Licensee, and he will avoid any conflict of interest between his function as an observer and the Licensee, except a conflict of interest stemming from his being a government employee filling the function of an observer at the Licensee. The observer will commit towards the Licensee not to serve as an observer or officer and not to hold any position or be employed, directly or indirectly, at any entity competing directly with the Licensee or being in a conflict of interest with it, except for a conflict of interest stemming, as stated, from his being a government employee filling the function of an observer at the Licensee, throughout his tenure as observer at the Licensee and during eighteen (18) after the end of such tenure.

In any case of differences of opinion as to the observer being in a conflict of interest, the Attorney General or someone on his behalf will decide in the matter.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(D)
An invitation to meetings of the board of directors and its committees, including the Committee for Security Matters, will be delivered to the observer as well, who may participate as an observer at any meeting as stated.

(E)
The observer’s right to receive information from the Licensee will be the same as a director’s right. If the Licensee is of the opinion that certain information in the nature of sensitive business information is not required by the observer for the fulfillment of his function, the Licensee may withhold delivery of such information to the observer, notifying him in this regard. If the observer is of the opinion that he should receive that information, the matter will be referred to the decision of the head of the General Security Services.

(F)
If the observer saw that the Licensee adopted or is about to adopt a resolution on security matters contrary to any provision of the license, contract to section 13 of the Law or contrary to section 11 of the General Security Services Law 2002, it will notify the Licensee without any delay, in writing, such notice to be delivered to the chairman of the board of directors and to the chairman of the Committee for Security Matters, and to set a proper time in the circumstances of the case for remedying the breach or modifying the resolution, should this be possible.

Part C: Cross-Ownership and Conflict of Interest

23.	Prohibition on Cross-Ownership

23.1
The Licensee, an officer therein or whoever holds more than 5% of any means of control in the Licensee, will not hold, directly or indirectly, more than one percent (5%) of the means of control in Bezeq, A16) another cellular system operator. Regarding this matter, "holding" – includes the holding as an agent.

23.2
Notwithstanding that stated in Section 23.1, an interested party in the Licensee that is a mutual fund, insurance company, investment company or a pension fund, may hold up to 5% of the means of control in Bezeq, another cellular system operator A16), provided all the following are fulfilled:

(A)	It is not a controlling shareholder and does not exert, directly or indirectly, any control in Bezeq or A16) another cellular system operator;

(B)	It has no representative or person in charge on its behalf among Bezeq's or the other cellular system operator's officers, unless required to do so by law.

23.3
Pursuant to a written request, the Minister may allow an interested party in the Licensee, as stated in Section 23.2, to hold up to 10% of the means of control in Bezeq, A16) another cellular system operator, when the terms stated in Section 23.2(A) and (B) are fulfilled, if he saw, to his satisfaction, that such a holding will not harm competition.

24.	Prohibition on a Conflict of Interest
The Licensee, an officer therein or an interested party in the Licensee company will not be a party to any agreement, arrangement or understanding with Bezeq, A16) another

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

cellular system operator, meant or liable to reduce competition or harm it in all pertaining to cellular system services, cellphone network end-equipment and other services provided via the cellular system.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Chapter D: Setup and Operation of Cellular system

Part A: Setting Up the System

25.	Definition

In this part –
"Milestones" – Stages in the setup of the cellular system, according to the timetable detailed in the engineering plan – Addendum B to the license.

26.	Setup according to Plans and Specifications

26.1
In all pertaining to the setup and operation of the cellular system (in this section – network), including the technical quality of its various components, as well as the network's structure and manner of setup, the Licensee will comply with the terms and provisions in the engineering plan.

26.2
The Licensee will follow all the specifications of the Ministry of Communications and the network-related standards prescribed by standardization organizations in Israel and around the world, as well as other international organizations, in the telecommunications and wireless field as well as in any other field pertaining to the setup and operation of the network.

26.3
The Licensee may discontinue the operation of a cellular system that has become technologically obsolete, after received the Director's approval in that regard and subject to conditions to be set in the LicenseA63.

27.	Execution Stages and Timetable

27.1
The setup rate of the cellular system, the setup milestones, the commencement date for providing the service in the various regions in Israel, will be in accordance with the timetable set in the engineering plan – Addendum B to the license.

27.2
The Licensee may not deviate from the timetable unless authorized to do so by the Director, provided the Licensee applies in writing to the Director to receive his permission immediately after realizing that difficulties have arisen that prevent it from meeting the original timetable.

27.2.1
A delay in signing agreements with a third party or obtaining approval from the planning and construction authorities will be deemed a reasonable reason for obtaining the Director's permission for deviating from the timetable, only if the Director realizes to his satisfaction that the Licensee has done its reasonable utmost in the circumstances of the matter, to come to an agreement with a third party or to receive approval from the planning and construction authorities.

27.3
The Director may approve the Licensee's request to deviate from the timetable, in whole or in part, and to stipulate conditions for its approval. The Director may also approve deviation regarding a specific milestone, provided the Licensee undertakes to catch up with the planned setup rate in the succeeding milestones.

A63 Amendment No. 63

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

28.	Modification of Plans during Setup

28.1
The Licensee may not deviate from the engineering plan unless it has been authorized to do so by the Director under the provisions of this section. However, the placement of a Cellular Radio  Center in a different site from that set in the engineering plan will not be deemed a deviation, if done within the search region. As regards this section, a "search region" denotes a territory defined in the engineering plan in which a Cellular Radio center is planned to be set up, at a specific site within the territory, and regarding which it has been stated in the engineering plan that it might be necessary to place the center in another site found in the territory.

28.2
If in the course of setting up the cellular system, the Licensee realizes that it has become necessary to deviate or depart from the engineering plan, the Licensee must apply in writing to the Director to obtain his approval for the plan. In its application, the Licensee must describe the essence and nature of the requested modification and the reasons therefor. The Licensee must attach the amended plan it proposes, to the application.

28.3
The Director may reject or approve the request, in whole or in part, and may also stipulate conditions for its approval, insofar as these are needed for the rigorous assurance of the network's quality and performance level. The Director will make a decision in the matter of the request and notify the Licensee of his decision, all within a reasonable amount of time.

29.	Utilization and Construction of Infrastructures

29.1
For the purpose of setting up and operating the cellular network, the Licensee may, subject to any law, set up, maintain and operate cable or wireless transmission arteries, provided such transmission arteries will be used solely for the following:

(A)	Connection between the Cellular Radio Centers forming part of the Licensee's cellular system;

(B)	Connection between the Licensee's Cellular Radio Centers and its cellular exchanges;

(C)	Connection between all the cellular exchanges;

(D)	Connection between the Licensee's cellular exchanges and a public telecommunications system, or another cellular operator's cellular networkA16), or other systems operating lawfully.

29.2
For the purpose of the connection described in Section 29.1, the Licensee may use also the cable or wireless transmission arteries of Bezeq or of another licensee or concessionaire lawfully authorized to provide aforesaid infrastructure services.

29.3
To remove any doubt, it is hereby clarified that use of the transmission arteries to be set up by the Licensee is solely for operating the cellular system as stated in Section 29.1, unless the Minister permitted the Licensee in the license to make other use thereof, in accordance with the terms he laid down.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

30.A16)	Obligation of Interconnection

30.1
The Licensee will act to effect interconnection of the network with every other public telecommunications network, operating in the territory subject to the law, jurisdiction and governance of the State of Israel (including settlements, military sites and military installations in Judah, Samaria and Gaza Strip), including with every public landline telecommunications network, international telecommunications network and cellular network of another cellular operator.

30.2	The interconnection between the network and another licensee's public telecommunications network will be effected in such manner as to enable the following:
(A)	Relay of telecommunication messages between end-equipment connected to the network and end-equipment connected to the other public telecommunications network;

(B)	Proper, regular provision of services by the Licensee to the other licensee's subscribers, and the provision of services by the other licensee to the Licensee's subscribers.

30.3	Interconnection may be effected either directly or indirectly, via a public telecommunications network of another general license holder, provided it enables that stated in Section 30.2.

30.4
As regards the interconnection between the network and public landline telecommunications network, the Licensee will act to set up interface points between the two networks, for each type of service (infrastructure, data transmission and communication, telephony), with at least three transition switches, unless the Director has decided otherwise at the written request of the Licensee. Setup of the interface points will be done under an agreement between the Licensee and the domestic operator licensee. Such an agreement will include, inter alia, the technical, operational and business details of the connection, the number of connections and their location.

30.5	As regards the interconnection between the network and an international telecommunications network, the Licensee will act in compliance with the provisions of Addendum J to the license.

30A.A16)	Rules Concerning the Implementation of Interconnection

The Licensee will act to implement interconnection in accordance with all the following:

(A)
The Licensee will verify that the network's technical and operational standards comply wit the requirements for linkup with the public telecommunications network of the domestic operators, the other cellphone operators, and the international operators (hereinafter – other operator), that the network's activities will mesh properly with the activities of the other operator's public telecommunications network, and that the interconnection will not adversely affect the proper functioning of these networks and the normal service to their subscribers;

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(B)
The Licensee will provide the interconnection service under equal conditions for every other operator and avoid any discrimination in actuating the interconnection, including with regard to the following:

(1)	Supply of infrastructure facilities and network linkup services;
(2)	Availability of linkup facilities;
(3)	Linkup method, quality and survival;
(4)	Alterations and adaptations in the switching in the facilities, in the protocols and at the network interface points;
(5)	Payments for interconnection;
(6)	Debiting and collection arrangements, and the transfer of information regarding subscribers;
(7)	Commercial terms for effecting interconnection;
(8)	Submission of information regarding the network and alteration therein relating to interconnection;

(C)
The Licensee will place at the disposal of the other operator any essential information the other operator needs for providing its services via the Licensee's facilities. Said information will be given subject to any law concerning the protection of privacy or commercial confidentiality. In the event the parties fail to reach an agreement regarding the nature and scope of the essential information, the Minister will decide in the matter;

(D)
The Licensee will give the other operator information regarding alterations planned in its network, which may affect the interconnection with the other operator's public telecommunications' network, or the interconnection between the public telecommunications networks of the other operators. The Licensee will provide the aforesaid information in such manner as to enable the other operator to prepare reasonably for the implementation of said alterations;

(E)
As regards Subsections (C) and (D), the Licensee may stipulate the provision of information to the other operator on signing a reasonable privacy protection agreement, intended to safeguard the Licensee's rights under any law, including trade secrets, intellectual property rights and the like, pertaining to information regarding modification of the network meant to be given to the other operator;

(F)
The terms in respect of interconnection between the network and the other operator's public telecommunications network will be formalized in an agreement between the Licensee and the other operator. If the parties fail to reach an agreement, the Minister will decide in the matter.

(G)	(1)
The Licensee will allow its subscribers to receive all the services offered to them by another operator, The Licensee may also allow another operator's subscribers to receive services from the Licensee, provided that said receipt of services is possible under any law.

(2)
The Director may order the Licensee to allow the other operator's subscribers to receive services provided by the Licensee, provided that such receipt of services is possible technically and under any law.

(3)
Notwithstanding that stated in Subsection (1), the Director may, at the written request of the Licensee, exempt the Licensee from the obligation of allowing its subscribers the possibility of receiving services from another operator, for technical, economic reasons or for other justified reasons.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(H)	The Licensee will forward to the Director a signed copy of every agreement between it and the other operator concerning interconnection;

(I)
The Licensee will forward to the Director on demand, any information given to the other operator under Subsections (C) and (D), as well as a copy of every confidentiality agreement under Subsection (E);

(J)	The Licensee will act in compliance with additional provisions the Minister will prescribe.

30B.A16)	Payment for Traffic Completion and Interconnection

In the event the Minister did not determine payment for interconnection or payment deriving from interconnection, the Licensee may demand in respect thereof reasonable and non-discriminatory payment.

30C.A16)	Prohibition on Delaying Interconnection

The Minister will give the Licensee a reasonable opportunity to voice his position in all pertaining to the Minister's intention to order it regarding the manner of effecting interconnection and its scope, regarding the actions, services and arrangements incidental to effecting interconnection, and regarding payments in respect of interconnection. Once the Minister has instructed the Licensee on said matters, the Licensee will not delay in any way interconnection with the network, and will fulfill its obligations in accordance with the Minister's provisions, properly and in good faith, on the date set therefor and with full cooperation.

30D.A16)	Providing the Possibility of Utilization

30.1D	The Minister may order the Licensee to provide the possibility of utilizing its telecommunications facility, by virtue of his authority under Section 5 of the Law.

30.2D
The Licensee will enable another licensee, by the Minister's order, to provide value added services via the Licensee's network. The Licensee will ensure reasonable and equal terms for any other licensee, in all pertaining to the provision of value added services by the latter to the Licensee's subscribers.

30.3D	As regards providing the possibility of utilization, the provisions of Sections 30A to 30C will apply, mutatis mutandis.

30E.A16)	Infrastructure Services for an Interested Company

30.1E
The Licensee will not give preference, in providing infrastructure services, to a licensee that is an interested company over another licensee, whether in payment for the service, in service conditions, in service availability or in any other way.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

30.2E	(A)
Pursuant to a written request from the Licensee, the Director may permit the Licensee limitations on the provisions of Section 30.1E, in all pertaining to another licensee or a broadcasting licensee that is an interested company, provided the following conditions are fulfilled:

(1)	The other licensee or the concessionaire is not a material operator:
(2)	The Director is of the opinion that giving such permission does not materially harm competition in the field of telecommunications.

(B)
As regards the limitations stated in Subsection (A), these may allow the Licensee to offer an interested company the use of its telecommunications facilities under preferred conditions, and these may be limited in time or by another condition.

(C)
When considering a permit under this section, the Director will take into account the existence of a valid agreement, which was signed prior to Amendment No. 16 to this license, between the Licensee and the interested company, concerning, inter alia, the restriction of the permit in time or by other conditions.

30.3E
In this section – "interested company," "subsidiary," and "material operator" – as these terms are defined in the Telecommunications Regulations (Procedures and Conditions for Obtaining a General License for Providing Domestic Landline Telecommunications Services), 2000.

30F.A16)	Numbering Program

30.1F	The Licensee will act in accordance with the numbering program, and in compliance with the Director's provisions regarding the activation and implementation of the numbering program.

30.2F
The Director ordered the activation of number portability, so that every subscriber of another cellular system licensee will be able to switch over to and be a subscriber of the Licensee or receive services from the Licensee without any change in his telephone number, and vice versa – the Licensee will incorporate into its public telecommunications network devices enabling the application of this property, on the date and using the method laid down in the Director's provision.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

31.	Reports on the Setup Works

31.1
The Licensee will submit to the Director, throughout the cellular system setup period, quarterly reports describing the setup works carried out during the period of each report, according to the milestones and timetables in the engineering plan. As regards this section, "the setup period" denotes 15 months from the date the license was granted or until the date of the completion of the network's setup in full deployment, according to the engineering plan, whichever the earlier.

31.2
The reports will include a comparison of the plans' execution versus the plan for each report's period, as well as explanations for any deviation or alteration that occurred in the execution compared with the plan.

31.3	Each report will be submitted in triplicate in a format to be instructed by the Director, and will bear a date and be signed by the Licensee or whoever it empowered especially for this purpose.

31.4	The Director may demand that the Licensee prepare special reports, and also that it draw up anew or supplement a report submitted to him.

32.	Handover of Information and Documents

The Licensee will furnish to the Director, on demand, any information or document regarding the execution of cellular system setup works, at the time, in the format, and in the manner instructed by the Director.

33.	Supervision of Setup Works

33.1
The Director may supervise, by himself or through a designee, the Licensee's actions connected with the execution of the setup works. To this end, the Director may enter at any reasonable time, the Licensee's work sites, cellular system facilities and offices, for the purpose of making measurements, performing inspections and perusing any plan or document pertaining to the execution of the setup works.

33.2
The Licensee will cooperate with the Director in all pertaining to the supervision of the setup works, and without derogating from the generality of the foregoing, will enable him to enter the work site and its facilities, enable the perusal of any document, plan and specification, and provide him with any information he requests.

34.	Correction of Deficiencies and Defects

34.1
The Director may notify the Licensee in writing about deficiencies, defects and deviations he found in the cellular system setup operations, based on reports submitted by the Licensee, documents and information it furnished him, or based on measurements and inspections he made.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

34.2
In the event the Licensee receives a notice as stated in Section 34.1, it will notify the Director, within fourteen days of the date of receiving the notice, regarding its response to that stated therein and the measures it took or plans to take, in order to correct the deficiencies, defects or deviations.

35.	Safety Precautions and Prevention of Hazards

35.1
The Licensee will execute the setup works, taking adequate safety precautions to prevent personal accidents and property damage, will prevent the causation of nuisances and hazards to the public in the work areas, and if required to do excavations at the spot, will do everything to prevent damages to underground systems, including telecommunications networks, and to this end will make sure to obtain every permit required by any law, including an excavation works permit under Section 53B of the Law.

35.2	Upon completion of the setup works, the Licensee will make sure to clean up the work sites and restore them to their previous condition.

36.	Void.A2A2)

37.	Intersections with Electricity and Telecommunications Lines

In a place where there are electricity lines or electricity facilities prior to the installation of the cellular system, the Licensee is subject to the obligations imposed under the Telecommunications and Electricity Regulations (Convergence and Intersection between Telecommunications Lines and Electricity Lines), 1986.

38.	Discovery of Antiquities and Site Preservation

38.1	Antiquities, as defined in the Antiquities Law, 1978, which are discovered at a setup work site, are state assets, and the Licensee will take the appropriate precautions to prevent damage thereto.

38.2
The Licensee will notify the director of the antiquities authority regarding the discovery of an antiquity within 15 days of the date of the antiquity's discovery and will follow the instructions of the authority's director in all pertaining to the manner of handling the antiquity.

38.3	In the course of the setup works, the Licensee will avoid, inasmuch as possible, damaging sites of historical or national value, tourist sites and landscape.

38.4	The Licensee will avoid, insofar as possible, damaging buildings and trees found in the places where setup works are being carried out.

39.	Land-Related Powers

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

39.1	The Minister may, at the Licensee's request, grant it all or some of the powers prescribed in Chapter F of the Law, subject to that stated in Section 39.2.

39.2
The Licensee will specify in its request the sites at which it requires the aforesaid powers, the scope of the required powers and the reasons therefor, including the steps it took to find alternative sites, without having to use the power under Chapter F of the Law.

39.3
In the event the Minister is convinced of the need to grant the Licensee powers under Chapter F of the Law, the Minister will publish his decision in the Reshumot (Official Announcements and Advertisements Gazette).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part B: Equipment Checks and Installation Certifications

40.	Compliance Check

The Director may determine which items of equipment should not be installed in the Cellular System before undergoing a compliance check. "Compliance" as regards this section – as emerges from that stated in Section 41. If the Director has decided as aforesaid, the items will not be installed before undergoing a compliance check.

41.	Responsibility for Compliance

It is the responsibility of the Licensee to see to it that the equipment installed in the Cellular System is, at least, technically compliant with the properties detailed in the manufacturer's specifications relating to the specific item of equipment, and attached to the engineering plan.

42.	Performance Testing Program and Its Approval

42.1
The Licensee will furnish the Director, no later than 30 days before giving notice of the completion of installation under Section 43, with an up-to-date, detailed testing program for carrying out the performance check, relating to that part of the Cellular System it wishes to operate (hereinafter – detailed testing program).

42.2
The Licensee will present the detailed testing program to the Director. The Director may demand within 15 days of the aforesaid presentation that the Licensee make changes in the detailed testing program or complete it, if he deems it necessary for the full and accurate execution of the performance check, and the Licensee will carry out the checks according to the Director's request.

43.	Notice of Setup Completion

Once the Licensee has completed setting up a Switchboard or Cellular Radio Center in some region, so that it is possible to start providing cellular services through it, the Licensee will notify the Director in writing thereof, in the format it was instructed by the Director, along with the results of the detailed check indicating successful installation and operation.

44.	Terms of Fitness and Operation

44.1	Prior to operating the network, the Licensee must meet the requirements and conditions detailed below:

(A)	Entering into an Agreement with an Equipment Manufacturer
The Licensee must have agreements in force for the entire operation period planned, with a Cellular System manufacturer, comprising the following:
(1)	Know-how agreement;
(2)	An agreement guaranteeing the supply of parts for the network's equipment for a period of at least 7 years;
(3)	An agreement guaranteeing the supply of technical literature and full documentation of the network's equipment, including updates.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(B)	Lab and Testing Equipment
The Licensee must operate a lab, or have a valid agreement with a competent lab.  The lab should include professional testing equipment for performing the checks and making the repairs on the Cellular System equipment, including mobile testing equipment.

(C)	Parts
The Licensee must maintain and run a spare parts warehouse for Cellular System equipment according to the recommendations of the equipment manufacturers.

(D)	Maintenance System

The Licensee must maintain, on its own or through another, an efficient maintenance system, consisting of maintenance personnel, service vans and communication means, ensuring the proper, ongoing operation of the network and enabling the handling of any malfunction within the response time required under this license, and also enabling, in any case of a serious problem with the Cellular System causing radio interferences, large-scale disconnection of subscribers or posing a safety risk, repair of the malfunction within 4 hours.

(E)	Communication Means
Means of communication, such as a walkie-talkie, telephone or cellphone, should be installed in the operation exchanges and centers, as well as in the service and maintenance centers.

44.2
The Licensee must present to the Director, seven days before setting the network in operation for the first time, certifications and documents regarding compliance with the requirements and conditions specified in Section 44.1.  In the event the Director fails to respond within five days of the date of delivery of said documents, the Licensee may operate the Cellular System and connect subscribers thereto. If the Director orders the Licensee, based on the documents' findings, to alter or fix the network, the Licensee must make the required alteration or correction and present a certification of execution to the Director, and if the Director fails to respond within 3 days, the Licensee may operate the system.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part C: Use of Frequencies

45.	Allocation of FrequenciesA16)

45.1	The Licensee may operate the Cellular Radio centers of the Cellular System, using the frequency bands allocated for its exclusive use, as detailed below:

(A)A35)	835 to 845 MHz and corresponding range 880 to 890 MHz;

(A1)A35)	1710 to 1712 MHz and corresponding range 1805 to 1807 MHz;

That stated in this subsection in no way derogates from the Director's authority to allocate an alternative frequency band with identical bandwidth for the Licensee's use, instead of the frequency band specified in this subsection.

(B)	Starting from February 1, 2002 to January 1, 2004 the following bands will be allocated:
1710 to 1715.4 MHz and corresponding range 1805 to 1810.4 MHz;
1716.6 to 1721.2 MHz and corresponding range 1811.6 to 1816 MHz;
1962 to 1967 MHz and corresponding range 2152 to 2157 MHz;

(C)	Starting from January 1, 2004 the following bands will be allocated:
1720 to 1730 MHz and corresponding range 1815 to 1825 MHz;
1960 to 1970 MHz and corresponding range 2150 to 2160 MHz;
as well as the frequency range 1905 to 1910 MHz.

(C1) A2A26)	Starting from April 4, 2004 the following frequency bands will be allocated:
1715 to 1720 MHz and corresponding range 1810 to 1815 MHz.

(D)
Notwithstanding the foregoing, in the event the Licensee asks to postpone the usage commencement date for the frequencies specified in subsections (B) and (C), or a part thereof, to a later date, the Director may suspend the allocation of frequencies to a date he decides on.

45.2	The Licensee may select a narrower frequency band than that stated above in the framework of the frequency bands specified in Section 45.1.

45.3
In the event of detection of electromagnetic interferences from other radiants that can harm the proper functioning of the Cellular System, the Director must, at the Licensee's request, take any reasonable action to find an appropriate solution or stop the aforesaid interferences.

46.	Restriction on Use of Frequencies

The Licensee will make use of the frequencies allocated to it as stated in Section 45 only for providing the services under this license.

47.	Prevention of Interferences

47.1	The Licensee will set up the Cellular System and operate it in such manner so that no part of its parts will emit radiation prohibited under the provisions of the Pharmacists'

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Regulations (Radioactive Elements and Their Products), 1980, and do everything required, if required, to obtain a permit in accordance with the aforesaid regulations.

47.2	The Licensee will coordinate the use of the frequencies with the Director, who will base his directives, inter alia, on the program derived from the preparation for a national emergency crisis.

47.3
The Licensee will submit to the Director, or anyone appointed for this purpose on its behalf, a detailed, up-to-date plan for the operation of Cellular Radio Centersand for the expected use of the frequencies at least 60 days before the operation, and will report to the Director regarding the actual execution, within 7 days of the operation date.

47.4
The Licensee will set up and operate the Cellular System in such a manner as to prevent interferences with other Bezeq and wireless systems operating lawfully. Prior to the activation of any Cellular System, the Licensee will perform tests and measurements for the purpose of preventing electromagnetic interferences. If found that electromagnetic interferences can be expected or interferences have been detected during operation, the Licensee will act to find a solution that will prevent these interferences and also prevent their recurrence, and in the absence of a solution it will turn in writing to the Director or to anyone appointed for this purpose on its behalf, in order to find a reasonable solution in this regard. The Director may demand that each of the parties make changes in the operation of the equipment or in the use of the frequencies or that they stop broadcasting over certain frequencies, throughout the country or in a certain region.

47.5
The granting of this license, including the approval of the engineering plan, in no way provides protection against harmonies from other radiants operating lawfully, or other radiants operating outside state territory; however, the Director must make every reasonable effort to find an appropriate solution providing the necessary protection.

48.	Cellphone Activity in Emergencies

48.1
In times of national emergency or for national security reasons, the one empowered to do so by any law may take the steps needed for state security, with a notice to the Licensee A2A2), including control of the network. In such circumstances, the Licensee will operate according to the instructions and notices of those authorized to do so by any law, including the government, the Minister, the Director and head of the unit for the management of a broadcasting spectrum and satellites in an emergency (hereinafter – head of the emergency unit).

48.2
The Licensee will give the head of the emergency unit the names of its representatives authorized to receive instructions and notices anytime, 24 hours a day, in all pertaining to national emergency and security matters. The representative will have a first and second deputy, who will substitute for him during his absence.

48.3	The Licensee will set up and operate the network in a manner that will allow reducing the network's activity, when necessary, during times of emergency:
(A)	In terms of the frequency profile;
(B)	In terms of the geographical profile;

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(C)	Through the disconnection of part of its subscribers, according to predetermined lists, or according to directives deriving from the situation;
(D)	In terms of a profile combining profiles A, B and C.

48.4
The Licensee will organize itself in such manner, so that it will be able to carry out the reductions detailed in Section 48.3 rapidly and efficiently, by remote control or by presence at the sites themselves.

48.5
The head of the emergency unit may establish a detailed procedure formalizing and regulating the Cellular System activity during an emergency, which he will present to the Licensee, and the latter will strictly fulfill the provisions of this procedure.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part D: Inspections and MaintenanceA43)

49.	Definitions

"Periodical inspection" – An inspection of the network or any part thereof performed according to the license's provisions, at fixed time intervals and at least once every half year;

"Special inspection" – An inspection of the network or any part thereof performed due to a maintenance action or repair, following electromagnetic interferences, a malfunction, clarification of a complaint, a technological modification, an alteration in the engineering plan or the like;

"Regular inspection" – An inspection of the network or any part thereof, done on a regular, ongoing basis.

50.	Performance of Inspections

50.1	The Licensee will carry out periodical inspections on the Cellular System and will submit the results of the inspection, at the Director’s request, within 30 days of the day of the request.

50.2
The Licensee will set up and operate a control system for continual monitoring of the performance and functionality of the network, and will perform, on an ongoing basis,    regular inspections of the network or any part thereof, as necessary.

50.3
The Licensee will perform a regular inspection for quality of the service as detailed in Addendum E, including compliance with relevant ITU-T standards, and will submit the results of the inspection, at the Director’s request, within 30 days of the day of the request.

50.4
The Director may instruct the Licensee to perform a special inspection; The Licensee will perform such inspection in the format and at the time specified by the Director and will submit its results to him.

50.5
The Director or anyone so authorized by him will be allowed to carry out inspections himself, where he deems this to be necessary; The Licensee will permit the Director or anyone so authorized by him access to the installations and the equipment, subject to prior coordination, and will place at his disposal testing equipment used by it or professional manpower employed by it.

51.	Inspections, Malfunctions and Maintenance Log

51.1	The Licensee will manage an inspections, malfunctions and maintenance log (hereinafter – maintenance log), in which details of the malfunctions in and inspections of the network are recorded.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

51.2
The Licensee will keep the maintenance log and enable the Director or a representative authorized by him to peruse it at any time, to examine it or copy it in any manner, and will submit it for inspection by the Director at his request.

52.	Repair of Deficiencies and Defects

52.1
The Director may, after giving the Licensee sufficient opportunity in the circumstances of the case to present its case to him, notify the Licensee in writing of deficiencies and defects he found that are affecting the level of the service to Subscribers, the level of survivability and backup of the network or the safety level or interfering with other lawfully operating systems, based on a follow-up of the network’s performance, including by means of Subscribers’ complaints or inspections carried out by him or on the basis of inspection reports, documents and information provided to him by the Licensee.

52.2	The Director may instruct the Licensee regarding the times by which it must correct the deficiencies and defects.

52.3
In the event the Licensee received such a notice, it will notify the Director, within the time set for this purpose in the Director's notice, of the correction of the deficiencies and defects, at the level of detail requested by the Director.

53.	Void.

54.	Void.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Chapter E: Providing Cellular Services to Subscribers

Part A: Entering into an Agreement with Subscribers

55.A43)	The Contract

55.1	The Licensee will prepare a wording for the contract that it intends to offer its subscribers, and will submit it for the Director’s perusal at his request.

55.2
The terms of the contract shall not contradict, explicitly or implicitly, the provisions of any law or the provisions of the license: The aforesaid shall not prevent the stipulation of various provisions in the contract that benefit the subscriber compared to the provisions of the law or the license.

55.3
The contract will be in writing and laid out in a clear manner conducive to reading and comprehension and specifying prominently any term or limitation on the subscriber’s right to cancel the contract or on the Licensee's liability toward the subscriber; Any stipulation in the contract shall be stated explicitly and not by way of reference.

For purposes of this section, “writing” – including an electronic document that can be saved and retrieved by the subscriber.

55.4	The contract will include, inter alia, in a clear manner, the following:

(a)A58	A first, separate, printed page, setting out the following details, in a clear and precise manner, without any handwritten additions or alterations (hereinafter – the Plan Summary Page):

(1)   Licensee's name or logo, details of the Licensee's representative who executed the contract, date of conclusion of the transaction, subscriber's details including name, identity number, address, telephone number to which the contract relates, additional telephone number of the subscriber for sending notices concerning the rate of utilization of a surfing package as stated in section 75D and a cellular end-equipment model, if included in the contract. Notwithstanding that stated at the beginning of section (a), the details mentioned in this subsection, other than the Licensee's name or logo, can be written in handwriting.

(2) The duration of the commitment period, if any, and its expiry date. For purposes of this subsection, "commitment" – as this term is defined in section 56.1A.

(3)   All the rates according to which the Licensee will charge the subscriber for the services the subscriber requested to receive when executing the contract, and the amount of every fixed payment, if such are included in the contract.

The service rates will be presented in a table with two columns – "Name of Service" and "Price of Service."
With respect to a surfing package, as this term is defined in section 75D – the service unit rate outside the package will be presented in the same values as in the package.

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(4)   The inclusive price of the end-equipment and any accessory to the end-equipment purchased at the time of executing the contract (hereinafter – the equipment), and if the subscriber and the Licensee agreed on payment in installments for the equipment – the amount of each installment.

(5) Any benefit, as this term is defined in section 64A.1, noting the value of the benefit and the exact period of time during which it will be granted.

(6) The method of calculation of the amount the subscriber will be required to pay for a breach of the commitment, as this term is defined in section 56A.1.

(7)   With respect to a business subscriber – information on rate increases during the commitment period, if this possibility exists under the terms of the contract, including the date and amount of such increase.

(8) Information on the balance of any payment and/or cancellation of any benefit for end-equipment that was purchased from the Licensee in a previous contract.

(9)   The Licensee's undertaking to pay to a subscriber of another cellular licensee who has become a subscriber of the Licensee, the payment such subscriber will be required to make to the other cellular licensee for the breach of his commitment to that cellular licensee, and the manner of spreading such payment.

In this regard, "commitment" – as this term is defined in section 56A.1.

(10) The subscriber's declaration that he read the page and that it was provided to him at the time of executing the contract. The subscriber's original signature, as well as the details and original signature of the Licensee's representative who executed the contract, must be appended to the declaration, which will appear at the bottom of the Plan Summary Page.

(11) Respecting subsection (a)(1) to (10) – "Subscriber" is any person who entered into an agreement with the Licensee for receipt of cellular mobile radio telephone services for up to twenty five telephone numbers, excluding a Pre-Paid Subscriber.A59

(a1)A58
 (1)  A separate, printed page, on which the subscriber will be required to mark his choice as to the accessibility of any telephone number to which the contract relates, to services as set out in Appendix E2 (hereinafter – the Access to Services Form or the form) and to sign by original signature alongside the mark and at the bottom of the formA59; The form will come after the Plan Summary Page.

(2)  A new Subscriber who did not mark his selection, blocked or open, on the form in the designated spot (hereinafter, the "Selection") and signed against the service appearing on the form as stated in item (1), or did not sign against the service, even if he marked the Selection, or did not mark the Selection and did not sign against the service, shall be blocked from receiving such service.

A59  Amendment No. 59
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A59 Amendment No. 59

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

In this section, "new Subscriber" means a Subscriber who entered into an agreement with the Licensee after September 13, 2011 (14 Ellul, 5771).A59

(3)   A subscriber may request the Licensee at any time, orally or in writing, to change his choice regarding accessibility to services specified in the form (hereinafter in this section – the subscriber's request). A first change will be made free of charge. The Licensee will implement the subscriber's request only after it has identified the subscriber. The request must be kept available by the Licensee for playing or presenting (as the case may be) to the Director within five (5) work days from the day of request's receipt.

The subscriber's request must be implemented within one working dayA59 from the date of the request.

(4)   The Licensee will include in the next telephone bill after the date of the subscriber's request a notice concerning the implementation of the request and the date of implementation. Said telephone bill must be kept available by the Licensee for presenting to the Director within five (5) work days from the day of preparation of the account.

(5)   The Licensee shall attach to the form two (2) immediate telephone statements sent after September 13, 2011 (14 Ellul, 5771) to a Subscriber who is not a new SubscriberA59.

(6)   A Subscriber who is not a new Subscriber who failed to transfer to the Licensee his comments on the form by December 13, 2011 (17 Kislev, 5772) will be blocked from receiving the services set forth in section 3 of the form within seven (7) working days of the aforesaid date; Notwithstanding that stated, where a non-new subscriber has not used the services set out in Section 3 of the form starting November 1, 2011 (4 Heshvan 5772) and has not submitted to the Licensee a response to the form by December 1, 2011 (5 Kislev 5772), the Licensee may block his access to said services as of December 1, 2011 (5 Kislev 5772)A64; A non-new subscriber who has submitted to the Licensee a response to the form, will have his access to services blocked or opened in accordance with his request in the form, within one workday of the request's receiptA62; a Subscriber who transferred to the Licensee his comments on the form and failed to mark his Selection and signed alongside the service appearing on the form as stated in subsection (1) shall be blocked from receiving such serviceA59.

The Licensee will notify the subscriber about the block in the next telephone bill after the block. Said telephone bill must be kept available by the Licensee for presenting to the Director within five (5) work days from when it was sent to the subscriber.

A59 Amendment No. 59
A59 Amendment No. 59
A59 Amendment No. 59
A64 Amendment No. 64
A62 Amendment No. 62
A59 Amendment No. 59

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(7)  The Licensee will publish the form on its website, within seven (7) work days from September 13, 2011 (14 Ellul, 5771)A59.

(8)  Respecting subsection (a1)(1) to (6) – "Subscriber" - excluding a Pre-Paid Subscriber. Notwithstanding the above, the Licensee shall block services at the request of a Pre-Paid Subscriber, to the extent that it comes from a telephone number to which the request refers, or such Subscriber presented before it the end-equipment serving the telephone number forming the subject matter of the request, or in any other manner to the Licensee's satisfaction A59.

(a2)	Terms of the service to the subscriber, including quality measures for customer and subscriber service as detailed in section 2 in Addendum E;

(b)	Terms for disconnecting from the Licensee’s services or discontinuation of all service A58 terms;

(c)	Licensee’s rates for the services for which the subscriber registered, as of the day of the agreement, including the date and terms for termination of the rates program;

(d)	Limitation on the rate of arrears interest, linkage differences and collection expenses, as stated in section 80.3;

(e)	Condition for changing the rate for the service for which the subscriber registered, as stated in section 78.1;

(f)	The details set out in sections 61 and 61A regarding the public ombudsman and umpire.

(g)
Condition specifying that in case of a contradiction between the provisions relating to the rates and to the basket of services detailed in the contract, and the provisions of the license in this regard, the provisions of the license shall prevail;

(h)
Notice concerning the Director’s authority to instruct the Licensee to modify the contract, and a clarification that the subscriber’s engagement with the Licensee under the contract constitutes agreement to such modification.

55.5A58	Where a contract is executed in the presence of the Licensee's representative and the subscriber, the Licensee will act as follows:

(a)   Prior to executing the contract, the Licensee's representative will present to the person requesting to be a subscriber of the Licensee (hereinafter in this section – the applicant) a printed copy of the contract, and will allow him to peruse the contract.

A59 Amendment No. 59
A59 Amendment No. 59
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(b)   When executing the contract, the applicant and the Licensee's representative must affix their original signature to the contract that was given to the applicant for perusal. Following such signature, the Licensee's representative will give the subscriber a copy of the contract bearing the original signatures of the Licensee's representative and the subscriber.

(c)   After that stated in subsections (a) and (b) has been done, the Licensee's representative may require the subscriber to sign an identical contract to the one signed with original signatures, by electronic means.

(d)   The Licensee must keep in its possession a signed copy of the contract. Said copy must be kept available by the Licensee for presenting to the Director within five (5) work days from the date of executing the contract.

(e)   Should the subscriber request to make a change in the terms of the contract, including a request to receive an additional service, to cancel a service or to join a service package – he will be given, at the time of the request for the change, a printed notice bearing the Licensee's name or logo, noting the details of the change that was made, its effective date and the full name of the Licensee's representative and the subscriber together with their original signatures. The signed notice must be kept available by the Licensee for presenting to the Director within five (5) work days from when the subscriber's request was implemented.

55.6
If the Licensee publishes on its website a tariff plan, including for purchases of cellular end-equipment, such publication will also contain the contract terms pertaining to that tariff plan, including the details appearing on the Plan Summary Page.

55A.A58	Remote Sales Transaction

55A.1	In a remote sales transaction, as this term is defined in section 14C of the Consumer Protection Law, 5741-1981 (hereinafter – remote sales transaction), the Licensee will act as follows:

(a)  A document will be sent to the subscriber which includes all of the details specified in Subsection 55.4(a2) to 55.4(h), the "plan highlights sheet" and the "access to services form", checked in accordance with the subscriber's choices, as orally expressed to a representative of the license holder, or as entered upon performance of the engagement via the internet (the "Terms and Conditions of Engagement Document"). In a remote sale transaction made on the internet, the Terms and Conditions of Engagement Document may omit the full names and signatures of the subscriber and of the license holder's representative who performed the engagement. A69

The Contract Terms Document will be sent to the subscriber by regular post, or via email or fax if the subscriber gave his consent thereto. A copy of the Contract Terms Document must be kept available by the Licensee for presenting to the Director within five (5) work days from the day of executing the contract. If the Licensee sent the Contract Terms

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A59 Amendment No. 69

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Document via email or fax, the sending confirmation must also be available for presenting to the Director within five (5) work days from when the document was sent as stated.

(b)  Should the subscriber request to make a change in any detail of the Contract Terms Document, including a request to receive a service or a service package (in this section – "change")A59 – the Licensee will send to the subscriber a printed notice bearing the Licensee's name or logo, noting the details of the change that was made, its effective date, service or service package tariffA59 and the full name of the Licensee's representative and the subscriber. In a remote sale transaction made via the internet, the notice will not include the name of the license holder's representativeA69. The notice must be dept available by the Licensee for presenting to the Director within five (5) work days from when the subscriber's request was implemented.

The notice will be sent to the subscriber by regular post, or via email or fax if the subscriber gave his consent thereto. If the Licensee sent the notice via email or fax, the sending confirmation must also be available for presenting to the Director within five (5) work days from when the notice was sent as stated.

(c)  Notwithstanding the above, where a Subscriber requested to make a change which does not involve an extension of the term of undertaking of the Subscriber or the creation of such a term, the Licensee shall include in the immediate telephone statement to the date of the request a notice in which the particulars specified in subsection (b) shall be noted, except for the name of the Licensee's representative. For the purpose of this subsection, "undertaking" is within the meaning in section 56.1A of the License.

55A.2A69	The license holder may perform a remote sale transaction via the internet, provided that all of the following conditions are fulfilled:
(a)	The license holder's website shall clearly include all of the details specified in Subsection 55.4(a2) to 55.4(h), as well as the "plan highlights sheet" and the "access to services form".
(b)	The subscriber has declared, by checking the appropriate box on thewebsite, that he has read the information included in the "plan highlights sheet.

56.A43)	Modification of Contract

56.1	The Director may instruct the Licensee to modify the contract, after giving the Licensee sufficient opportunity to present its case.

56.2
If the contract was amended pursuant to the Director’s instructions or pursuant to a decision of the Standard Contracts Court, in the event that the contract was submitted for its approval, the engagement between the Licensee and the subscriber will be in accordance with the amended contract, as from the date of the amendment.

A59 Amendment No. 59
A59 Amendment No. 59
A69  Amendment No. 69
A69  Amendment No. 69

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

56.3	The provisions of section 55 shall apply, mutatis mutandis, to an amendment of the wording of the contract by the Licensee.

56A.T47)	Period of Commitment under a Contract

56A.1	Where the Licensee entered with a subscriber who is not a business subscriber into a contract that includes a commitment, the period of the commitment may not exceed eighteen (18) months.

In this regard, "commitment," – the subscriber's commitment to comply with conditions relating to the scope of consumption of services, the amount of the payment or the payment terms, during a defined period, where noncompliance with such conditions during such period entails a payment, including the return of a benefit or an exit fee.

56A.2
Where the Licensee proposed to a subscriber who is not a business subscriber to enter into a contract that includes a commitment, the Licensee will present to such subscriber a proposal to enter into a contract that does not include a commitment, as a reasonable alternative to contracts that include a commitment. In this regard, a contract containing a "prepaid" plan will not be deemed a reasonable alternative to a plan that includes a commitment. The Licensee will publish on its website the contract that does not include a commitment, including the Plan Summary Page of such contract A58.

56A.3
If the Director finds that the Licensee has violated Section 56A.2, he may direct the Licensee to modify conditions in a contract that does not include a commitment, without thereby derogating from any other power established in the License or in any law. In this regard, the Director will consider, inter alia, the number of subscribers of the Licensee who are signed on contracts that do not include a commitment.

57. A43)	Void.

58. A43)	Void.

59.	Obligation of Connecting Applicants and Prohibition on Stipulation

59.1
If the Licensee has met the terms for operating a Cellular System as stated in Section 44.2, the Licensee will connect any applicant to the cellular network no later than the date set in the contract with the subscriber, unless the Director has authorized the Licensee not to connect the applicant, under circumstances he deems justified. A2)

T47) Amendment No. 47.
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

59.2	The Licensee may not stipulate the connection of an applicant on unreasonable, discriminatory or unfair terms, and without derogating from the generality of the foregoing:

The Licensee may not require a subscriber to purchase end-user equipment from it or from its designee;

The Licensee may not require the subscriber to receive maintenance services from it for the end-user equipment in the subscriber's possession;

The Licensee may not stipulate or condition cellular services, service conditions or a rate on the purchase of cellular end-user equipment from it or from any other.

59.3	Void.A1)

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part B: Service Level for Subscribers

60.A16)	Obligation of Maintaining the Service

60.1
The Licensee will put at the disposal of its subscribers all the services detailed in the First Schedule, in accordance with the terms detailed in the schedule, and will maintain all its services all year round, around the clock, both in times of calm and in times of an emergency, subject to Section 48, in accordance with the technical requirements and service quality requirements, in a proper and regular fashion, and of a quality no lower than that indicated by the service quality indexes specified in the first schedule to the license and in Addendum E to the Second Schedule to the license. In the event of a contradiction between the First Schedule and Addendum E to the license's Second Schedule, the provisions of Addendum E to the Second Schedule will prevail.

60.2
Without derogating from that stated in Section 75.3, the Licensee will provide cellular services and a service package, as this term is defined in Section 73A, to every applicant, under equal and non-discriminatory terms and at a non-discriminatory rate.

60.3
If the Director has found that the service package is liable to harm competition or the consumers, he will notify the Licensee thereof, indicating the date by which the Licensee must stop offering its subscribers the service package.

60.4
If the Licensee provides any cellular service to any person or organization, for payment, the service must be available to any subscriber throughout the network coverage area, complying with the minimal requirements as regards service quality, without discrimination, within 24 months of the date of commencing provision of the service for payment.

60.5
The Director may, at the written request of the Licensee, allow the Licensee limitations on the provision of Section 60.4, after being convinced that there is a real difficulty in providing the service to anyone that requests it, and that the specific features of the service possess a unique and exceptional flavor justifying this.

60.6A43)
(a)A58
 The Licensee may not provide, with or without consideration, any of its services not explicitly requested by the subscriber, except for a service given free of charge to all the subscribers, and it may not allow the provision of a service of a service provider not explicitly requested by the subscriber.

For purposes of this section, “service provider” – anyone providing a service through the network, for which payment is made by means of the telephone bill.

(b)A58	An explicit request may be made in one of the following ways:

(1)	By a document signed by the subscriber and sent to the Licensee;
(2)	By an email message sent by the subscriber to the Licensee;
(3)	In a phone call between the subscriber and the Licensee's representative;
(4)	By an SMS message sent from the subscriber to the Licensee;

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(5)	By ordering a service on the website of the Licensee or a service provider. Ordering of the service shall be done in accordance with the provisions of Appendix F to the License.A61

(c)
The Licensee will keep documentation on the subscriber's explicit request throughout the subscriber's commitment period, and where the subscriber is not in a commitment period, during the last eighteen (18) months at least, and also during a year after the date of sending the final bill to the subscriber, as stated in section 2.3(c)(2) in Appendix E.A61 The documentation must be kept available by the Licensee for presenting to the Director within five (5) work days from the day of the subscriber's explicit request.

In this regard – "documentation":
For purposes of subsection (b)(1) – a copy of the document;
For purposes of subsection (b)(2) – a printout of the email message;
For purposes of subsection (b)(3) – a recording of the phone call;
For purposes of subjection (b)(4) – a copy of the subscriber's telephone bill in which the details of the SMS sent by the subscriber appear in the "itemized list of calls."
For purposes of subsection (b)(5) – for purposes of subsection (b)(5) – a log printout from the Licensee's short message service center (SMSCa), detailing the fact of the sending of the two SMS messages from the Licensee to the subscriber during the service ordering process. If the service was ordered on the Licensee's website or on its cellular portal by means of a user code and password as stated in section 1.3 in Appendix F to the License – a log printout from the SMSC testifying to the execution of the service ordering process, and a log printout of the log-in of the user code and password by the subscriberA61.

A memorandum entered by the Licensee's representative in the Licensee's information systems does not constitute documentation.

60.7A63
Without derogating from that stated in section 26.3, the Licensee may not discontinue the provision of cellular services through a system that has become technologically obsolete, until after that stated in Appendix K-1 is fulfilled.

60.7 A58	The Licensee may not collect payment from a subscriber for a service, unless it has documentation on the subscriber's explicit request to receive the service.

60.8 A58
A subscriber who was debited for a service and notifies the Licensee that he did not request to receive the service, will be refunded the full amount collected from him as payment for the service, where the Licensee has no documentation on the subscriber's explicit request to receive the service. The subscriber's contestations and the refund will be handled in accordance with the provisions on "excess charges" in section 83A of the License.

A61  Amendment No. 61
A61 Amendment No. 61
a Short Message Service Center.
A61 Amendment No. 61
A63 Amendment No. 63 - Mistake in the original language
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

61.A43)   Public Ombudsman

61.1	The Licensee will appoint a person to handle complaints of the public (“the Ombudsman”), having the following responsibilities:

(a)	Clarifying subscribers’ complaints in connection with the Licensee’s services, including the complaint of someone applying to receive a service.

(b)	Clarifying subscribers’ complaints in connection with bills that were submitted by the Licensee, and deciding in regard thereto.

The Public Ombudsman will respond in writing to complaints as stated that were submitted in writing.

The Licensee will keep a copy of the complaint and of the written response that was sent to the subscriber. Said copies must be kept available by the Licensee for presenting to the Director within five (5) work days from the day of sending the response A58.

61.2	The Public Ombudsman will act according to a policy to be set by the Licensee’s management.

61.3	The Licensee will render the Public Ombudsman all the assistance required by him for filling his function.

61.4
The Licensee will notify every subscriber regarding the possibility of submitting a complaint to the Public Ombudsman, the powers of the Public Ombudsman and the ways of applying to him. The contents of this sub-section shall be included in the contract, in the bill sent to the subscriber and on the Licensee’s website.

61A. A43) Umpiring of Disputes

61A.1
The contract will stipulate that any disagreements arising between the Licensee and a subscriber in connection with the interpretation or performance of the contract, shall be submitted for clarification to the Licensee’s Public Ombudsman.

61A.2	The contract will specify that an application to the Public Ombudsman under section 61A.1 shall not:

(a)	Prevent the subscriber a priori from bringing his case before a competent court;

(b)
Derogate from the Licensee’s authority to act in accordance with the provisions of section 72 regarding the discontinuation of all service A58 or disconnection of a service owing to a breach of the contract.

62.	Obligation of Maintenance

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

62.1	The Licensee is responsible for the maintenance of the Cellular System.

62.2
If a subscriber purchased cellular end-user equipment from the Licensee or from its designee, and the purchase agreement included maintenance services, the LicenseeA43) will be responsible for the maintenance of said purchased end-user equipment, however the LicenseeA43) will not be responsible for the maintenance of said purchased end-user equipment beyond the maintenance period undertaken by the manufacturer, unless agreed otherwise between it and the subscriber.A2)

If, in order to receive cellular services, the subscriber used cellular end-user equipment not purchased from the Licensee or from its designee, the Licensee is not obligated to look out for the maintenance of this end-user equipment, but may enter into an agreement with the subscriber for providing maintenance services also for said equipment.

63.A56	Call Center

63.1
The Licensee will operate a manned call center for receiving calls of its subscribers. The Licensee will also operate additional means that allow its subscribers to turn to it for information and inquiries, all as set forth in Appendix E to the License.

63.2
The call center will be manned by skilled and professional personnel, having the appropriate competence for handling calls, and if a complaint has been received regarding a malfunction that led to termination of all cellular services to a subscriber, said personnel will act immediately to localize the malfunction and start taking steps to immediately correct it.

63.3	The Licensee will specify in the maintenance log the details of the malfunction, as stated in section 63.2, and the steps taken to correct it, all as stated in section 51

64.	End-user equipment – Selling and Renting
The Licensee may sell or rent out to its subscribers cellular end-user equipment for the purpose of linkup to the Cellular System, provided it complies with the following:

The Licensee has notified the subscriber that he may purchase cellular end-user equipment from any licensed marketer and that he does not have to buy the equipment from the Licensee in order to receive cellular services;

A56 Amendment No. 56

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

The Licensee will not stipulate the provision of maintenance services for cellular end-user equipment on the very receipt of cellular services from the Licensee, and will notify the subscriber that he may receive maintenance service for end-user equipment, from any person, including the end-user equipment purchased or rented from the Licensee.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

64A.T53	Grant of Benefit to Subscriber

64A.1T53
The licensee shall not create any link between any benefit whatsoever for mobile radio-telephone services it granted to a subscriber, including any credit, discount, special tariff program, basket of services etc. (hereinafter referred to in this section as “Benefit”) and the fact that the mobile radio-telephone terminal equipment in the subscriber’s possession was purchased, hired or received from the licensee or any other marketer on its behalf. As part of this, the licensee shall offer an identical Benefit to that offered by it at the time the subscriber receives, purchases or hires from it a specific model of mobile radio-telephone terminal equipment for each subscriber using mobile radio-telephone terminal equipment with similar characteristics to the aforesaid model and which shall be granted to the subscriber in the course of a period of not less than the period in which a monetary credit was granted to the subscriber purchasing terminal equipment from the licensee, pursuant to the following rules:

(a)
To the extent that the model of the terminal equipment in the subscriber’s possession is identical to the model marketed by the licensee at the time the subscriber approaches the licensee, the licensee shall offer the subscriber an identical Benefit to that granted by it to any person purchasing from it the aforesaid model, in reliance on the confirmation of purchase presented to it by the subscriber;

(b)
To the extent that the model of the terminal equipment in the subscriber’s possession is not marketed by the licensee at the time the subscriber approaches the licensee, the licensee shall grant the subscriber a Benefit according to the terminal equipment classification determined in advance by the licensee and in reliance on the confirmation of purchase presented to it by the subscriber;

In this subsection -

“Terminal equipment classification” means the division of terminal equipment models not marketed by the licensee into no more than six categories, and determination of the amount and the terms and conditions of the Benefit to be granted in relation to each of the categories; this is according to the amount and terms and conditions of the Benefit granted by the licensee in relation to terminal equipment models marketed by it which are models of devices having similar characteristics;

(c)	At the time of calculating the period in which the Benefit will be granted under subsections (a) or (b), the licensee may take into account the date on

T53) Amendment No. 53.
T53) Amendment No. 53.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

which the terminal equipment was purchased by the subscriber, as appears in the confirmation of purchase.

In this section, “confirmation of purchase” means any certificate attesting to purchase of the terminal equipment, including, inter alia, the date of purchase and the amount paid.

64A.2T53	The licensee shall present updated information on its website about the terminal equipment classification made by it.”

65.	Public Emergency Services

65.1A21)	The Licensee will enable, anytime and at no charge, for all its subscribers, free and rapid access to public emergency services such as: Magen David Adom, the Israel Police and the Fire Station.

65.2A42)
Starting from April 5, 2007 (“the inception day”) the Licensee will enable the call centers of the public emergency systemsb to identify the telephone number of a subscriber calling themc, anytime and at no charge, including a subscriber with a confidential telephone number, a subscriber who blocked his number before the call and a subscriber calling from a private exchange.

The Licensee may do the aforesaid through a licensee that routes the call to the public emergency system.

Not later than two days before the inception dayA44) the Licensee will notify all its subscribers, clearly, in writing, that starting from the inception day it will be possible for the call centers of the public emergency systems to identify the subscriber’s telephone number, and it will notify in writing any subscriber requesting a “confidential number” – that the number is not confidential with respect to calls to the call centers of the public emergency systems.

65AA21)Blocking Service to a Nuisance Subscriber

65.1A
Notwithstanding that stated in Section 65.1, the Licensee will block a nuisance subscriber's access to the public emergency service. If blockage of public emergency service alone is not technically possible, then the Licensee will block the nuisance subscriber's access to all the cellular services. As regards this section, a "nuisance subscriber" denotes a subscriber who has contacted a certain emergency center, for no justifiable reason, more than 10 times during one whole day, using the end-user equipment in his possession.

65.2A	A notice regarding a nuisance subscriber will be submitted in writing to the Licensee by a senior employee in the public emergency service (hereinafter – the employee) and will be

T53) Amendment No. 53.
b Israel Police – 100, Magen David Adom – 101, Fire Station - 102
c Excluding a subscriber that his end user equipment permits dialing only to the call centers of the public emergency systems, such as a non SIM card cellphone in a GSM network

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

corroborated by an affidavit signed by the employee (hereinafter – the complaint). The complaint will include, inter alia, the name of the nuisance subscriber, his telephone number, insofar as these are known to the complainant, as well as a specification of the contact times of the nuisance subscriber, and the content of the call showing that the contact was made without any justifiable reason. If the complaint does not include the telephone number of the nuisance subscriber, the Licensee will act in a reasonable fashion, to identify the nuisance subscriber based on the data provided in the complaint.

65.3A
The Licensee will block the nuisance subscriber's access to the emergency service as stated in Section 65.1A, after giving the nuisance subscriber advance warning. The notice will be given 3 workdays before the date of service blockage, in one of the following ways:

A.	A phone call from a service center of the Licensee to the cellphone end-equipment of the subscriber;

B.	An SMS message sent to the cellphone end-equipment of the subscriber;

C.	Delivery of a registered letter to the subscriber, except for one who is a prepaid subscriber and his address is unknown.

65.4A
Blockage of service to a nuisance subscriber who is a prepaid subscriber whose address is unknown will be done no later than one full day from the time of receiving a complaint or identification as stated in Section 65.2A.

65.5A
Notwithstanding that stated in Section 65.1A, the Licensee will not block the public emergency service to a subscriber, if the circumstances of contacting, as these emerge from the explanation given by the subscriber to the Licensee, show that the contacting was justified and that he should not be deemed a nuisance subscriber. The Licensee will forward to the Director, within 10 workdays from the date of receiving the complaint or the identification as stated in Section 65.2A, the arguments for not blocking the nuisance subscriber.

65.6A	In the event it blocked the nuisance subscriber's access to emergency calls, the Licensee may collect from the subscriber all his debts, and may also collect payment from him for removing the block.

65.7A	The Licensee may remove the block once the nuisance subscriber has given it a written undertaking not to repeat his nuisance calls in the future.

65.8A
The Licensee will keep records of how the nuisance subscriber was identified, how the notice was given to the nuisance subscriber, or, alternatively, in a case where a notice was not given the nuisance subscriber, the reasoning for not giving the notice. Likewise, a record will be kept concerning the removal of the block.

65.9A
The Licensee will specify, in the framework of the nuisance subscribers report as stated in Section 104(B)A43), the number of nuisance subscribers whose access to the public emergency service or to all the cellular services was blocked under this section, and the subscribers for whom said block was removed, as well as the number of subscribers that were not blocked under this section and the reasons for this.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

66.A16)   Protecting Subscriber Privacy

66.1
Without derogating from the provisions of the Law, The Wiretapping Law, 1979, The Privacy Protection Law, 1981, or any other law concerning the safeguarding of an individual's privacy, the Licensee may not wiretap the telephone or any other communication of the subscriber without the written permission of the subscriber, except for the purpose of controlling the quality and standard of the service or for preventing frauds.

66.2
Subject to that stated in Section 66A, the Licensee, its workers, agents and designees may not disclose lists or documents containing the name and address of a subscriber or any other information pertaining to him, including account details, phone call traffic, call durations and destinations, to any person whatsoever except to the subscriber or to anyone empowered by the subscriber for this purpose.

66.3	Notwithstanding that stated in Section 66.2, the Licensee may do the following:

(A)
To give the subscriber's details to another licensee for the purpose of collecting monies owed  him by the subscriber in respect of services it provided him through the network, provided that the information relayed is necessary fro collecting monies and preparing bills, and the other licensee has undertaken to safeguard the subscribers' privacy;

(B)	To transfer a subscribers' details to another, insofar as the particulars are in its possession, by lawful authority.

66A.T3)  Special Services for the Security Forces

(A)
The Licensee will provide special services to the security forces as detailed in the classified security addendum attached to the license as Addendum I and in the classified security addendum attached to the license as Addendum LA12).

(A1)A12) The Licensee will enable the security forces, regarding which the Director informed in writing, to realize, subject to any law, their powers with respect to any telecommunications activity in the framework of the license, and will be responsible for the maintenance, proper functioning, and technological adaptation of the equipment and infrastructure required for realizing said execution capability, all in coordination with the security forces, as detailed in Addenda I and L. The security forces will bear the payment under the provisions of Section 13 of the Law.

(B)
The Licensee will see to it that Addenda I and L are guarded A12) in accordance with the provisions of the procedure for safeguarding records to be laid down by the Licensee in conjunction with the security officer of the "General Security Service."

(C)
The Licensee will be exempt from the duty of indemnification toward the State, by virtue of the provisions of Section 91.2 of the general license and/or by virtue of any law, in respect of the very execution of the special services for the security forces.

T3) Amendment No. 3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

66B.A12) Security Provisions

(A)
The Licensee will appoint a security supervisor in accordance with the provisions of the Security Arrangement in Public Bodies Law, 1998, and rigorously follow the security provisions detailed in the Addendum M to the license.

(B)
The Licensee will establish appropriate provisions in the incorporation documents and in its regulations, and will act in such manner so that only a person who meets the conditions set out below will be appointed and serve in a position or function enumerated in Addendum M to the license:

(1)	An Israeli citizen, as this term is defined in the Citizenship Law, 1952, and a resident of Israel;

(2)	Was given security clearance by the General Security Service, by which there is no prevention to his serving as stated.

(C)
The Licensee will act to safeguard the secrecy of the security forces' operations, and act according to the security directives of those same security forces, including in the matter of the appropriate security classification for officers and holders of important functions working for the Licensee, and compartmentalization of knowledge pertaining to activities involving the security forces.

(D)
The Licensee will take the measures necessary to protect the network, its components and the databases used for providing services, and for operating and controlling the network in the face of activities carried out by unauthorized entities, according to the provisions detailed in Addendum M to the license.

67.	Bills to Subscribers

67.1A16)
A bill that the Licensee submits to the subscriber should be clear, succinct, readable and understandable. The bill should contain an accurate breakdown of the components of the payment required according to the types of payments and the rules specified in Chapter F.

67.2	Void A58.

67.3	The Licensee may collect payments for his services from the subscriber through another, including through Bezeq.

67.4A34)	(A)
Without derogating from the rest of the license provisions pertaining to the manner of preparing the bill for the subscriber and to the manner of debiting, the Licensee will act in compliance with Israel Standard 5262, concerning debiting credibility and due disclosure in telephone bills (hereinafter – "the Standard").

(B)	Subsection (A) constitutes a "service condition," as concerns Section 37B(a)(1) of the Law.

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(C)	Notwithstanding that stated in subsection (A) -

(1)	Regarding the provision in Section 2.2.2 of the Standard, the rounding off method will apply as follows:

(a)
An amount in the bill will be rounded off to the nearest amount ending in two digits after the decimal point of the shekel, with an amount ending in five tenths of an agora (three digits after the decimal point) to be rounded up.

(b)
An amount to be paid for a single call will be rounded off to the nearest amount ending in three digits after the decimal point of the shekel, with an amount ending in five hundredths of an agora (four digits after the decimal point) to be rounded up.

(2)
The Licensee may present any amount included in the bill with a breakdown exceeding that required by the provision in Section 2.2.2 of the Standard, provided the rounding off method stated in Subsection (C)(1) above will apply thereto.

(3)
The price of a phone call (voice) that includes a changing rate, will be presented in the bill submitted to the subscriber as an average price per minute, computed by dividing the payment amount for that same call by the its total number of minutes.

In this paragraph, "changing rate" denotes a rate that varies in the course of the call according to various criteria, such as a rate that diminishes with increasing consumption, or a rate that varies due to a transition from a "peak period" to a "slack period" in the course of the call or vice versa.

(4)
In addition to that stated in the provision of the last part of Section 2.2.4 of the Standard regarding service packages, the bill will contain a breakdown of the services included in the package, along with the overall rate paid for the package as a whole.

In this paragraph, "service package" denotes several services marketed to the subscriber as a single package, in return for an overall rate (and without a breakdown of the payment for each component separately).

(D)	(1)	Chapter B in the Standard concerning due disclosure in telephone bills will come into effect no later than Friday, October 14, 2005.

(2)	Chapter C in the Standard regarding debiting credibility will come into effect no later than Sunday, January 14, 2006.

67.5 T52	A bill submitted to a private subscriber shall also be drawn up according to the provisions of Appendix E 1 (hereinafter referred to in this section as the “Private Subscriber Billing Format”).

T52) Amendment No. 52.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

67A.5 A58	A bill submitted to a business subscriber will include the same details as in subsections 9b(1) to 9b(4) in Appendix E1 to the License.

In this section, 'business subscriber' – excluding the subscribers specified in subsections (b) and (d) of the definition of 'business subscriber' in section 1 of the License.

67.6 T52

A business subscriber may request that the licensee furnish him with a telephone bill in Private Subscriber Billing Format (hereinafter referred to in this section as a “Request”). Where a subscriber has requested as aforesaid, the licensee shall begin to send him the bill according to the aforesaid format by no later than the expiration of two billing periods after the date of the Request. The licensee shall publish once every six months a notice in the telephone bill submitted to the business subscriber according to which the business subscriber may demand that the licensee draw up the telephone bill submitted to him according to the Private Subscriber Billing Format. A business subscriber may also request from the Licensee a written explanation regarding the method of calculating a 'onetime debit.' The Licensee will submit to the business subscriber such written explanation regarding a 'onetime debit' within thirty (30) days from when the subscriber submitted a request in the matter to the customer service center or to the public ombudsman A58.

67.7 T52

The bill shall be sent to the address registered at the licensee or any other address delivered by the subscriber to the licensee or by any other means, if the subscriber has granted his express prior consent thereto; the licensee may demand any payment whatsoever for the issue and mailing of the bill to the subscriber. The licensee may demand reasonable payment for “Call Details” sent to the subscriber at his demand.”

67.8 A58
If the payment specified in the telephone bill is made by standing order or credit card, the payment will not be executed before the expiry of eight (8)A59 days from the day on which the telephone bill was sent to the subscriber.

67A.A16) Information Service for Clarifying Telephone NumbersT39)

67.1A
Without derogating from the provisions of Section 66, the Licensee will provide, by itself or through another on its behalf, an information service for clarifying the telephone number of anyone who is a subscriber of a NDO or of a Cellular System operator, excluding an ID-restricted subscriber (hereinafter – "information service"), as follows:

(A)	For the general public and at no charge, via a website through which the service will be provided;

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
T52) Amendment No. 52.
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
T52) Amendment No. 52.
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A59 Amendment No. 59
A39)  Amendment No. 39

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(B)	For its subscribers, at a reasonable price, via a phone center, the access to which will be effected by means of a network access code set by the Director;
(C)	The information service will be given through each of the aforesaid means based on the same information characteristics to be provided by the subscriber applying to receive the service.

67.2A
Without derogating from that stated in Section 67.1A, the Licensee will provide to the general public and at no charge, by itself or through another, an information service for clarifying the telephone number of any subscriber, excluding an ID-restricted subscriber, via a phone center, the access to which will be effected by means of a national access code set by the Director.

67.3A
In addition to that stated in Sections 67.1A and 67.2A, the Licensee may offer, at a reasonable price, by itself or through another on its behalf, an information service, by any other means, including by means of a national access code or by means of an SMS.

67.4A	In order to execute that stated in Subsections 67.1A and 67.3A:
(A)
The Licensee may send a query on its behalf to any database of a NDO or cellular system operator (hereinafter – "another licensee"), or to receive information from the database of another licensee by any other method and with the consent of the other licensee, all subject to the duty of safeguarding the subscriber's privacy;

(B)	In order for an information service to be provided by another licensee under its general license, the Licensee will enable any other licensee access to the Licensee's database;

(C)
The Licensee will update the database on a regular basis, so that each name, address or telephone number of a subscriber that was added, altered or removed, will be updated in the database within one workday following execution of the update in the Licensee's system being used to provide telephony services.

As regards this section –
"Database" denotes a collection of data including the name, address and telephone number of any subscriber that is not ID-restricted, including a subscriber that is a business.

67.5A	(A)	The Licensee will request the consent of each new subscriber for including his details in the database. If the subscriber gives his consent, the Licensee will include his details in the database.

(B)	The Licensee will grant the first request of any subscriber who wishes to remain ID-restricted, free of charge.
In this subsection, a "new subscriber" denotes a subscriber who has signed a contract with the Licensee after the commencement date as stated in Section 67.7A.

67.6A	(A)
The terms for providing an information service for clarifying telephone numbers, given under Section 67A, will be established by the Licensee, provided they are fair and non-discriminatory, including as regards the order of the data presented to the user of the service. The service will be given twenty four (24) hours a day, all year round, except for Yom Kippur. In this subsection, "order of the data presented" –

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Insofar as the answer to the service user's query comprises several different data, the requested data will be presented to the service user in random order.

(B)
The response in respect of the information service for clarifying telephone numbers as stated in Section 67.2A will be given within a reasonable time. If the Director sees that the waiting times for the service are not reasonable, he may establish response time indexes.

(C)
An information service for clarifying telephone numbers as stated in Section 67.1A(B) and an information service using a phone center, the access to which is effected by means of a national access code as stated in Section 67.3A, will comply with the service indexes specified below:

(1)	At any time, in the event of a heavy service call load6, the number of inquirers receiving service should not be less than 90%;
(2)	The average waiting period of a caller until the start of receiving service7 should not exceed 30 seconds;
(3)	The maximum waiting period for a caller until the start of receiving the service should not exceed 60 seconds.

67.7A
Section 67A will go into effect on February 8, 2007, except for Subsection 67.1A(a), which will go into effect on March 15, 2007 (“the commencement date”), and except for Section 67.2AA45), which will go into effect at the time of signing this amendment.

67.8A
The Licensee, by itself or through another, including together with another licensee, will advertise all the information services for clarifying telephone numbers given free of charge by the Licensee, as well as the national access codes allocated to the cellular service licensees for providing the service ("free information services"). The advertising should include at least the following:

(A)	The Licensee's website;

(B)
At least once every half year, the Licensee will attach, in the framework of the bill submitted to the subscriber, a separate information sheetA43) regarding the free information services, which will not include any other information, starting from the first bill submitted to the subscriber following the commencement date.

(C)
At least four (4) times during the first year following the commencement date, the Licensee will run large, prominent ads in at least the 3 largest Hebrew language newspapers, and in the largest newspaper in Arabic, in English and in Russian, as well as in the largest economic newspaper. These ads will include no other information. The first ad in all the aforesaid newspapers, except for the economic newspaper, will be on the first Friday after the commencement date or on the following one, and in the economic newspaper it will run on the first Tuesday after the commencement date or on the following one, regarding the free information services.

6     Busy Hour Call Attempts
7     Start of receiving service – the beginning of the response by a center operator or of an IVR system, which ask the inquirer for the information needed to find the requested phone number and the like.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Without derogating from the foregoing, the Director may instruct the Licensee regarding the manner and format for advertising the information services.

67B.A43)Void.

67C.A16)Service Dossier

67C.1
If the Licensee wishes to operate a service included in the list of services in the First Schedule and marked “future”, it must notify the Director of this in writing not later than thirty (30) days before the date on which it plans to begin providing the service.

67C.2
If the Licensee wishes to operate a service not included in the list of services in the First Schedule which it intends to provide to any recipient of its services, it must notify the Director of this in writing not later than thirty (30) days before the intended date for commencement of provision of the new service.

67C.3
The Director will notify the Licensee within thirty (30) days of the date of receipt of the Licensee’s notice as stated in sections 67C.1 and 67C.2, whether it is allowed to commence provision of the service or whether it must submit a service dossier for the Director’s approval, as a condition for commencement of the service.

67C.4
The Licensee will submit a service dossier for the Director’s approval, at his request; If the Licensee fails to submit a service dossier as instructed by the Director, or if the Director does not approve the service dossier, the Licensee shall not commence provision of the service.

67C.5
The Director will give a decision regarding the service dossier that was submitted to him within sixty (60) days from when the Licensee has submitted to the Director all the documents and information requested by him for the purpose of approving the service dossier. In special cases, the Director may extend the times set in this section, by a written, explanatory notice to be given to the Licensee.

67C.6
The Director may require the Licensee to submit for his approval a service dossier for an existing service regarding which no service dossier was previously required, and he may require the Licensee to submit for his approval a new service dossier for a service regarding which a service dossier was approved in the past.

67C.7
The service dossier will be submitted to the Director in the format and at the time specified by the Director and will include, inter alia, the following: the name of the service; a detailed description of the service and the manner in which it is provided; the service rate, and an engineering description, all as set out in the First Schedule; The Director may give instructions on additional matters which are to be included in the service dossier.

67C.8
If the service dossier is approved, the Licensee will provide the service according to the terms of the approved dossier, and the approved service dossier will be deemed an integral part of the license.

67C.9	The Licensee will advertise an approved service dossier, with details and in the manner specified by the Director, and the Director may advertise it himself, provided he does not

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

do so until after the Licensee has begun providing the service. The advertising will not include information comprising a trade secret, which was identified as such by the Licensee and attached to the service dossier as a separate addendum marked as a trade secret.

67C.10	Any new service which the Licensee begins to provide pursuant to this section will be deemed a part of the First Schedule; The Director will update the First Schedule from time to time.

67C.11	The provisions of this section will apply, mutatis mutandis, to a trial using the Licensee’s network.

67D.A24)Erotic Service
An erotic service provided through the network, will be provided in accordance with the provisions of Addendum O in the Second Schedule.
As regards this section –
"Erotic service" – as defined in Section 1 of Addendum O in the Second Schedule.

67E.T60)Domestic Roaming

67E.1	The Licensee provide by means of its network to a roaming licensee a domestic roaming service for the subscribers of the roaming to the network of the host operator, as set forth below.

67E.2	Licensee's preparations

The Licensee shall prepare for the implementation of domestic roaming in accordance with all of the following:

(a)	The provisions of Appendix C, in the Second Schedule.

(b)	The provisions of the Law and the License concerning provision of the possibility of utilization of its network, and specifically sections 30 to 30C of the License, mutatis mutandis.

67E.3	Operating arrangement

(a)
If a roaming licensee notifies the Licensee, after notifying the Minister of its failure to reach agreement with any existing licensees on the conditions for the provision of roaming services as stated in section 5B(b)(1) of the Law, that it has chosen the Licensee for the receipt of domestic roaming services (in this subsection "notice"), the Licensee and the roaming operator shall forward to the Director the engineering and operating details agreed between them with respect to the implementation of domestic roaming ("operating arrangement"), within three months from the date of sending of the notice. In

A60) Amendment No. 60

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

addition, said operators shall include engineering or operating details as required for maintaining domestic roaming, which were not included in the operating arrangement due to disagreements, should any arise.

(b)
Matters in disagreement as stated in paragraph (a) above, should there be any, shall be decided by the Director. The Director's instructions in this regard shall form an integral part of the operating arrangement.

67E.4	Starting date for implementation of domestic roaming
A host licensee shall begin providing domestic roaming services in accordance with the operating arrangement no later than three months after the date on which the roaming licensee presented to the host licensee the Minister's approval as stated in section 5B(b)(2) of the Law.

67F.A66  International roaming service through a network of a mobile phone operator in a neighboring country

67F.1
The license holder will act so as that in an area in which there is reception which allows an proper call to be made, both from the network and from a network of a mobile phone operator in a neighboring country, the subscriber will receive mobile phone service through the network. The license holder will perform the action itself, without the need for any action on the part of the subscriber.

67F.2
The license holder will block the possibility of a subscriber receiving international roaming service through a network of a mobile phone operator in a neighboring country (the "Service"), unless the subscriber shall have explicitly requested to receive the Service, and after it shall have been explained to him that in the framework of receipt of the Service, the terminal equipment in his possession may unintentionally roam near the border with a neighboring country, to a mobile phone network in a neighboring country, and he shall have been given information regarding the Service tariffs; if a subscriber requests to receive the Service as aforesaid:

(a)	The license holder will explain to him how he is able to choose, manually, through the terminal equipment in his possession, the mobile phone network from which he shall receive the Service;

(b)	The license holder will allow the subscriber to choose whether to block access to receipt of a data communications service through a mobile phone network of a neighboring country.

67F.3	In this section, "Neighboring Country" - Jordan and Egypt;

A66  Amendment No. 66

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

"Proper Call" - A call made according to the minimum reception definitions set forth in international standards according to which the network operates.

67G.A67	Offensive content and sites

67G.1
The license holder will notify its subscribers of offensive sites and offensive content, as defined in Section 4.i of the law, as stated in Section 4.i(b)(1) of the law; such notice shall be given in the manner set forth in Section 4.i(c) of the law.

67G.2
The license holder will notify its subscribers of the existence of content on the internet which is inappropriate for children and youth (for example pornographic sites), and will include a specification of the ways in which the access of children and youth to such content may be blocked; such notice shall be given in all of the ways listed in Section 4.i(c) of the law.

67G.3
The license holder will offer its subscribers, in all of the ways listed in Section 4.i(c) of the law, an effective service to filter offensive sites and offensive content, for no charge additional to the payment it collects from him for the internet access service, all as stated in Section 4.i(d) of the law, provided that such service shall be based on an analysis of the information and not according to a "black list" of sites only.

A67  Amendment No. 67

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part C: Termination, Delay or Restriction of Service

68.	Definitions

In this part –
'Disconnection of service' – Temporary discontinuation of cellular system service to a subscriber;
'Termination of all service' – Full termination of all the Licensee's services to the subscriber A58;
'Termination of a service' – Full termination of one of the Licensee's services to the subscriber A58.

69.	Prohibition on the Termination or Disconnection of Service

The Licensee may not terminate or disconnect cellular system services and other services, which the Licensee must provide under this license, unless that stated in this part is fulfilled, or that stated in Section 48.

70.	Disconnection of Service at Subscriber's Request

70.1
A subscriber may ask the Licensee for a temporary disconnection of service for a period no less than thirty days and no longer than ninety days (hereinafter – disconnection period). The subscriber's request will be made in writing, and may be done through the cellular system end-user equipment in his possession, provided that the Licensee has verified the request's credibility by a return call to the subscriber's cellular system end-user equipment or by any other reliable way.

70.2	The Licensee will effect the disconnection of service no later than the workday following the day of the request's submittal.

70.3
The Licensee will resume the cellular system services to the cellular system end-user equipment in the subscriber's possession at the end of the disconnection period. If the subscriber requests, in a written notice, to resume the cellular system services to the cellular system end-user equipment in his possession before the end of the disconnection period, the Licensee will resume the services no later than the workday following the day on which the subscriber's notice was submitted.

71.	Termination of Service at the Subscriber's Request

71.	Discontinuation of Service at a Subscriber's Request

71.1	A subscriber may request the Licensee to discontinue service or discontinue all service A58 to the cellular end-user equipment in his possession. For this purpose,

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

a subscriber may communicate with the Licensee in writing, including by fax or by email T48).

71.2
The Licensee will discontinue a service or discontinue all service not later than the work day after the date specified by the subscriber in his notice. If the subscriber did not specify a date, the service or all service will be discontinued not later than the work day after the date of delivery of the notice to the Licensee A58.

71.3T48)
The Licensee will publish on its website, and in the bill sent by it to the subscriber, the fax number and the email address through which the subscriber may request the Licensee to discontinue a service.

(A)
The subscriber did not pay for the third time during the same year the bill in respect of the payments he was charged for cellular system services on the date set therefor in the payment notice. In this section, "year" denotes the period from January 1 to December 31;

(B)	There is reasonable suspicion of a fraudulent act being committed through the subscriber's end-user equipment or using the features of the end-user equipment;

(C)
the Licensee found that the subscriber used the cellular system services in an unusual amount for that type of subscriber, and after the Licensee's service center contacted the subscriber in a phone call placed to the end-user equipment in his possession, and the subscriber did not give a reasonable explanation for said anomaly. As regards this paragraph, consumption will not be deemed unusual when less than threefold the average consumption for the same type of subscribers.

71.4 A58
The Licensee will send the subscriber a written notice concerning the discontinuation of a service or the discontinuation of all service, within one work day after the discontinuation was effected. The notice will contain, inter alia, the date of effecting of the discontinuation, and in a notice of discontinuation of all service also the last date for sending the final bill, as stated in subsection 2.3(c)(2) in Appendix E to the License (hereinafter – the final bill). Such notice will be sent by regular post, or via email or fax if the subscriber gave his consent thereto. Where the subscriber submitted a request to discontinue a service or to discontinue all service at a service station of the Licensee, the Licensee's representative will give him the aforesaid written notice at the time of the submission of the request.

A copy of said notice must be kept available by the Licensee for presenting to the Director within five (5) work days from when it was sent. If the Licensee sent the notice via email or fax, the sending confirmation must also be available for presenting to the Director within five (5) work days from when the notice was sent.

T48) Amendment No. 48 (inception: this amendment will come into force on October 2, 2008).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
T48) Amendment No. 48 (inception: this amendment will come into force on October 2, 2008).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

71.5A58
Following the collection of the amount for payment as specified in the final bill, the Licensee will not be entitled to collect any payment via the payment means provided to it by the subscriber, without the subscriber's express prior written consent, except for the collection of payment for end-equipment that was purchased by the subscriber from the Licensee on installments, as stated in section 2.3(c)(2) in Appendix E to the License. A copy of the subscriber's said consent must be kept available by the Licensee for presenting to the Director within five (5) work days from when it was delivered to the Licensee.

71A.T48)	Blocking of Cellular End-User Equipment

71A.1
The Licensee will register the identification number of a subscriber's cellular end-user equipment, excluding cellular end-user equipment operating by the IDEN technology (hereinafter in this section "cellular end-user equipment"):

(a)
On the date of delivery of the cellular end-user equipment to the subscriber, on the date of contracting with the subscriber or on the date of renewal of the contract, including on the date of replacement, upgrading or repair of the cellular end-user equipment.

(b)
In the case of cellular end-user equipment that was not provided to the subscriber by the Licensee, the Licensee will make reasonable efforts to bring to the subscriber's attention the possibility available to him of registering with the Licensee the identification number of such aforesaid cellular end-user equipment.

(c)	At the subscriber's request from the Licensee; the subscriber's request may be via the telephone, after the Licensee has verified the reliability of the request.

71A.2
If a subscriber notifies the Licensee that his end-user equipment has been stolen or lost, the Licensee will block the end-user equipment of a subscriber who was registered as stated in Section 71A.1, free of charge, not later than thirty (30) days after it has verified the reliability of the subscriber's request. For purposes of this section, "blocking" – elimination of the possibility that the cellular end-user equipment will receive cellular services.

71A.3	The Licensee will provide details of end-user equipment that was blocked by it to any other cellular licensee, not later than the workday after implementing that stated in Section 71A.2.

71A.4	(a)T50)	The Licensee may not provide cellular services to end-user equipment that was blocked by it or by another cellular licensee.

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
T48) Amendment No. 48 (inception: this amendment will come into force on October 2, 2008).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(b)T50)
Notwithstanding that stated in Section 71A.2 and Subsection (a), if it is found that blocking the identification number will cause the discontinuation of service to other end-user equipment having the same identification number, the Licensee may abstain from implementing the block as stated.

71A.5
The Licensee will remove the block on end-user equipment that was blocked by it, after receiving a request T50) from the subscriber. Removal of the block will be done not later than one workday after the Licensee has verified the reliability of the request, unless the subscriber has specified a later date in his request T50).

71A.6
The Licensee will publish to all its subscribers its obligations with respect to the possibility of blocking cellular end-user equipment, the procedure for registration of the identification number of cellular end-user equipment with the Licensee and the ways of communicating with it for the purpose of implementing the block. The publication will be made in at least the following ways:

(a)	In the contract;

(b)	On the Licensee's website;

(c)	In a separate information sheet to be enclosed with the bill submitted to the subscriber, by January 30, 2009T50).

71A.7T50) The Licensee will detail, in a half yearly report, the number of identification numbers that were blocked and the number of identification numbers in respect of which such block was removed, as well as the number of identification numbers that were not blocked pursuant to this section and the reasons therefor.

T50) Amendment No. 50.
T50) Amendment No. 50
T50) Amendment No. 50
T50) Amendment No. 50
T50) Amendment No. 50
T50) Amendment No. 50

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

72.	Termination or Disconnection of Service Due to Breach of Agreement

72.1	The LicenseeA16) may terminate or disconnect the service to a subscriber if one of the following is fulfilled:

(A)	The subscriber did not pay a payment he owes in respect of service he received, on the date set for its defrayal in his contract with the Licensee;

(B)	The subscriber breached a condition in the contract between him and the Licensee, which was established as a material condition;

(C)	The subscriber used unlawfully or allowed another to use as aforesaid the end-user equipment in his possession.

72.2
Service to a subscriber will not be terminated or disconnected in the cases detailed in Section 72.1(A) and (B), except after the Licensee gives the subscriber a notice in writing at least 10 days prior to the expected termination or disconnection date. The notice will state that the subscriber is being given an opportunity, within the time set in the notice, to rectify the act or default, in respect of which the service will be terminated or disconnected.

72.3T2)	Notwithstanding that stated in Section 72.2, the Licensee may disconnect service to a subscriber without prior notice, if one of the following is fulfilled:

(a)
The subscriber did not pay, for the third time during the same year, the bill in respect of the payments he was charged for cellular services, on the date set therefor in the payment notice. In this paragraph, "year" – the period from January 1 to December 31;

(b)	There is a reasonable suspicion of a fraudulent act being committed through the subscriber's end-user equipment or using the features of the end-user equipment;

(c)
The Licensee found that the subscriber used the cellular services in an unusual amount for that type of subscriber, and after the Licensee's service center contacted the subscriber in a phone call placed to the end-user equipment

72A.4T2)
The Licensee may disconnect service to a subscriber if it has found that the end-user equipment in the subscriber's possession, through which the subscriber receives cellular services, causes interference with the provision of cellular services to other subscribers or interference with the cellular system activity, provided that the Licensee gave the subscriber notice in writing at least 21 days prior to the expected disconnection date. The notice will specify the reason for the expected disconnection and state that the subscriber is being given an

T2) Amendment No. 2 (due to a clerical error in the amendment, appeared as Section 71.3 instead of 72.3).
T2) Amendment No. 2 (due to a clerical error in the amendment, appeared as Section 71.4 instead of 72.4).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

opportunity, within an amount of time to be set in the notice, to repair the end-user equipment in such manner as to prevent said interference.

72A.T48)	Discontinuation of Service to a Dormant Subscriber

72A.1
If the Licensee wishes to discontinue service to a dormant subscriber, it must give the dormant subscriber prior notice of such intention, in the manner set out below (hereinafter in this section "the notice"). The time of discontinuation of the service may not be less than thirty (30) days after the date of sending of the notice.

72A.2	The Licensee will specify in the notice the telephone number in respect of which it intends to discontinue the service.

72A.3	The sending of a notice to a dormant subscriber will be done:

(a)	With respect to a subscriber whose name and address are known to the Licensee, in each of the following ways:

(1)	By a letter via regular post;

(2)	By two SMS messages to be sent to the dormant subscriber at a difference of at least two weeks between the messages.

(b)	With respect to a subscriber whose name and address are not known to the Licensee – by four SMS messages to be sent at a difference of at least one week between the messages.

(c)
Notwithstanding that stated in Subsections (a)(2) and (b), if the subscriber's end-user equipment does not support the receipt of SMS messages, the Licensee will send the subscriber voice messages instead of SMS messages, insofar as the subscriber's end-user equipment supports the receipt of voice messages.

72A.4
The Licensee may not discontinue service to a dormant subscriber to whom a notice was sent, where the dormant subscriber has notified the Licensee that he does not wish the service to be discontinued. The subscriber may deliver such a message via the telephone or in writing, including by fax or by email.

Notwithstanding the aforesaid, the Licensee may discontinue service to a dormant subscriber who has notified it that he does not wish the service to be discontinued, after the subscriber was sent at least two notices, as stated in Section 72A.3 and 72A.5, and where in the second notice the Licensee has notified the subscriber that if within one year from the date of the second notice the subscriber does not make use of the cellular service, the subscription to the service will be discontinued, without delivery of further notice to the subscriber.

T48) Amendment No. 48 (inception: this amendment will come into force on October 2, 2008).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

72A.5
The Licensee may not send the subscriber further notice concerning its wish to discontinue the service after one year has passed from the date on which the subscriber was sent the previous notice in that regard.

72A.6
The Licensee will keep the telephone number of a dormant subscriber to whom service was discontinued, during at least three months from the date of discontinuation of the service, before the number is returned to the pool of telephone numbers of the Licensee itself or to another cellular licensee who originally allocated the number to the dormant subscriber. If during this period a written request is received from the subscriber to renew the service, the Licensee will renew the service upon the same terms as those that applied prior to the discontinuation of the service, free of charge.

72A.7
Where service was discontinued to a dormant prepaid subscriber who has a balance of the payment remaining to his credit, the Licensee will refund the appropriate balance within 30 days after receiving a written request from the subscriber who has proven that he is the owner of the line to which the service was discontinued, provided such request is received by the Licensee not later than six months after the date of discontinuation of the service.

72B.A68	Disconnection of service due to recovery of the network in a fault event

72B.1	The license holder may temporarily disconnect or limit services that it is obligated to provide due to the need to allow speedy recovery of the networkin a material fault event.

For this purpose, "Material Fault" – a fault which causes disconnection of service for 10% of the subscribers, or for 100,000 subscribers at least, whichever is lower.

In this section, "Subscriber" – including a subscriber of a mobile phone license holder on another network and a subscriber of a roaming license holder using the network.

72B.2
The license holder will submit a detailed engineering procedure and process for recovery of the network in the event of a Material Fault (the "Procedure"), for the Director's approval, within 15 days from the date of signing of this Amendment.

72B.3	During a Material Fault, the license holder will act according to the Procedure that was submitted to the Director or which was approved by the Director, whichever is later.

A68 Amendment No. 68

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

72B.4
The Procedure will include, inter alia, initiated disconnection of service for subscribers who were not directly affected by the Material Fault, which shall begin two hours at most after the identification of a Material Fault, for the purpose of reduction of the load and controlled restoration of proper and regular service.

72B.5
Insofar as possible, the Procedure will allow preference to be given to the provision of proper and regular services to the armed forces, public emergency services and hospitals, as the Director shall determine."

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

73.	Disconnection of Service Due to Maintenance Operations

73.1
The Licensee may temporarily disconnect or restrict services that it is obligated to provide (hereinafter – disconnection due to maintenance), if the need to carry out vital cellular system maintenance or setup operations necessitates this, provided the following are fulfilled:

(A)	The duration of the disconnection due to maintenance does not exceed twelve (12) consecutive hours;
(B)	The number of disconnections due to maintenance does not exceed two (2) during a single year;
(C)	Void.A2)

73.2
The Director may ask the Licensee for a detailed explanation regarding the circumstances necessitating disconnection due to maintenance, and may ask the Licensee to postpone said disconnection if he came to the realization, after considering the Licensee's contentions, that a vital public interest necessitates such a postponement.

73.3
If due to the need to carry out vital maintenance or setup operations in the cellular system requires disconnection of service exceeding 12 hours, the Licensee will ask in advance for the Director's approval. The request will specify the maintenance operations required and the actions taken by the Licensee to speed up these operations and reduce, inasmuch as possible, the duration of the service disconnection.

73.4	Void. A2)

73.5
If disconnection or restriction of service is required urgently for the purpose of carrying out immediate, vital operations, the Licensee will notify the Director forthwith, including by phone, cable or fax, regarding the urgent disconnection or restriction. The Licensee will notify its subscribers about the aforesaid urgent disconnection or restriction, as early as possible, including via the public address system operating through the cellular system, insofar as this is possible, as well as through the public media.

73.6	Notwithstanding that stated in Sections 73.1 and 73.4, the Licensee does not have to notify the Director or the subscribers about disconnection due to maintenance, when the following are fulfilled:
(A)	The duration of the disconnection due to maintenance does not exceed half an hour;
(B)	Disconnection due to maintenance is being done between 24:00 Saturday night and 05:00 Sunday morning the following day.

Such a disconnection will not be counted in the number of disconnections as required under Section 73.1(B).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

CHAPTER F – PAYMENT FOR SERVICESA8)

Part A – General

73A.	Definitions

In this chapter –

“Licensee”	-	Anyone to whom the Minister has granted, in accordance with the Law, a general or special license;
“Airtime”	-	Duration of the time in which a subscriber receives cellular services, whether the connection is initiated by the subscriber or by someone else;
“Airtime unit”A31A31)	-	Time unit of 12 seconds at the most, but starting from Thursday, 1 January 2009, a time unit of 1 second.
“Package of services”	-	Several services sold to a subscriber as a package, for which a rate has been set as specified in section 75.2.
“Public telecommunications network”	-	Including an international telecommunications system.
“Payment for completion of a call”	-
Payment made by the initiator of a call which began on end-user equipment connected to one public telecommunications network and ended on another public telecommunications network, or on end-user equipment connected to such a public telecommunications network, for completing the call on the other public telecommunications network.

74.	Payment Categories

74.1A57	The Licensee may collect from its subscribers payments for Cellular services, as follows:

(a)
A onetime installation fee for connecting mobile or portable end-user equipment held by the subscriber to the Cellular system, including issuance of a smart (SIM) card to the subscriber, or a onetime registration fee (hereinafter – connection fee);

(b)	A fixed monthly A57 payment;

A57 Amendment No. 57 (Inception: This amendment will come into force on the day of signing the Amendment)
A57 Amendment No. 57 (Inception: This amendment will come into force on the day of signing the Amendment)

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(c)	Payment for airtime as specified in section 75A;

(d)	Payment for completion of a call as specified in section 75A;

(e)	Payment for basic telephone services, related services and value added services, detailed in the First Schedule to the License;

74.2 A57  The Licensee may not collect from a subscriber:

(a)	Payment for establishing a call;

(b)	A minimum price for a call.

(c) A58	Any payment prior to the actual supply of the service, excluding a 'prepaid service.'

A57 Amendment No. 57 (Inception: This amendment will come into force on the day of signing the Amendment)
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part B – Setting and Publication of Rates

75.	Setting the Rates and Their Amount

75.1
The Licensee shall fix a rate for every service and package of services provided by it to its subscribers, and it may determine the manner of linkage of the rate to the index. The Licensee shall notify the Director of the amount of each rate, before the rate comes into effect.

75.2
The Licensee may designate packages of services according to types of services included in the package or time periods or by any other method. The Licensee may set a separate rate for each of the services included in the package or set a general rate for the package.

75.3
The Licensee shall offer each package of services at equal terms and at a uniform rate according to categories of subscribers; For purposes of this section, “category of subscribers” – A16)a group of subscribers whose attributes provide reasonable justification for distinguishing it from another group.

75.4
The Licensee shall allow any subscriber, without discrimination, to switch from one package of services to another that is being offered by it at the time. The Licensee shall include such a provision in the contract with its subscribers. In the framework of this provision it may set times when it is permissible to make such a switch and it may set conditions, including payment terms, for implementing the switch.

75.5T49)
If the Licensee contracts with the subscriber in regard to a certain service or package of services, and the contract includes a commitment as defined in Section 56A.1 ("commitment period"), the following provisions will apply, with the exception of a business subscriber:

(a)	The terms of the contract, excluding the contract rates, will be final, known and fixed in advance for the entire commitment period.

(b)	The rate for each service will be fixed on the date of the contract and will be uniform and specified in shekels for the entire commitment period.

For purposes of this section, "uniform" – any rate before VAT which the subscriber is required to pay, as determined on the date of the contract, may not be increased during the commitment period.

Notwithstanding the aforesaid, the Licensee may provide its subscriber services at lower rates than those fixed in advance in the contract, during a limited time period, to all the subscribers or to a certain type of subscriber.

(c)	The Licensee will include provisions as stated above in the contract with the subscriber.

T49) Amendment No. 49 (Inception: This amendment will come into force on December 31, 2008).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

75.6
The Licensee may not condition a contract with a subscriber or a subscriber’s switch from one package of service to another on the purchase of value added services or end-user equipment from the Licensee.

75.7
A package of services in which a payment in installments is set for end-user equipment or for one of the services, shall include also a payment arrangement in the event that the subscriber wishes to be released from that package or to switch from that package to another package of services, according to the outstanding balance of the payments due from the subscriber or according to the remainder of the commitment period.

75.8	(a)	The Licensee may not collect from a subscriber payment for a call when the call was not initiated by the subscriber (hereinafter – uninitiated call).

(b)	Notwithstanding that stated in subsection (a), the Licensee may collect from a subscriber payment for an uninitiated call in the following cases:

(1)	Call transferred to the subscriber by means of a roaming service;

(2)	Collect call to which the subscriber has given his agreement;

(3)	A call created by dialing a special prefix for a toll-free service that was allocated to the subscriber under an agreement with himA55;

(4)	VoidA51

(c)
The licensee may collect from a subscriber initiating a call by dialing the following services or access codes, payment not exceeding the tariff collected by the licensee from a subscriber for a call whose destination is on a domestic operator network: A51

(1)	Split charge call service1;

(2)	Short number service for businesses2;

(d)	For a call to an international destination, the Licensee may receive only the payment imposed on the international operator, as determined in the Interconnection Regulations."A54

A55 Amendment No. 55 (Inception: This amendment will come into force on the day the relevant amendments to the Payment Regulations and to the Interconnection Regulations come into force, or on March 28, 2010 – whichever the later)
A51 Amendment No. 51 (Inception: This amendment will come into force on March 31, 2009)
A51 Amendment No. 51 (Inception: This amendment will come into force on March 31, 2009)
1  Pursuant to the "split charge call" service file (1-700 service).
2  Pursuant to the Administration Direction on "Short Form Dial for Businesses - Star  (*) Plus Four Digits" dated May 4, 2008

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

75.9A18) Inception

Void A55

75.10	The payment for airtime will be determined in the manner set out below:

(a)	The payment for airtime will be determined according to an airtime unitA31); For the purpose of calculating the payment, a part of an airtime unit shall be deemed the same as a whole airtime unit.

(b)	The payment for each airtime unit, at least during the first minute of contact, will be fixed.A57

(c)
The duration of the call for payment purposes is from the moment the connection is established between the subscriber who initiated the connection (hereinafter – the calling subscriber) and the subscriber receiving the call, until the moment when the call is terminated, which is the moment when an instruction to terminate the connection is received from the calling subscriber or from the subscriber receiving the call; The duration of the connection setup time, until the moment the connection is established, and the duration of the disconnection time, from the moment the instruction to terminate the connection is received until it is actually implemented, is not included in the count of the duration of the call.

In this regard, subscriber receiving the call – including a voice mailbox.

“Voice mailbox” – an installation or device forming part of the cellular system, designed to enable the calling subscriber to leave a voice message for the called subscriberA40).

(d)
A40) Regarding a call that is transferred to a voice mailbox, the Licensee shall play to the calling subscriber an introductory voice message, lasting at least 2 seconds (in this subsection – “message”), and will enable the calling subscriber, at his option, to disconnect the call without any debit, in the course of the message, or within a reasonable time being not less than one second after the end of the message (“reasonable time”). In such case, the moment of establishing the connection with the subscriber receiving the call, within the meaning of subsection (c) above, will be deemed to occur at the end of the reasonable time.

A54 Amendment No. 54 (Inception: This amendment will come into force on the day the amendment to the Interconnection Regulations concerning a call from a cellular network to an international telecommunications network comes into force)
Inception The inception of section 75.9 is on December 15, 2002.
A55 Amendment No. 55 (Inception: This amendment will come into force on the day the relevant amendments to the Payment Regulations and to the Interconnection Regulations come into force, or on March 28, 2010 – whichever the later)
A57 Amendment No. 57 (Inception: This amendment will come into force on the day of signing the Amendment)

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

The wording of the message will be: “The call is being transferred to a voice mailbox,” and it will be articulated clearly and at a reasonable speed. In this subsection, “call transferred to a voice mailbox” – excluding a call originating in an international telecommunications system.

75A.	A25)Completion of a Call in Another Public Telecommunications Network

The payment for completion of a call to be collected by the Licensee shall not exceed the interconnection rate specified in the Telecommunications Regulations (Payments for Interconnection), 2000.

75B.	A2A25)Completion of an SMS on Another Public Telecommunications Network

The Licensee may collect from a subscriber for the transfer of an SMS which is being transferred from end-user equipment that is connected to the network to end-user equipment that is connected to a cellular system of another cellular licensee, a payment not exceeding the payment which the Licensee collects from the subscriber for the transfer of an SMS which is transferred from end-user equipment that is connected to the network to end-user equipment that is connected to the network, plus a payment not exceeding the rate for the transfer of an SMS specified in the Communications Regulations (Telecommunications and Transmissions) (Payments for Interconnection), 2000.

For purposes of this section –

“SMS” – telecommunications messages comprised of writing, including signs or symbols, transferred from end-user equipment that is connected to the network, to end-user equipment that is connected to the network or to a cellular system of another cellular licensee.

75C.	A27)Temporary Order

Notwithstanding that stated in section 75B, for the period beginning May 9, 2004 and ending February 9, 2005A29), the following provisions shall apply:

(a)
The Licensee may collect from a subscriber for the transfer of an SMS which is destined for end-user equipment that is connected to a cellular system of another cellular licensee (hereinafter – “inter-network SMS”) a payment not exceeding the payment which the Licensee collects from the subscriber for the transfer of an SMS which is transferred from end-user equipment that is connected to the network to end-user equipment that is connected to the network, plus a payment not exceeding the rate for the transfer of an SMS specified in the Communications Regulations (Telecommunications and Transmissions) (Payments for Interconnection), 2000, less a rate of 0.7%8;

8 The 0.7% reduction is based on a report received from some  cellular operators concerning the rate of inter-network SMS messages that did not reach their destination. Section 75C was enacted as an temporary order, with the  cellular operators to make the necessary adjustments in the  cellular systems and in the interconnection arrangements between them to enable full implementation of section 75B of their license. To remove doubt, it is clarified that this temporary order was enacted only for a limited time,  owing to

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

(b)	The Licensee may collect from a subscriber payment for an inter-network SMS as stated in subsection (a), even if its transfer to the called subscriber was not completed.

75D. A58Notice Concerning Utilization of Surfing Package

75D.1
The Licensee will send an SMS message to a subscriber who has utilized 75% and 95% of a surfing package. The SMS message will be sent to the subscriber's telephone number and to the additional telephone number indicated by the subscriber when executing the contract, as soon as possible after the time of such utilization, and will contain at least the following: percentage of utilization of the package, time of calculation of the utilization (date and hour), and the telephone number to which the SMS message relates. In this regard, "surfing package" means the number of units of a cell phone Internet surfing service in Israel  (hereinafter – surfing service) that are supplied to the subscriber at a fixed rate regardless of the actual scope of use.

This section will apply only when the rate of a surfing service unit, after full utilization of all the surfing service units included in the surfing package, is more than 1.25 times the rate of a surfing service unit in the framework of the surfing package.

76.	Publication of Rates

76.1
The Licensee shall provide to anyone so requesting, at the service offices and at the call centers, free of charge, full and detailed information concerning the up-to-date rates for all its services, including the payment for completion of a call; The Director may instruct the Licensee concerning the manner and format of publication of the rates.

76.2	The Licensee shall indicate in every account sent to a subscriber the package of services according to which the subscriber is being debited.

76.3	The Director may request to receive from the Licensee at any time details of the rates charged by it.

77.	VoidA43)

77A.	Fraud Prevention

difficulties that were pointed out by the  cellular operators concerning the possibility of receiving information about non-completion of an SMS on another  cellular network; However, beyond this, nothing may be inferred from this temporary arrangement concerning permission to collect payment for an SMS that was not transferred to its destination, and said arrangement does not detract from the Ministry’s basic position according to which, in general, no payment may be collected for a telecommunications service that was not realized.
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

77A.1
The Licensee shall take suitable and reasonable steps to prevent fraud and shall maintain a control and follow-up system for verifying, to the extent possible, that the calls for which the subscriber is being debited were actually made from end-user equipment connected to the Licensee’s cellular system in the subscriber’s name.

77A.2
The Licensee shall disconnect the service to the subscriber’s end-user equipment after receiving at the service offices the subscriber’s notification that the end-user equipment was lost or stolen, or that there is a possibility that someone else is making calls through the end-user equipment without having received permission to do so; The subscriber may give such a notification by telephone or in writing, including by fax or email; Upon receipt of a telephone notification or immediately after receipt of a written notification, the Licensee shall verify its reliability and disconnect the service.

77A.3	The Licensee shall cooperate with other licensees in locating and preventing fraud.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part C – Changes in the Rates

78.A43)   Change in the Rates

Subject to that stated in section 75, the Licensee may change the rate that was set by it for any service or basket of services (in this section – “service”), provided:

(a)
It sent the Director prior written notice at least fourteen (14) days before the effective date of the rate, stating the new rate and the rate before the change. Notwithstanding the foregoing, regarding a reduction in a rate, the Licensee may send the notice to the Director up to a month after the reduction A58;

(b)
It sent every subscriber who joined the service prior written notice at least fourteen (14) days before the effective date, noting the new rate and the rate before the change. Notwithstanding the foregoing, regarding a reduction in a rate, the Licensee may send the notice to the subscriber up to a month after the reduction.

Said notice will be sent to the subscriber by regular post or via the telephone bill sent to the subscriber A58.

For purposes of this section, “change” – any change in a rate resulting in an increase or reduction in the payment before VAT which a subscriber is required to pay for the Licensee’s services.

79.	Start of an Increase or Reduction in a Rate

In case of an increase or reduction in any rate for cellular services according to the provisions of the license, such increase or reduction shall not apply to payments made for such a service prior to the starting date of the increase or the reduction; An increase or reduction shall apply only to cellular services provided to a subscriber after the date of the increase or reduction; This section shall not apply to a rate adjustment ordered by the Minister under section 83(A).

80.	Arrears in Payment

80.1
The Licensee may debit a subscriber arrears interest, linkage differences and collection costs on payments for cellular services which were not paid by a subscriber on their stipulated payment date, in a payment notice sent to the subscriber, according to the contract between themA33) (hereinafter – the payment date).

80.2	VoidA43)

80.3
The amount of the arrears interest shall not exceed the rate specified in the definition of “linkage differences and interest” in section 1 of the Adjudication of Interest and Linkage Law, 1961, plus linkage differences for the period between the stipulated payment date and the actual payment date of the specified amount.

80.4
A33)The Licensee may debit a subscriber collection costs on a payment for a service which it provided to the subscriber, which was not paid on the payment date (hereinafter – the amount of the debt), provided at least fourteen (14) days have elapsed from the payment date, excluding a case of nonpayment due to the bank’s or the credit-card

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

company’s refusal to pay a debit for the collection of which the Licensee received an authorization; The amount of the collection costs to be collected by the Licensee shall be reasonable and in proportion to the amount of the debt and the actions which the Licensee must take in order to collect it.: In this regard, “collection costs” – including legal handling by the Licensee or someone acting on its behalf, of the collection of the amount of the debt before application is made to the courts.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part D – Miscellaneous

81.	Onetime Debit for Connection Fee

If the Licensee decides to collect a connection fee as defined in section 74(A), it may debit a subscriber a connection fee only for the connection of the subscriber for the first time to the cellular network and the provision of the cellular services, or for a connection after the termination of all A58 service under section 71 or the termination or disconnection of a service under section 72.

82.	Collection of Subscription Fee in Installments

The Licensee may collect the connection fee as stated in section 81 for connection to the cellular system in a number of installments, at the times agreed upon with the subscriber and in the amount specified in the contract.

83.	Harm to Competition or to Consumers

(a)
If the Minister finds that any of the Licensee’s rates or any payment required to be made to or through the Licensee is contrary to the provisions of the License, the Minister shall notify the Licensee in that regard, indicating the correction that needs to be made and that if the Licensee fails to do so, the Minister will act pursuant to his power under sections 5 and 15 of the Law; The Licensee shall send the Minister a written notification setting out the corrected rate and shall act to refund the excess amount, if any, which a subscriber was debited according to the rate prior to its correction.

(b)
If the Minister finds that any of the Licensee’s rates or any payment required to be made to or through the Licensee is unreasonable or is liable to harm competition or the consumers, the Minister shall notify the Licensee in that regard, indicating the correction that needs to be made and that if the Licensee fails to do so, the Minister will act pursuant to his power under sections 5 and 15 of the Law; The Licensee shall send the Minister a written notification setting out the corrected rate

83A.A58   Excess Charges

(a)	The Licensee will document in its information systems any written or verbal contestation by a subscriber concerning an excess charge that appears in the telephone bill.

(b)
The Licensee will give a subscriber a written, explanatory response to his contestation, setting out the manner of calculation of the refund or the reasons for rejecting the contestation, as the case may be, within twenty one (21) days from the day of receipt of the contestation. In this regard, "day of receipt of the contestation" – With respect to a notice sent in writing – the day on which the notice was received by the Licensee;

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

With respect to a notice delivered orally – the day on which the notice was delivered to the Licensee.

A copy of such response must be kept available by the Licensee for presenting to the Director within five (5) work days from when it was sent. If the Licensee sent the response via email or fax, the sending confirmation must also be available for presenting to the Director within five (5) work days from when the notice was sent.

Notwithstanding the above, where a Subscriber has submitted a verbal objection and the Licensee found that the Subscriber has been overcharged by an amount not exceeding NIS 100, the Licensee has authority not to respond in writing to the objection, to the extent that the Subscriber granted his express consent theretoA59.

(c)
If the Licensee finds that the subscriber was overcharged, it will refund the excess charge in a single payment, without setting any conditions for the refund, with the addition of "linkage differences and interest" as this term is defined in section 1 of the Adjudication of Interest and Linkage Law, 5721-1961, for the period from the date of collection of the excess charge to the date of actual making of the refund, as set forth below:

(1) If the excess charge is more than NIS 100 (including VAT and linkage differences and interest) – the amount refunded will be transferred directly to the subscriber's to the means of payment (bank account or credit card) A59 within three (3) work days from the date on which the Licensee sent the response, as stated in subsection (b). Notwithstanding the above, the Licensee may return the reimbursement to a business Subscriber by means of crediting the telephone statement, if the business Subscriber expressly agreed to this A59.

(2) If the excess charge is equal to or less than NIS 100 (including VAT and linkage differences and interest) – the amount refunded will be credited in the next telephone bill after the date of sending of the written response, as stated in subsection (b). If the refund is for a higher amount than the amount for payment in the next telephone bill, the balance will be transferred directly to the subscriber's bank account within three (3) work days from the date on which the notice was sent to the subscriber, and a note to that effect will be included in the aforesaid telephone bill.

(3) Notwithstanding the provisions of subsection (c)(1) and c(2), a reimbursement to a Pre-Paid Subscriber shall be performed by means of crediting the available balance A59.

A59 Amendment No. 59
A59 Amendment No. 59
A59 Amendment No. 59
A59 Amendment No. 59

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

CHAPTER G: PAYMENTS FROM THE LICENSEE, LIABILITY, INSURANCE AND GUARANTEE

Part A – Royalties and PaymentsA16)

84.	Royalties

84.1	The Licensee shall pay royalties as prescribed in the Telecommunications Regulations (Royalties), 2001, or in any other regulations replacing them (hereinafter – “the Royalties Regulations”).

84.2
To every payment of royalties under this section the Licensee shall attach two copies of an unaudited quarterly income report, signed by the Licensee and certified by an accountant; The report shall contain a detailed calculation of the liable income according to the Royalties Regulations, and any other particular on which the Licensee based the amount of the royalties.

84.3
Upon the submission of an annual income report audited and signed by the Licensee’s accountant (hereinafter: “the audited report”), the Licensee shall submit a report, prepared by quarters, setting out the adjustment between the income on which it paid royalties, and the income appearing in the audited report (hereinafter – “the adjustment report”).

84.4
If it becomes apparent that the amount of the royalties to be paid by the Licensee, according to the adjustment report, is greater than the amount paid by it for the quarter to which the audited report relates, the Licensee shall pay royalties differences, in addition to interest and linkage differences, as prescribed in the Royalties Regulations.

84.5
If it becomes apparent that the amount of the royalties paid by the Licensee is greater than the amount it was required to pay for the quarter to which the audited report relates, the Licensee shall be credited with the amount of the excess payment; The excess payments to which the Licensee is entitled shall be offset, pursuant to a written approval of the Director, from the next payment of royalties, and linkage differences and interest shall be calculated according to the last index published before the date of the offset; In this regard – interest and linkage differences, as prescribed in the Royalties Regulations.

85.	Arrears in the Payment of Royalties

The Licensee shall pay linkage differences, arrears interest and collection costs, as set forth in the Royalties Regulations, on royalties that were not paid at the time stipulated therefor in the regulations.

86.	Payment Method

Royalties as well as linkage differences, arrears interest and collection costs in respect thereof shall be paid to the Ministry of Communication’s accountant by a bank transfer to the ministry’s account.

87.	Other Mandatory Payments

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

The royalties under this Part shall be in addition to any other fee, tax or mandatory payment which the Licensee is required to pay under any law.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part B – Liability and Insurance

88.	Definition of Scope of Insurance

In this Part, “use of the license” – setup, installation, maintenance, upkeep or operation of the cellular system, whether by the Licensee itself or through anyone acting on its behalf, including its employees, contractors, agents or representatives.

89.	Licensee’s Liability

89.1	The Licensee shall be liable at law for death, damage or loss to the body or property of any person, directly or indirectly resulting from or consequent on the use of the license.

89.2
When using the license, the Licensee shall take all reasonable precautions to prevent damage or loss to the body or property of any person, and where such damage or loss was caused due to the use of the license, the Licensee shall repair the damage at its expense and compensate the aggrieved party, all subject to any law, excluding a case in respect of which the Minister granted the Licensee immunity as specified in section 90.

To avoid doubt, this section shall not impose on the Licensee liability beyond the liability in torts established in the regular law of torts.

90.	Immunity from Liability

90.1	The Minister may, at the Licensee’s request, grant it all or any of the immunities enumerated in Chapter I of the Law, subject to that stated in section 90.3.

90.2	The Licensee shall set out in its request the immunities which it is requesting and the reasons therefor.

90.3	If the Minister is persuaded of the necessity of granting the Licensee the immunities under Chapter I of the Law, he shall publish his decision in a notice in Reshumot.

91.	Making an Insurance Contract

91.1
The Licensee shall make, at its expense, an insurance contract with a licensed insurer according to the terms contained in section 92; The insurance contract shall be presented to the Director at the time of the grant of the license.

91.2
The Licensee shall indemnify the State in respect of any financial liability as stated in section 89.1, for which it may be held liable towards a third party due to the use of the license; Any indemnity under this section shall be insured by the Licensee for liability insurance.

91.3
The Licensee shall insure itself, including its employees and contractors, against any financial liability as stated in section 89.1, for which it may be held liable at law owing to damage caused to the body or property of a person from the use of the license, and against any loss or damage caused to all or a part of the cellular system from the use of the license, including against third party risks.

91.4	The Licensee shall submit to the Director an opinion of a lawyer specializing in insurance, confirming that the insurance policy covers everything required in sections

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

91.2 and 91.3; The Licensee shall attach to the opinion a copy of the insurance contract and its attachments; Said documents shall be submitted to the Director within 7 days of the signing of the insurance contract and shall be attached to this license as Addendum G.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

92.	Conditions in the Insurance Contract

92.1	The insurance contract shall specify the period of insurance and shall stipulate that at the end of the period of insurance the insurance shall be extended automatically.

92.2
The Licensee shall present to the Director, once a year, the insurer’s confirmation that the insurance contract is valid, there are no arrears in the Licensee’s payments of the premiums and there are no pending notices concerning the cancellation, suspension, limitation, amendment or termination of the insurance contract.

92.3
The insurance contract shall stipulate that in the event the insurer wishes to cancel the insurance contract, owing to nonpayment of the premium, it must give the Director prior notice in that regard not less than 90 days before the contract is actually due to be cancelled (hereinafter in this section – cancellation notice).

92.4
If a cancellation notice has been sent as stated in section 92.3, the Licensee shall act immediately to eliminate the cause of the cancellation, or shall act immediately to obtain an alternative insurance contract as stated in section 92.6, and it shall notify the Director of the actions it took for this purpose; Where the cause of cancellation was nonpayment of the premium by the Licensee, the Director may pay the premium in the Licensee’s stead, and he may exercise the bank guarantee or any part thereof to cover amounts which he expended on payment of the premium or collect them in any other manner.

92.5	If the Licensee wishes to cancel the insurance contract, it must notify the Director in that regard at least 45 days before the contract is actually due to be cancelled.

92.6
If the Licensee has agreed to the cancellation of the insurance contract by the insurer or itself wishes to cancel the insurance contract, it shall make an insurance contract with another licensed insurer, in such manner that the new insurance contract will come into effect simultaneously with the lapse of the previous contract; The new insurance contract shall be submitted for approval to the Director, together with an opinion as stated in section 91.4, 45 days before its effective date, and it shall be subject to the provisions of the sections in this Part.

93.	Remedy for Breach of Conditions with Respect to Insurance

If the Licensee did not make an insurance contract, or if it becomes apparent that the insurance contract which it made was cancelled or expired, the Director may effect insurance and pay the premium in the Licensee’s stead, and it may exercise the bank guarantee to cover amounts expended by it on the insurance or collect them in any other manner; All the foregoing without derogating from the authority to cancel, restrict or suspend the license owing to the Licensee’s failure to effect insurance according to the terms of this license.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part C – Guarantee to Secure Fulfillment of the Terms of the License

94.	The Guarantee and Its Purpose

94.1
A30)The Licensee shall present to the Director an unconditional bank guarantee in favor of the State of Israel, in shekels, equivalent to ten (10) million US dollars, as security for fulfillment of the terms of the License; The guarantee is attached to this license as Addendum H to the Second Schedule.

94.2
The guarantee shall serve as security for fulfillment of the terms of the license and for compensation and indemnification of the State for any damage, payment, loss, detriment or expense caused or liable to be caused to the State – whether directly or indirectly – due to nonfulfillment of all or any of the terms of the license, fully and on time, or due to the cancellation, restriction or suspension of the license.

95.	Exercise of the Guarantee

95.1
Without derogating from the general purport of section 94.2, the Director may exercise the guarantee, in whole or in part, if damage is caused due to nonfulfillment of the terms of the license, including in each of the cases set out below:

(a)	The State incurred a loss of income from royalties owing to a lack of revenues from subscribers’ payments, including by reason of:

(1)	Failure to operate the cellular services at a time stipulated therefore in the timetable determined by the Director, or as approved by the Director;

(2)	Discontinuation, suspension or restriction of services;

(3)	Restriction or suspension of the license;

(b)	No insurance contract was made according to sections 91-92, the premium was not paid, or the insurance contract was cancelled or expired;

(c)	The Licensee is debiting its subscribers for payments contrary to that stated in section 75;

(d)
The Licensee is not complying with the coverage and service quality requirements as stated in Appendix B, or the Licensee consistently stops, suspends or limits the service contrary to the provisions of the license;

(e)	The Licensee does not convert the cellular system to a digital technology by the date specified in Appendix B.

(f)	The Licensee consistently or willfully violates any of the provisions, terms or requirements of the license;

(g)
A claim or demand was submitted against the State for payment of compensation and damages due to a violation of a condition in the license or faulty implementation of the license or due to the cancellation of the license, and where the State incurred expenses due to such claim or demand; The exercise of the

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

guarantee for the purpose of covering the amount of a claim as stated, shall be done only after the judgment in that claim has become absolute;

(h)	Royalties according to section 74 were not paid fully and on time;

(i)	The State incurred costs or damage due to the cancellation of the license;

(j)	The Licensee did not complete the guarantee fees as specified in sections 96.2 and 79.2.

(k)	A16)The Licensee did not present the license fee on the required date, as stipulated in section 40.1 of the conditions of Tender No. 1/01.

(l)	A16)A monetary sanction was imposed on the Licensee in accordance with the law, and the required amount was not paid on time, provided no amount above the amount of the sanction is collected.

95.2
The Director may exercise the guarantee as stated in this Part also by reason of an expected violation of the terms of the license or frustration of the terms of the license that justify, at his discretion, early exercise of the guarantee.

96.	Manner of Exercise of the Guarantee

96.1
The Director may exercise the guarantee, in whole or in part, up to the amount specified therein, provided it warned the Licensee that if it does not correct the act or omission the subject of the warning within the period specified in the warning – the guarantee will be exercised, in whole or in part.

96.2
If the entire amount of the guarantee or a part thereof was exercised, the Licensee shall provide a new guarantee or complete the balance up to the original amount of the guarantee immediately upon the Director’s demand; Failure to complete the amount of the guarantee as stated shall constitute a material breach of the terms of the license, and the Director may – without derogating from his authority to cancel, restrict or suspend the license – exercise any remaining balance of the guarantee.

96.3	The Licensee may appeal a decision of the Director to exercise the guarantee, in whole or in part, before the Minister within 15 days of being notified of the Director’s decision.

97.	Term of Validity of the Guarantee

97.1
The guarantee shall be valid throughout the term of validity of the license and for A16)two years after the end of the term of the license, or until the Licensee satisfies all its obligations under the license to the Director’s satisfaction – according to the later of these two dates.

97.2
If the Director determines that the Licensee did not satisfy all its obligations under the license, within 60 days before the expiry of the term of the guarantee, he may require the Licensee to extend the term of the guarantee or to present a new guarantee, within the period specified by the Director; The new guarantee shall be valid up to the date specified by the Director or until the Licensee satisfies, to the Director’s satisfaction, all its obligations under the licenses – according to the later of these two dates; If the

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Licensee fails to present a new guarantee as stated, the Director may exercise the guarantee.

97.3
Where the Director confirmed receipt of a guarantee the validity of which may be extended from time to time upon his demand, the Licensee shall extend the validity of the guarantee before the expected end of its term, for a year, unless the Director exempted it from this obligation; If the Director did not grant an exemption from the obligation to extend the validity of the guarantee, and the validity of the guarantee was not extended at the specified time, the Director may exercise the guarantee in its entirety without advance warning.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

98.	Preservation of Remedies

98.1	Exercise of the guarantee, in whole or in part, does not derogate from the authority to cancel, restrict or suspend the license.

98.2
The amount of the guarantee shall not serve to limit the scope of the Licensee’s liability towards the State for payment of the full damages caused to it, where the Licensee is obligated to make such payment under the license or by law.

98.3
The exercise of the guarantee, in whole or in part, shall not derogate from the Director’s right to demand from the Licensee in any other manner payment for damages which it is obligated to cover under this license or to exercise other reliefs that are available to him by law.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

CHAPTER EIGHT – SUPERVISION AND REPORTING

Part A: Supervision of Licensee’s Activities

99.	Supervisory Power

The Director or anyone authorized by him for this purpose may supervise the Licensee’s activities with respect to the implementation of the license and compliance with the provisions of the Law, the Ordinance and the Regulations pursuant thereto.

100.	Preservation of Confidentiality

The Director and anyone engaging on his behalf in supervising the Licensee shall not disclose any information or document coming into their possession by virtue of their function, to a person who is not authorized to receive such information or document, unless it was already published in public or disclosure is necessary for the performance of their function under this license or by law.

101.	Entry to Premises and Inspection of Documents

For the purpose of exercising the supervision as stated in this Part, the Director may:

(a)	Enter at any reasonable time any facility or office used by the Licensee to provide its services under this license.

(b)
Carry out measurements and tests on the cellular system, and he may inspect any record, document, plan, account book, ledger or data base, whether regular or computerized, of the Licensee or of anyone employed by the Licensee in subjects over which the Director has supervisory power as stated; The Director may inspect them and copy them in any manner he deems fit.

102.	Cooperation

The Licensee shall cooperate with the Director or with anyone authorized by him with respect to the exercise of supervision over its activities as stated, and without derogating from the general purport of the aforesaid, it shall allow them to carry out that stated in sections 100 and 101 and shall furnish to them, upon their demand, any information in its possession or control that is required by them for the exercise of the supervision.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Part B: Reporting and Correction of Defects

103.A43)Duty of Submission of Reports

103.1	The Licensee shall submit to the Director the reports specified in this license, in the format and at the times stipulated in this part.

103.2	Every report shall reflect the correct facts relating to the subject thereof, updated for the period of the report.

103.3
A report shall be submitted in two (2) copies, printed and prepared in an easily readable form, bearing the date of its preparation and signed by the Licensee or whoever it authorized for this purpose; The report shall be submitted in a format as directed by the Director, including with respect to its contents, structure and manner of submission.

103.4
The Director may require the Licensee to prepare anew or to complete a report which it submitted, if he found it lacking in necessary details or details which, in the Director’s opinion, should have been included by the Licensee in the report.

104.A43) Types of Reports

The Licensee shall submit to the Director, at his request and at least once a year, at the end of the calendar year and not later than ninety (90) days thereafter, annual reports describing its activity in the period from January to December of the past year:

(a)	Financial statement audited and signed by an accountant;

(b)	Subscribers report, including the following data:

(1)	Number of subscribers broken down according to business and private subscribers and according to post-paid and pre-paid;

(2)	Amount of income broken down according to subsection (1), with each type of income from interconnection appearing separately, and broken down as well according to airtime and added-value services.

(c)	Report on the use of frequencies according to Chapter D Part C;

(d)	Addendum A – “Particulars of Licensee” updated as of the beginning of January, as detailed in section 20.1.

104.2	The Licensee shall submit to the Director once a quarter, not later than a month after the end of the quarter, the following reports:

(a)	Unaudited quarterly financial statement signed by an accountant;

(b)	Unaudited quarterly income report signed by an accountant, giving details of income on which royalties are payable;

(c)	Traffic report – in a format as directed by the Director.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

104.3	The Licensee shall submit a report on any special occurrence, as set out in regulation 8 of the Control Regulations.

104.4	The Licensee shall submit to the Director the following report, at his request:

(a)	Report concerning development works of the network;

(b)
Malfunctions report – containing a brief description and discussion of the malfunctions that occurred in the network, the number of malfunctions and the cumulative duration of malfunctions of each type, an analysis of the malfunctions and the steps taken to repair them;

(c)	Service quality report – Analysis of the Licensee’s compliance with the requirements of sections 49 to 51 and Addendum E – Level of Services for Subscribers, during the period of the report;

(d)
Complaints report – detailing the written service complaints that were submitted by subscribers, including the subject of the complaints, the dates on which they were received, the written response given, the manner in which they were dealt with and details of the activity of the Public Ombudsman;

(e)	List of the Licensee’s rates;

(f)	Updated engineering program;

(g)
Encumbrances report – The Licensee must report to the Director immediately any case of imposition of an attachment or encumbrance on any of the Licensee’s assets or any case of an encumbrance on means of control in the Licensee, any realization of such encumbrances or voidance of any right of the Licensee in an asset; The Licensee must also submit to the Director, at his request, a report detailing all such encumbrances.

(h)
Report on number of subscribers, income and minutes broken down according to private and business subscribers, and within each category – broken down according to subscribers for programs priced according to an “inclusive standard rate” and subscribers for programs priced separately for payment in respect of “airtime” and interconnection, in a format as directed by the Director;

(i)	Nuisance subscribers report as detailed in section 65A.9;

(j)	Any other data required for performance of control on the Licensee’s activities, and any information required by the Ministry for regulating the telecommunications sector.

104.5	The Director may add or remove periodical, annual or quarterly reports, and he may request the Licensee to submit special reports as directed by him.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

105.A43)Notice Concerning a Defect

105.1	Where the Director finds defects or deficiencies in the Licensee’s activities, he shall notify the Licensee thereof in writing.

105.2
If the Licensee received a notification as stated, it shall submit to the Director, within thirty (30) days from receipt of the notification, its written response detailing the measures taken by it to correct the defects indicated therein.

106.A43) Void.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

CHAPTER I – MISCELLANEOUS

107.	The License as an Exhaustive Document

107.1
The Licensee’s rights, obligations and powers with respect to the setup, maintenance and operation of the cellular system and the provision of services by means thereof, originate in and derive exclusively from and according to this license.

107.2	Void.A2)

108.	Keeping the License Document and Returning the License

108.1
The Licensee shall keep the license documents in its office and shall allow the public to inspect their true and up-to-date copies; In case the terms of the license are modified, the Licensee shall attach the modification wording to said license documents.

108.2
A16)If the license and its documents are made available for public inspection, the public shall not be allowed to inspect the following documents, which are included in the Second Schedule to the License:

(a)	Appendix A – Details of the Licensee;
(b)	Appendix B – Engineering program;
(c)	VoidA43);
(d)	Appendix G – Insurance contract;
(e)	Appendix H – Bank guarantee;
(f)	Appendix I – Special services for the security forces;
(g)	Appendix L – Special services for the security forces – security addendum (confidential);
(h)	Appendix M – Security directives;
(i)	Appendix N – Letters of undertaking.

108.3
The license documents are the property of the State and are entrusted to the Licensee for the term of validity of the license; Upon the cancellation or expiry of the license, the Licensee shall return the license with all its documents to the Director.

108.4
A16)The Licensee shall allow the public to inspect the license documents via the Internet; The Licensee may do this also by way of referral to the website of the Ministry of Communications, as long as the Ministry publishes the license on its website.

108.5	A16)The Ministry may publish the license, excluding the appendices indicated in section 108.2, at the time and in the manner deemed fit by it.

109.	Postponement of Deadline

109.1	A duty imposed on the Licensee in this license, for which a performance deadline has been set, must be performed by the Licensee within the deadline.

109.2	A2)The Director, at the Licensee’s request, may postpone a deadline set as stated, if it deems it impossible to perform the duty within such deadline for reasons of force majeure.

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

110.	Reserving of Liability

Any approval or supervisory authority granted under this license to the Minister or to the Director, including the exercise of such authority, shall not impose on them any liability which is imposed by this license on the Licensee, and shall not derogate or detract from or void or diminish the Licensee’s liability as stated.

111.	Notices

111.1
A notice concerning this license or its implementation shall be in writing and shall be delivered by hand or dispatched by registered post with confirmation of delivery; A notice sent by registered post as stated shall be presumed to have reached its destination by the end of 48 hours from the time of its delivery for dispatch.

111.2	Any notice of the Licensee to the Minister shall be delivered or sent through the Director.

111.3
The Licensee’s address for receipt of notices under this section is: 10 Hagavish St., Poleg Industrial Area, Netanya 42140; The Licensee shall notify the Director immediately of any changes in this address.

112.A58  Documents and Recordings

112.1
The Licensee will present and/or play to the Director, at his request, any recording and/or document relevant to the subscriber, throughout the subscriber's last commitment period, and if the subscriber is not within a commitment period – during at least the last eighteen (18) months, and for a year after the date on which the final invoice is sent to the subscriber, as stated in section 2.3(c)(2) in Appendix E.

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

First Schedule
List of Services and Measures for Quality of ServiceA16)

1.	General
1.1.	This Schedule includes the list of services the Licensee will provide, under the conditions set out in Section B of Chapter E – “Level of Services for Subscribers”.

1.2.	The services will be provided in each of the technologies operated by the Licensee, unless otherwise noted in the License or in the Schedule to the License.

1.3.	Wherever the term: “Support in Various Languages” is used, this denotes support in at least these four languages: Hebrew, Arabic, English and Russian.

1.4.	A43) The Licensee must include in the service dossier at least the following details:

a.	Name of the service: Name of the service, including its trade name and a general description of the service.

b.	Detailed description of the service: Among other things –
Is it a new service / expansion of an existing service / combination of services / is there any need for a pretrial;
Manner of operating the service;
Date on which provision of the service is to commence;
Availability and measures for quality of service;
Support centers;
Price of the service;
Target audience of the service;
How to order the service;
Process of connecting to the service;
Implications or effects of this service on other services.

c.	Engineering description:
Description and block diagram of the system;
End-user equipment – dedicated equipment for receiving the service.

d.	Miscellaneous:
The need for numbering;
Required coordination with other licensees or entities.

First Schedule - 1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

2.	List of ServicesA65

2.1.	Basic Telephone Services

No.	Name of Service	Description of Service	Date of Provision	Service Quality Measures	Comments
1.	Cellular calls	Telephone calls to and from subscribers ofthe license holder to any telephone or other appropriate terminal equipment on another public communication network, in Israel or globally.	In place	Availability of the service 98%
2.	Emergency calls
Free calls to the emergency services, to be determined by the Director (for example: Police, MDA, Fire Dept., others). The caller will be routed to the emergency center according to the service provider's definition in reference to the subscriber's location.
			In place	Availability of the service 98%	According to the Director's instructions. The caller's telephone number may be identified by the public emergency services call center.

2.2.	Related Services

No.	Name of Service	Description of Service	Date of Provision	Service Quality Measures	Comments
3.	Callwaiting with option for temporary suspension	Subscriber may receive an incoming call while on another call. The subscriber may suspend this service at will.	In place	Availability of the service 99.9%
4.	Call forwarding	Forwarding incoming calls to another telephone	In place	Availability of the service

  A65 Amendment No. 65

First Schedule - 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

		number, at the subscriber's choice: Regularly, when the line is busy, when the call is notanswered or in cases of unavailability.		99.9%
5.	Call transfer	The subscriber may transfer a call to another telephone number or between 2 terminal devices having the same number.	* 3/2007	Availability of the service 99.9%	In accordance with notice dated March 14, 2007
6.	Hunting group	Determination of a hunt number for the group of the subscriber's telephone numbers; dialing the hunt number will route the call to an available number in the group.	In the future	Availability of the service 99.9%
7.	Caller ID	Caller's number is displayed on the subscriber's telephonedisplay.	In place		Dependent on the caller's terminal equipment
8.	Calling ID restriction	Allows the subscriber's telephone number to be blocked from display on the call recipient's display. The blocking may be permanent or one-time.	In place	Availability of the service 99.9%
9.	Caller name announcement	Provides the possibility of identifying the caller by an audiosignature.	In place	Availability of the service 99.9%
10.	Conference call	Supports a call for several subscribers simultaneously.	In place	Availability of the service 98%
11.	Closed user group	A group of telephone numbers only between which a call may be made.	In place	Availability of the service 98%	On GSM network only.
12.	Voice mail	Storage and the possibility of retrieval of voice messages of persons calling the subscriber in a personal box.	In place	Availability of the service 99%
13.	Advanced voice mail	A voicemail system as specified in Paragraph 12	In place	Availability of the service

First Schedule - 3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

		above, plus additional "smart" features includinga visual or voice announcement of incoming messages, the transfer of messages to other platforms and receipt of messages from such platforms.		98%
14.	Voice activated service	Voice activation of telephone and basic services, related services and value-added services.	Partially in place, will be expanded in the future	70% probability of good identifi-cation in areas with asignal level higher than 85dbm
15.	Call tracking	Allows the subscriber, during a call, to send the applicant an announcement for the purpose ofsubsequent identification of the source of the call.	In the future	Availability of the service 99.9%	Subject to any law
16.	Virtual private network (VPN)	Allows speed dialing according to a private numbering program.	In place	Availability of the service 99.9%	For types of subscribers according to relevant distinctions. Currently provided to the business sector.
17.	Centrex	Allows the maintenance of a private network while using the network's resources.	In the future
18.	Facsimile services	Receipt, storage and retrieval of facsimile messages through the telephone.	In place	Availability of the service 99.9%
19.	Roaming	Provision of mobile phone services when visiting Israel (for "roamers" from overseas). Forwarding calls to a subscriber who is overseas through a holder of a license	2002	Availability of the service 99.9%	The service was expanded in 2003 to also include data communications

First Schedule - 4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

to provide international communication services and allowing subscribers who are overseas to receive mobile phone services from operators overseas, including callscreening and call-back, and providing mobile phone services and related services to anyone visiting Israel (for roamers from overseas), all through roaming agreements with operators in other countries.
services.
20.	Toll free service	The maker of the call is not charged. The subscriber called is charged in accordance with appropriate charge arrangements.	3/2010		According to service file(1800).
21.	Talk Two	One number for several SIM/terminal equipment units.	In place	Availability of the service 99%
22.	Two telephone numbers for one SIM card	Definition of two telephone numbers for the same SIM card.	*7/2005	Availability of the service 99%	* According to notice dated June 7, 2005
23.	Change of number announcement	A person calling the subscriber will receive an announcement of the subscriber's new number and be given the possibility of routing to the new number at the applicant.	In place	Availability of the service 99.9%	On GSM network only.
24.	Camp on busy line	Automatic announcement and/or making of a call to a busy line once it becomes free.	*3/2004	Availability of the service 99.9%	* According to notice dated Feb. 5, 2004
25.	Personal number service	Allows the subscriber to determine that calls to one telephone number be routed to various destinations	In the future	Availability of the service 99.9%

(1800) In accordance with service file "toll free service" ("1-800 service").

First Schedule - 5

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

according to parameters to be determined by the subscriber.
26.	Collect call	A call whose cost will be paid by the subscriber receiving the call, after authorization thereof.	In place	Availability of the service 99.9%
27.	Message distribution	Distribution of messages to a list of recipients through various platforms.	In the future	Availability of the service 99.9%
28.	Over the air services (OTA)
Remote update of data and applications on the SIM card/terminal equipment by the license holder. The applications will be run from the SIM card / terminal equipment by the subscriber, on the terminal equipment.
			11/2011	Availability of the service 99%
29.	Account code billing	Code billing for one telephone number in separate bills. The subscriber's instruction regarding the account to be charged will be given by entering a code at the beginning of or during the call.	In the future	Availability of the service 99%
30.	Star services	Allows a call to be made by dialing a speed access code according to an internal numbering program of the applicant.	In place	Availability of the service 99.9%
31.	SMS – short messages services
Transmission and receipt of text, graphics, voice and image messages to and from mobile phone terminal equipmentover the license holder's network, or from terminal equipment on other networks in Israel or overseas which have reached an agreement with the license holder.
Transmission of such messages from a personal

			In place	Availability of the service 99%	Dependent on the terminal equipment

First Schedule - 6

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

computer. Forwarding of incoming messages to a facsimile machine. The license holder will support various languages.
32.	Packet switching data communication	Connection of the subscriber through the telephone or an independent modem to TCP/UDP/IP communications for packet switching.	In place	Availability of the service 98% on a best effort basis	Dependent on terminal equipment
33.	Disconnection of service	Disconnection of service at the subscriber's request.	In place	To be performed no later than the business day after the date of the subscriber's request
34.	POC (push to talk over cellular)	Making a call by pushing a button on the mobile terminal device. The call may be private (subscriber-to-subscriber) or for a group on a data communication network.	In place(commencement)	According to service file	Pursuant to temporary provision

Temporary Provision
The Licensee will allow operation of Push to Talk Over Cellular services (hereinafter: the Service) to any subscriber who is a legal entity (individual or corporation), provided the number of users (number of cellular end user equipment units permitted use of this service, hereinafter – end user equipments) in the possession of such subscriber does not exceed 20 during the first year starting on the date service begins. Notwithstanding the aforesaid, should there be any considerable changes in the cellular sector influencing provision of such service, the Ministry will consider a shorter period.

Application	This service will not begin before Sunday, the 29th day of Tamuz, 5764 (July 18, 2004)
* availability of service is the percentage of time the service is available, not including availability of basic services.

First Schedule - 7

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

2.3.	Value Added Services

No.	Name of Service	Description of Service	Date of Provision	Service Quality Measures	Comments
35.	Directory assistance	Allows receipt of information on telephone numbers and the automatic making of a call to the number in respect of which the information was received.	In place	Availability of the service 99.9%	Pursuant to the provisions of Section 67A of the license
36.	Connectivity to information & entertainment services	Allows the subscriber connectivity to push or pull information services, entertainment, applications and content, both interactive and non-interactive, through various means of access.	In place	Availability of the service 99.9%	Dependent on the terminal equipment. Subject to the Director's instructions.
37.	Access to internet provider services	Allows the subscriber access to an internet access provider.	In place
38.	Location based information & tracking	Receiving and sending information dependent on the location of the telephone, subject to any law.	* 3/2007		* In accordance with notice dated March 14, 2007
39.	M-commerce	Connectivity through terminal equipment for the performance of transactions.	In place		Dependent on the terminal equipment. Subject to the Director's instructions.
40.	Unified messaging
Allows the subscriber to receive and send voice messages, speech, fax, SMS, e-mail, applications and multimedia files to and from a unified box, with the possibility of converting the information received from one format
			In the future	Availability of the service 99.9%	Dependent on the terminal equipment

First Schedule - 8

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

to another, and access to information from various means of access.
41.	Telemetry command and control
Use of a telephone or cellular modem to receive announcements and to send commands pertaining to the operation of various devices (such as: alarm systems, inventory systems, traffic lights, controls etc.)
			In place	Availability of the service 99%
42.	Sponsored call	A call during which the subscriber is exposed to commercial advertising and information.	In the future		Subject to any law
43.	Video conference	Allows visual and audio communication between several users.	* 4/2004		Dependent on the terminal equipment. * In accordance with notice dated April 4, 2004
44.	Instant messaging
A messaging service between members of a "community", organization, group of friends, group of persons with a common interest. The subscriber announces his being online and his readiness to receive messages. The service notifies the subscriber of the group member who is located in geographic proximity to him.
In the future
45.	Surf & talk	Allows the subscriber to receive notice of and answer a call waiting while surfing the internet.	In place	Availability of the service 99%	Dependent on the terminal equipment. On GSM network only
46.	Personal	Access to and	In place		Dependent

First Schedule - 9

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

	information management	synchronization of a personal information database through the terminal equipment.		on the terminal equipment.
47.	Memo	Sending of a voice message as a memo from the subscriber to any telephone on a public network.	* 1/2004	* In accordance with notice dated Jan. 8, 2004
48.A67	Filtering of offensive content and sites on the internet	Filtering of offensive content and sites while the subscriber is surfing the internet through his terminal equipment, in accordance with the provisions of Section 67G of the license.	4/12	The service is provided to subscribers who use the internet access service for no charge additional to the payment it collects from him for the internet access service.

•	The availability of the service is a percentage of the timeduring which the service is available, excluding the availability of the basic service.

A67  Amendment no.67

First Schedule - 10

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Second Schedule – List of Appendices

Appendix A	Particulars of Licensee – not available to public;
Appendix BA16	Engineering Plan - not available to public;
Appendix CA60	Domestic Roaming;
Appendix DA43	void;
Appendix EA16	Level of Subscriber Services;
Appendix FA8	Ordering Of A Service On The Website Of The Licensee Or A Service Provider;
Appendix G	Insurance Contract - not available to public;
Appendix HA16	Bank Guarantee - not available to public;
Appendix It3t5	Special Services for security forces - not available to public;
Appendix JA6	Access to International Communications Services;
Appendix KA7	Discontinuation of Services for cellular end user equipments of IS-54 type;
Appendix LA12	Special Services for security forces - not available to public;
Appendix MA12	Security Instructions - not available to public;
Appendix NA16	Letters of Undertaking - not available to public;
Appendix OA24	Erotic Services

A16 Amendment no.16
A60 Amendment no.60
A43 Amendment no.43
A16 Amendment no.16
A8 Amendment no.8
A16 Amendment no.16
A3 Amendment no.3
A5 Amendment no. 5
A6 Amendment no.6 replaced Amendment no.4
A7 Amendment no.7
A12 Amendment no.12
A12 Amendment no.12
A16 Amendment no.16
A24 Amendment no.24

Second Schedule - 2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012

Appendix C
Appendix C – DOMESTIC ROAMING

1. In this Appendix

"Handover4"
Continuity of a call during its transfer by means of cellular end equipment from the coverage area of a cellular radio center of one licensee to the coverage area of a cellular radio center of another licensee, in a continuous manner, without being disconnected or disrupted.

"Call"	Including SMS messages, data communication, cellular Internet surfing, use of applications and the like.

"Roaming Licensee's Subscriber"	Including a subscriber of a cellular licensee on another network, where such licensee utilizes a roaming licensee's network.

"Lockdown"
A state in which the end equipment of a roaming licensee's subscriber, who roamed to a host network, continues to receive service on the Licensee's network after the termination of the call, even if the roaming licensee has coverage in that area.

"Specifications"	The current 3GPP5 recommendations regarding domestic roaming as in effect from time to time.

2. The Licensee shall provide by means of its network to a roaming licensee a domestic roaming service, as stated in section 67E, in accordance with the conditions set out below.

3.        The Licensee shall provide a domestic roaming service, as stated, by one of the following two methods:

(a)     Call transfer – The Licensee shall enable the transfer of a call which is being conducted by means of a subscriber's end equipment from a roaming licensee's network to the Licensee's network, when the roaming operator's network has no coverage in that area. After the transfer, the call shall be conducted on

4 Handover.
5 3rd Generation Project Partnership.

Second Schedule - Appendix C -1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix C

the Licensee's network up to its termination.

(b)       Call setup – The Licensee shall enable the setup of a call on its network, by means of the end equipment of a roaming subscriber's licensee, if the roaming operator's network has no coverage in that area, or due to locking down of the end equipment of the roaming subscriber on the Licensee's network. Following its setup, the call shall be conducted on the Licensee's network up to its termination.

4. The Licensee shall determine the duration of the lockdown time in accordance with the requirement of the roaming licensee.

5.        The Licensee shall guarantee reasonable and equal conditions for every roaming licensee, as regards the provisions of cellular services by it, including the following:

(1)     Prohibition on discrimination – The scope, nature and quality of the services received by a roaming licensee's subscribers may not be inferior to those provided to the Licensee's subscribers. Insofar as the Licensee creates a distinction between categories of its subscribers, regarding the scope, quality or nature of its services, it shall allow the roaming licensee to maintain the same distinction for its subscribers.

(2)     Transfer – The Licensee shall allow a roaming licensee's subscribers a one-way transfer, i.e. – from the roaming licensee's coverage area to the Licensee's coverage area, in a continuous manner, without disconnection or interruption of the call.

(3)     Advanced network – The Licensee shall provide domestic roaming services to a roaming licensee by means of its most advanced network6 and within the lowest frequency utilized by it7; only if it does not have such coverage shall it provide the roaming licensee with domestic roaming services by means of a higher frequency range or by means of an earlier generation network8, all according to the same priority as its own subscribers.

6 UMTS / HSPA / HSPA+ and in the future LTE.
7 For example, a licensee operating UMTS networks within frequency ranges of 850/900 MHz and 2100 MHz, shall provide to the roaming licensee's subscribers services by means of the network within the 850/900 range according to the same priority as its own subscribers.
8 GSM / GPRS / EDGE.

Second Schedule - Appendix C -2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix C

(4)       Range of services – The Licensee shall enable a roaming licensee to provide the entire range of services the roaming licensee wishes to provide to its subscribers, subject to the host licensee's technical possibilities and provided this does not burden it unreasonably.

6.        The Licensee shall cooperate with the roaming licensee, including by -

(1)     Blocking sites – The Licensee, at the roaming licensee's request from time to time, shall block the use by the roaming licensee's subscribers in specific coverage areas of sites of the Licensee in which the roaming licensee has coverage.

(2)     Dynamic update – The Licensee shall update the roaming licensee on a regular basis regarding the data required for domestic roaming support, according to the roaming licensee's needs and in line with the expansion of its network, and regarding changes in the Licensee's network, including traffic data by sites, records of calls9, billing data of the roaming licensee's subscribers, malfunctions, changes in systems, etc., and the Licensee shall also update its systems, as necessary, according to the network data of the roaming licensee.

(3)     Location data – The Licensee shall provide to a roaming licensee, on a regular basis, real-time location data of the roaming licensee's subscribers who are within the Licensee's coverage area. Such location data shall not be less than those received for the Licensee's subscribers.

(4)     Visibility - The Licensee shall operate, to the extent possible, in such a manner that a roaming licensee's subscribers do not notice that they are receiving service through the Licensee.

(5)     Switching – The Licensee shall transfer all the outgoing and incoming calls through the roaming licensee's network, to enable the roaming licensee to provide to its subscribers all the services it wishes to provide to them, including signaling of failed calls.

(6)     Intelligent network – The Licensee shall support, to the extent possible, intelligent network services provided by a roaming licensee.

9 Call Details Record (CDR).

Second Schedule - Appendix C -3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix C

(7)         Calls to emergency centers – The call of a roaming licensee's subscriber to an emergency center set up on the Licensee's network shall be routed directly to the emergency center by the Licensee, unless the roaming licensee is able to route it to the appropriate emergency center according to the subscriber's geographical location.

(8)         Compliance with statutory provisions – The Licensee shall cooperate with the roaming licensee for the purpose of complying with any statutory provision issued to any of them, where such cooperation is required by the existence per se of domestic roaming.

(9)        Handling malfunctions – The Licensee shall repair malfunctions in its systems which impair or could impair the domestic roaming service level agreed upon between the Licensee and the roaming licensee10 or determined by the Ministry.

(10)       Prevention of information transfer – The Licensee shall keep fully confidential any information relating to a roaming licensee, and shall prevent the transfer of any information relating to the roaming licensee from its employees and representatives who handle the operation of the domestic roaming to any other personnel of the Licensee, and particularly the Licensee's marketing and sales personnel.

7.        The Licensee shall operate, with respect to domestic roaming, in accordance with the Specifications. Where any matter is not regulating in the Specifications, the licensees concerned shall act according to the best engineering practice12.

10 Service Level Agreement (SLA).
11 Best Engineering Practice.

Second Schedule - Appendix C -4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E

Appendix E – Minimum Requirements and Level of Subscriber ServicesA16)

1.	System Performance

1.1.	The system and its services will fulfill performances, qualities and measures defined in the Engineering Plan – Appendix B.

1.2.	The system performance and services will not fall, in any event, from the following minimum requirements:

1.2.1.	Digital Technology: the system and the services under the extension of the license will be operated using digital technologies, according to relevant international standards.

1.2.2.	Service Coverage:
Subject to the provisions of section 60.5 of the license, all services will be provided in the entire coverage area of the system, keeping up minimum requirements in the matter of quality of service, for twenty four (24) months from the date on which the service for pay commences.

1.2.3.	Quality of Service:

(A)	In this section:

(1)
“Blocked Calls”: calls that cannot be established or messages that cannot be sent immediately upon entering the order to connect because of non-availability of cellular system resources or resources for connection between the cellular system and other systems;

(2)	“Dropped Calls” – calls stopped not by the initiative of the subscriber caller/connector or that of the receiving subscriber;

(B)	Quality of service in cellular system will not be less than the following:

(1)	the amount of blocked calls during hours of maximum use will not exceed two percent (2%);

(2)	The amount of dropped calls during hours of maximum use will not exceed two percent (2%);

(C)	The system will uphold the requirements set out in sub-sections (A) and (B) ninety-nine percent (99%) of the time during maximum use hours;

Second Schedule - Appendix E -1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E

(D)
Subject to the provisions of section 60.5 of the license, the system will reach the level of requirements set out above by no later than twenty four (24) months from the date of start of provision of such services for pay; from that time, said quality of service will be upheld in all the system’s coverage areas;

(E)	The number of blocked and dropped calls will be measured as follows:

(1)	measure will relate to the time span of one hour;
(2)	the maximum use hour to which the measure will refer will be the busiest hour of the system, on the day the measure is taken;
(3)	The measure will be taken at the maximum use hours on each of five (5) consecutive work days as stated;
(4)
The final number indicating the likelihood of blocked and dropped calls will refer to the average of the five (5) measured over the five (5) said consecutive work days, and for each type of service provided by the system;

(F)
Measurement and calculation will be performed for each cell separately, for each switch separately, and for the entire system; notwithstanding the aforesaid, at the written request of the Licensee, the Director may allow exceptions to the provisions of section 1.2.3, after having been satisfied that there is a true difficulty in performing the measure and calculations as stated, provided an alternative measuring and calculation system is proposed.

2.	Customer and Subscriber Services Quality Measures

2.1.
Service to provide information to customers and subscribers: will be provided through a telephone call to a call center, on the license holder's website, by e-mail and by facsimile; such service may be provided also through a representative in a service station open to the public, through an IVR system, SMS, chat or by regular mail. A69

2.2.	Standards for accessibility and provision of information:

(A)
A56 A call center will be manned twenty four (24) hours a day, for receiving calls regarding theft or loss of cellular end-equipment, a network malfunction leading to termination of all cellular services to the subscriber and the "roaming service", all days of the week except on Yom Kippur.

A69 Amendment No. 69
A56 Amendment No. 56

Second Schedule - Appendix E -2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E

(B)
A56 The call center will be manned at least thirteen (13) hours a day Sundays through Fridays, and five (5) hours a day on Fridays and eves of holidays for receiving calls pertaining to a problem in receiving cellular services, which is not a malfunction as stated in subsection (a), and in connection with the Licensee's services.

(C)	The reply at the call center will be within a reasonable time. Should the Director observe that the waiting time at the call center is not reasonable, he may set measures for response time.

(D)	A caller to a call center during unmanned hours will be referred to a message box to leave a message, and will receive a reply on the following day.

(E)	The Licensee will operate additional channel allowing subscribers to contact it for provision of information and for queries, such as:
-	Computerized voice system IVR;
-	queries via post;
-	queries via fax;
-	queries via e mail.

(F)	The Licensee will publish its service office address and telephone number of the call center in the following ways, among others:
-	In the engagement agreement with the subscriber;
-	In the bills sent to the subscriber;
-	In any document sent on behalf of the Licensee to the subscriber in a matter relating to customer services;
-	In telephone directories and in telephone information centers.

(G)	A58 The Licensee may not use a telephone number with a cell phone area code for a fax service for the purpose of receiving complaints from the public.

(H)	A58 Access to all call centers for reporting malfunctions, loss or theft (hereinafter – problem reporting center")	will be via a toll-free service (1-800 service). The Licensee will enable access to the problem reporting center from any national domestic network.
(I)	A58 Subject to that stated in subsection (h), access to all call centers for matters pertaining to the Licensee's services will be by means of each of the following:
(1)           A network number to which access is free of charge;

A56 Amendment No. 56
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

Second Schedule - Appendix E -3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E

(2)	A split-charge call service (1-700 service) or a toll-free service (1-800 service).

2.3.	Bills to Subscribers

(A)	Bills to subscribers will set out the relevant details for such bill, out of the following:

(1)	monthly charge (fixed charge)
(2)	duration of calls or air time (minutes, seconds)
(3)	volume of data use (MB,kB) – if the service provided is charge by volume of data transmitted.
(4)	Other charges (such as for receipt of data, SMS transmission, mobile electronic commerce).
(5)	Combination of the above charge methods.

(B)	Structure of the Bill

Bills will be sent in a fixed form, as follows:

(1) Following payment; the bill will serve as a receipt, including:
the amount for payment not including VAT, rate of VAT and total for payment including VAT. In this section, the identifying particulars of the Licensee will be specified, and the identifying particulars of the subscriber.

(3)	The Licensee may include information regarding deals and personal notices to the subscriber.

(C)	Production and delivery of bills

(1)	The Licensee will produce monthly bills for its subscribers or at any other time with subscriber’s consent.

(2)
A subscriber who wishes to disconnect from the Licensee shall receive a final bill on the nearest possible date, and no later than two months after the disconnection date. A61Where the subscriber and the Licensee agreed on payment in installments for end-equipment purchased by the subscriber from the Licensee, and the subscriber's contract with the Licensee is cancelled before the subscriber has paid all the installments on the end-equipment which he purchased from the Licensee, the Licensee will send the subscriber a final invoice for the Licensee's services, and thereafter the

A61 Amendment No. 61

Second Schedule - Appendix E -4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E

Licensee will be entitled to send the subscriber invoices only in respect of the debit for the end-equipment. A58

A final invoice will be titled 'Final Invoice'.

(3)	Void T52

2.4.	A43)Measures for Handling Public’s Applications

(A)	Level of handling a written complaint – The response times for complaints will be up to 14 workdays; the response for 5% of complaints will be within a month.

(B)	Measures for quality of service of the service centers –
-	90% of applications will be handled directly by the service representatives, up to completion.
-	Not more than 10% of applications, some due to escalation of complaints, will be referred to more senior levels.

(C)
Applications clarified by the senior level – In any case where the Public Ombudsman’s reply to a complaint does not satisfy the applicant, the application will be passed on to the managerial level, which will examine the it again and reply directly to the applicant. In any event, the applicant will receive a response within 30 days from the day of his application.

A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
T52) Amendment No. 52.

Second Schedule - Appendix E -5

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

Appendix E1T52 - Fair Disclosure in Telephone Bills

General

For the purpose of this Appendix, “telephone bill” means a bill submitted by a licensee to a subscriber for services it provided to the subscriber itself or for services provided to the subscriber by any other licensee or service provider using the collection services of the licensee for the purpose of collection of payment from the subscriber.

1.
The telephone bill (hereinafter referred to in this Appendix as the “Bill”) to be presented by the licensee to a subscriber shall be clear, legible and comprehensible; the Bill shall include accurate details about the components of the charge demanded, as set forth in this Appendix.

2.	The Bill shall include the following parts:

A.	“Billing Summary”;

B.	“Billing Details” including:

1)	Details of fixed charges, variable charges, one-time charges, credits and reimbursements, within the meaning in section 8 E of this Appendix;

2)	Information on usage patterns;

C.	“Call Details”.

3.	The Bill shall be constructed using a bottom-up method, with its bottom level being Part C - “Call Details”, above it Part B - “Billing Details” and at the top level Part A - “Billing Summary”.

4.	The Company name and logo shall be displayed on each page of the Bill, including on the “Call Details”.

5.
The licensee shall issue a “Billing Summary”, “Billing Details” and “Call Details” for each telephone number separately. The licensee may issue to a subscriber holding several telephone lines one “Billing Summary” to refer to all the telephone numbers in the possession of the subscriber, provided that the “Billing Summary” sets forth each of the telephone numbers to which the Bill relates (see examples 1 and 2). “Call Details” and “Billing Details” shall be issued by the licensee for each telephone number separately. Notwithstanding the above, a subscriber in possession of several telephone numbers may demand from the licensee to receive a

T53) Amendment No. 52.

Second Schedule - Appendix E1-1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

separate “Billing Summary” for each telephone number in his possession. In this regard, a PRI line shall be deemed one telephone number.

6.
Amounts in the Bill shall be rounded off and shall be set forth according to the provisions of section 2.2.2 of Israeli Standard 5262 - “Honesty in Billing and Fair Disclosure in Telephone Bills” (hereinafter referred to in this Appendix as the “Standard”) and the provisions of the General License on this matter. It should be clarified that in respect of the manner of calculating the billing amount, in contrast to the manner of presenting the “Call Details”, and the “Billing Details”, as determined in the provisions, the licensee must calculate this pursuant to the tariff provided in the Regulations, with no rounding off.

7.
The Ministry of Communications’ website in the section on “General Licenses” has examples of telephone bills drawn up pursuant to the detailed provisions of this Appendix (hereinafter referred to in this Appendix as the “Examples”). The Examples are based on telecommunications agreements and tariff plans marketed in 2008 by the general licensees. The examples are for the sake of illustrating the mode of implementation of the provisions only. In the case of any inconsistency between the provisions and the Examples, the binding version is that in the provisions.

Part A - “Billing Summary”

8.	The following details shall be presented in the “Billing Summary”:

A.	Subscriber Details -

1)	First name;

2)	Surname;

3)	Address;

4)	Customer number;

5)	Telephone number and/or PRI line number by means of which the services on account of which the Bill is presented to the subscriber were provided;

Second Schedule - Appendix E1-2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

B.	Licensee Details -

1)	Company name;

2)	Company management address;

3)	Customer service telephone and facsimile numbers;

4)	Company website address.

C.	Dates -

1)	Billing date;

2)	Billing period;

3)	Last date for payment of Bill - in respect of a Bill not paid by standing order or by credit card.

D.	Notices to Subscriber

1)
Notice on the option of filing a complaint to the licensee’s public complaints commissioner, about his powers and the ways of contacting him. To the extent that the licensee is not obligated under the provisions of its license to notify every subscriber about the option of filing a complaint with the licensee’s public complaints commissioner on the telephone bill, the licensee shall present a notice on the option of filing a complaint with the licensee’s telephone call center and about the ways of contacting it.

2)
The licensee’s address, telephone number, facsimile number and email address by means of which the subscriber may request the licensee to stop the service or deliver the licensee a notice of cancellation, within the meaning in section 13D of the Consumer Protection Law, 5741-1981. To the extent that the licensee is not obligated under the provisions of its license to provide for the sending of a request to stop the service by email, it is not obligated to present such email address.

3)	Information on offers and personal notices to the subscriber, at the decision of the licensee.

Second Schedule - Appendix E1-3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

E.	Billing charge exclusive of VAT, as set forth below:

1)	Fixed charges - charges applying to the subscriber not dependent on the scope of usage;

2)	Variable charges - charges applying to the subscriber dependent on the scope of usage;

3)
One-time charges, such as charges for “Exit Fee”, linkage and interest differentials charge for a monetary debt, charge for collection expenses, etc. (hereinafter referred to in this Appendix as “One-Time Charges”);

4)	Credits, such as credit for return of old terminal equipment, credit for a subsidy on terminal equipment, etc. (hereinafter referred to in this Appendix as “Credits”);

5)	Financial reimbursements for surplus charges (hereinafter referred to in this Appendix as “Reimbursements”).

F.	Total payment amount will be presented as set forth below:

1)	Total payment amount exclusive of VAT; the amount shall be calculated according to the charges summary presented in the “Subtotals Summary” and the “Billing Summary”;

2)	VAT amount;

3)	Total payment amount, plus VAT.

F.	All charges appearing in the “Billing Summary” shall be presented as a decimal number in New Israeli Shekels to a degree of accuracy of two digits after the decimal point.

Part B - “Billing Details”

9.	Part 1 of the “Billing Details” will include information on fixed charges, variable charges, One-Time Charges, Credits and Reimbursements, as set forth below:

Second Schedule - Appendix E1-4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

A.
“Billing Details” will include general information on the tariffs plan according to the terms of which the subscriber is charged, including details of its main tariffs, inclusive of VAT. Details of the main tariffs will be presented exclusive of VAT for business subscribers.

B.	If the subscriber’s agreement includes a commitment period the licensee must note on every bill in the “Billing Details” the following details:

1)
The duration of the commitment period and its date of expiration; the provisions of this subsection shall not apply in respect of a transaction where there is no obligation to give a collection notice as stated in section 13A(d)(2)(b) of the Consumer Protection Law, 5741-1981.

2)
The payment the subscriber will be asked to pay if he requests to terminate his agreement with the licensee prior to the expiration of the commitment period to the company or the tariff plan (“Exit Fee”) in the course of the billing period following the present billing period (hereinafter referred to in this Appendix as the “Subsequent Billing Period”). In the event that the amount of the Exit Fee changes throughout the Subsequent Billing Period, the time point of reference for determining the amount of the Exit Fee shall be the middle of the Subsequent Billing Period (see Example 1).

3)
To the extent that payment of the Exit Fee also includes payment for subsidizing terminal equipment, the aforesaid payment shall be presented separately. In the event that such payment amount is variable throughout the Subsequent Billing Period, the time point of reference will be the middle of the Subsequent Billing Period (see Example 1).

4)
The licensee will present to the subscriber written details in respect of the mode of calculation of the Exit Fee within 14 days of the date the subscriber submitted a request to the licensee’s customer service center or the public complaints commissioner.

C.	“Billing Details shall be presented by means of a table composed of columns and rows, as set forth in the Examples.

D.	Each service provided to the subscriber in the course of the Billing Period shall be presented in the “Billing Details” in a separate row, with the following details:

Second Schedule - Appendix E1-5

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

1)
Name of service; the name of the service shall identify as clearly and as accurately as possible, the service provided to the subscriber; respecting a service provided to the subscriber not by means of the licensee, the licensee shall present the details of the service provider, including its name and a telephone number by means of which it can be contacted;

2)
Quantity; quantity measured in time will be presented in the form of mm:ss (minutes: seconds). Quantity measured by data volume will be presented as a decimal number in MB to a degree of accuracy of at least 3 digits after the decimal point. The quantity of internet pages viewed or text messages will be presented as a natural number.

3)
Tariff; the tariff will be presented as a decimal number in New Israeli Shekels, to a degree of accuracy of at least 3 digits after the decimal point. The tariff is composed of several payment components, such as one tariff for the licensee’s services and a second tariff for reciprocal link or for international phone service, will also be presented as one inclusive tariff (see Examples 1 and 2). Calls in respect of which the tariff varies in the course of performance, such as a transition from off-peak to peak rates and from peak to off-peak rates, a change in tariff in the course of a conversation, including a conversation started within the scope of a “pay as you go” plan and exceeding the minutes in the course of performance, will be presented collectively within the “Calls at Variable Tariff in the Course of a Call” service; the tariff will be presented under the column “Average Tariff” and will be calculated by dividing the charge amount in the “Subtotal Row”, within the meaning in section 11I of the Appendix by the quantity (see Example 5 - Version A). To the extent that a call in the “Calls at Variable Tariff in the Course of a Call” is presented as set forth in the concluding part of section 11L below, the “Average Tariff” will not be required to be presented and the tariff will be presented according to each segment separately (see Example 5 - Version B).

4)
The charge amount; the charge amount will be calculated by multiplying the quantity by the tariff and it will be identical to the charge amount appearing in the “Call Details” in the “Subtotal Row”; the charge in the “Subtotal Row” in the “Call Details” of each segment of a “Call at a Variable Tariff in the Course of a Call” will be included in the “Account Details” within the scope of the appropriate category of service (see Example 5 - Version B).

5)
In the event that there is also a fixed charge for each individual call, the number of calls made and the fixed tariff per call shall also be presented in the same row and the charge amount shall be calculated by multiplying the number of calls by the fixed charge tariff per call plus the quantity multiplied by the tariff (see Example 4).

Second Schedule - Appendix E1-6

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

E.
The “Fixed Charges”, “One-Time charges”, “Credits”, “Reimbursements” and "Linkage differences and interest" as specified in sections 60.8 and 83A A58, shall each be presented in the “Billing Details” in a separate group (see Examples 3 and 5).

F.
The licensee shall notify the subscriber in the Bill of his option to request written details in respect of the mode of calculation of A58 the “One-Time Charge”; the licensee will furnish the subscriber with such written details within 30 days of the date of submission of a request by the subscriber on the matter to the licensee’s customer service center or the customer complaints commissioner (see Examples 3 and 5).

G.	Charges may also be noted in the “Billing Details” for sale of terminal equipment and charges for services which are not telecommunication services.

H.	The “Billing Details” shall include subtotals of charge amounts exclusive of VAT, for fixed charges, variable charges, One-Time Charges, Credits and Reimbursements (“Subtotal Row”).

I.	The final charge amount will be presented exclusive of VAT, and alongside such amount will be presented the charge amount inclusive of VAT.

J.
The licensee must note in the “Billing Details” a comment whereby to the extent that there is a difference between the charge amount and the subtotal of charge amounts set forth in the Subtotal Rows of the “Billing Details”, they originate in the fact that the charge amount was calculated according to tariffs to a higher degree of accuracy than that determined in the provisions of the license and the Standard.

K.
All charge amounts appearing in the “Billing Details” will be presented as a decimal number in New Israeli Shekels to a degree of accuracy of two digits after the decimal point, unless expressly determined otherwise.

10.
In Part 2 of the “Billing Details” the licensee shall present in graph form or in any other manner in respect of each telephone number to which the telephone bill relates information about usage patterns, as set forth below:

 A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).
A58 Amendment No. 58 (inception: this amendment will come into force on March 13, 2011).

Second Schedule - Appendix E1-7

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

A.
The rate of utilization of each package of services included in the tariffs plan to which he is a subscriber, including packages of services granted to a subscriber within the scope of the fixed charge;

B.	Details of charges according to categories of services;

C.
Distribution of call minutes and text messages according to categories of licensees on whose network the call was completed (internal network, external network according to category of licensee - mobile radio-telephone, internal domestic fixed line telephony).

Part C - “Call Details”

11.	The details set forth below shall be presented in the “Call Details”:

A.	“Call Details” shall include information about all the services provided to the subscriber in the period to which the Bill relates.

B.
Each “category of service” shall be set forth in a separate group under the heading of the service name, with each item in the “category of service” being presented in a separate row, pursuant to the provisions of subsection 11E. Respecting PTT services, no details are required for each call separately.

C.	Presentation of data in relation to each “category of service” appearing in the “Call Details” will be carried out in ascending chronological order.

D.	“Call Details” will be presented in table format pursuant to the details in the Examples.

E.	In respect of each item appearing in the “Call Details”, at least the following data shall be noted:

1)	Date of performance of call or text message or internet surfing;

2)	Time (hh:mm:ss);

3)	Call destination (if any);

4)	Quantity;

Second Schedule - Appendix E1-8

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

5)	Tariff exclusive of VAT, to a decimal number in New Israeli Shekels to a degree of accuracy of at least 3 digits after the decimal point.

6)	Charge amount exclusive of VAT, to a decimal number in New Israeli Shekels to a degree of accuracy of at least 3 digits after the decimal point.

F.
The tariff presented shall be the tariff according to which the subscriber is charged, viz., for example, after a discount, if any, the cheaper tariff offered to the subscriber within the scope of any offer, etc.

G.
The quantity, tariff and charge amount will be presented in adjacent columns if possible, so that the quantity multiplied by the tariff will give the charge amount. If there is also a fixed charge per call the quantity of calls made and the fixed charge per call shall be presented and the charge amount will be calculated by the quantity of calls multiplied by the fixed charge tariff per call plus the quantity multiplied by the tariff (see Example 4).

H.
Quantity measured by time will be presented in the form of mm:ss (minutes: seconds); quantity measured by data volume will be presented as a digital number in MB to a degree of accuracy of at least 3 digits after the decimal point; the quantity of internet pages viewed or text messages will be presented as a natural number.

I.
Any “Category of Service” appearing in the “Call Details” will include a summary row in which will be set forth the total quantity for which the subscriber is charged and the total charge amount in respect of such “Category of Service” exclusive of VAT (hereinafter referred to in this Appendix as the “Subtotal Row”).

J.
Any charge amount appearing in the “Subtotal Row” will be presented in the “Billing Details” as a decimal number to a degree of accuracy of two digits after the decimal point, with the quantity presented alongside.

K.	The presentation of each Subtotal Row shall be made in a prominent manner.

L.
A call whose tariff is variable in the course of performance thereof, such as a transition from off-peak to peak rate or from peak to off-peak rate, a change in tariff in the course of the conversation, including a conversation starting within the scope of a “pay as you go” program and exceeding the minutes in the course of performance thereof, will be presented within the

Second Schedule - Appendix E1-9

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E1

scope of “Calls at Variable Tariff in the Course of a Call”; the tariff will be presented under the column “Average Tariff” and will be calculated by dividing the charge amount into the quantity (see Example 5 - Version A). A call whose tariff is variable in the course of performance thereof may also be presented in another form in which the charge tariff, the quantity and the charge amount, as well as the total charge of the call will be presented in respect of each segment of such call (see Example 5 - Version B).

M.
The licensee may provide a subscriber making an express request, with Call Details in chronological order in which the calls were provided with no separation between categories of services, provided that it notifies the subscriber within the scope of the “Call Details” that he may receive “Call Details” also pursuant to the format determined in section 11(b).

Second Schedule - Appendix E1-10

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E2

A59APPENDIX E2 – ACCESS TO SERVICES FORM

Form for Access to Services by Means of a Cellular Device Charged in Telephone Statement

Name of Licensee
Means of Sending the Form:
Address
Email address
Facsimile number

Date: _________________

I, whose particulars are recorded below, request access to the services set forth below for the telephone number noted in this form, as follows:

Subscriber particulars

Subscriber name/company name: ___________ I.D/co. no. ________________ Address: _______________ telephone number: _______________

Mark X according to your selection and sign. For your attention, failing to mark and sign means blocking the option of receiving the service.

No.	Category of service			Blocked	Open	Subscriber signature
1.	Cellular internet surfing service, including on Licensee's cellular portal, by means of a device			☐	☐
2.	Content and/or information service one-time	A.
Receipt or downloading content via the internet, viewing and/or listening to such content on a one-time basis (such as downloading or viewing a video film, listening to a song, downloading a ringtone, downloading a video film, downloading a game, all on a one-time basis)

				☐	☐
		B.	Sending an SMS by special payment for voting within the scope of a program broadcast on television on a one-time	☐	☐

A59 Amendment No. 59

Second Schedule - Appendix E2-1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix E2

basis (such as voting in a reality program on a one-time basis)
		C.	Giving a donation by means of sending an SMS on a one-time basis (such as a donation to an association on a one-time basis)
		D.	Receipt of content and/or information on a one-time basis (such as information on transportation lines, professionals, financial information, all on a one-time basis)	☐	☐
3.	Content and/or information service continuing – Subscriber	A.
Receipt or downloading of content via the internet, viewing and/or listening to such content not on a one-time basis (such as a subscriber for downloading or viewing a video film, subscriber to a  music service, subscriber for downloading ringtones, subscriber for downloading video films and subscriber for downloading games)

				☐	☐
B.
Receipt of content and/or information not on a one-time basis (such as a subscriber for receipt of news updates, subscriber for receipt of sports results, subscriber for receipt of trivia questions and subscriber for receipt of diet recipes)

				☐	☐
 Upon agreement in the presence of the Licensee's representative – I declare that this form was marked and signed by me

Name of Licensee's representative: ____________ signature of Licensee's representative: ___________

Subscriber's signature: ____________________________________

Second Schedule - Appendix E2-2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix F

  APPENDIX F – ORDERING OF A SERVICE ON THE WEBSITE OF THE LICENSEE OR A SERVICE PROVIDERA61

1.	Ordering a Service from the Licensee

1.1	Ordering a Service from the Licensee

The ordering of a service on the Licensee's website or on its cellular portal (both hereinafter – the "Site") shall be done according to one of the alternatives detailed in sections 1.2 or 1.3.

1.2	Random Code

(a)	The subscriber shall enter on the Site, in the place designated for that purpose, his subscriber number12.

(b)
If the subscriber is blocked for the service, the Licensee shall send the subscriber an SMS notifying him that he is blocked for the type of service that was ordered, and that he can apply to the Licensee to remove the block for that type of service.

(c)	If the subscriber is not blocked for the service, the Licensee shall send the subscriber an SMS including the following:

(1)	The name of the service including its classification as "one-time" or as "continuing."

(2)
The price of the service. The price shall be displayed in a detailed manner, including details concerning a "one-time" payment, a "fixed" payment for a specific period, including specification of the period, and the unit price according to which the payment for the service is measured.

(3)	A random code of five (5) digits (hereinafter – the "Sent Code").

(d)	The subscriber shall enter on the Site, in the place designated for that purpose, the Sent Code.

(e)	The Licensee shall compare the Sent Code and the code entered by the subscriber as stated in subsection (d) (hereinafter – the "Entered Code").

(f)
If the Entered Code is identical to the Sent Code, the Licensee shall send the subscriber an SMS notifying him that his registration for the service was approved, and in the case of a continuing service – information

A61 Amendment No. 61
12 Mobile Subscriber Number (MSN).

Second Schedule - Appendix F-1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix F

concerning the manner in which it is possible to cancel the registration for the service.

(g)	If the Entered Code is not identical to the Sent Code, the Licensee shall send the subscriber an SMS notifying him that his registration for the service failed due to such non-identity.

1.3	User Code and Password

(a)	The Licensee shall display on the Site, next to the place designated for ordering the service, prominently and in a clear and legible manner, the following details:

(1)
The name of the service including its classification as "one-time" or as "continuing." In the case of a continuing service – information concerning the manner in which it is possible to cancel the registration for the service.

(2)
The price of the service. The price shall be displayed in a detailed manner, including details concerning a "one-time" payment, a "fixed" payment for a specific period, including specification of the period, and the unit price according to which the payment for the service is measured.

(b)	The subscriber shall enter on the Site the user code and the password set or approved for him by the Licensee (hereinafter – the "Identity Code").

(c)
If the subscriber is blocked for the service, the Licensee shall display to the subscriber a message addressed exclusively to him on the Site, notifying him that he is blocked for the type of service that was ordered, and that he can apply to the Licensee to remove the block for that type of service.

(d)	The Licensee shall compare the Identity Code and the user code and password set by it for the subscriber and saved in its system (hereinafter – the "Saved Code").

(e)	If the Identity Code is identical to the Saved Code, the Licensee shall provide the service to the Licensee.

(g)
If the Identity Code is not identical to the Saved Code, the Licensee shall send the subscriber a message addressed exclusively to him through the Site, notifying him that his registration for the service failed due to such non-identity.

2.	Ordering a Service from a Service Provider

Second Schedule - Appendix F-2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix F

2.1	The ordering of a service on the website of a service provider shall be done in the following manner:

(a)	The subscriber shall enter on the website of the service provider (hereinafter – the "Service Provider's Site"), in the place designated for that purpose, his subscriber number1.

(b)	The service provider shall send the Licensee a message including the subscriber number, the type of service requested and the details of the service as set out in paragraph (d) below.

(c)
If the subscriber is blocked for the service, the Licensee shall send the subscriber an SMS notifying him that he is blocked for the type of service that was requested, and that he can apply to the Licensee to remove the block for that type of service. In addition, the Licensee shall notify the service provider that the subscriber is blocked for the service.

(d)	If the subscriber is not blocked for the service, the Licensee shall send the subscriber an SMS including the following:

(1)	The name of the service including its classification as "one-time" or as "continuing."

(2)
The price of the service. The price shall be displayed in a detailed manner, including details concerning a "one-time" payment, a "fixed" payment for a specific period, including specification of the period, and the unit price according to which the payment for the service is measured.

(3)	A random code of five (5) digits (hereinafter – the "Code").

(e)	The subscriber shall enter on the Service Provider's Site, in the place designated for that purpose, the Code.

(f)	The service provider shall send the Licensee the code that was entered by the subscriber as stated in paragraph (e) (hereinafter – the "Entered Code").

(g)	The Licensee shall compare the Code and the Entered Code.

(h)
If the Entered Code is identical to the Code, the Licensee shall send the subscriber an SMS notifying him that his registration for the service was approved, and in the case of a continuing service – information concerning the manner in which it is possible to cancel the registration

1 Mobile Subscriber Number (MSN).

Second Schedule - Appendix F-3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix F

for the service. In addition, the Licensee shall notify the service provider that the registration for the service was approved by it.

(i)
If the Entered Code is not identical to the Code, the Licensee shall send the subscriber an SMS notifying him that his registration for the service failed due to such non-identity. In addition, the Licensee shall notify the service provider that the registration for the service failed.

Second Schedule - Appendix F-4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

Appendix J –Accessibility to International Telecommunications Services A6)

1.	Definitions

1.1	In this document, the following words and terms will have the definitions noted at their sides, unless otherwise deriving from the language or context:

Bezeq International -	The Bezeq International Company Ltd. ;
Barak -	Barak I.T.C. (1995) Company for International Telecommunications Services;
Chance caller -	A Licensee subscriber, calling abroad using an international operator, using a three digit dialing code, as set out in section 2;
Subscriber number (or telephone number) -
A group of numbers in a certain order, including area code, the dialing of which should create a telecommunication’s connection between the reading subscriber’s end user equipment and the reader subscriber’s end user equipment; a reader subscriber number may be a subscriber number of a number to a call answering center of a subscriber or a number to a call answering center of a licensee2

International operator -	Anyone providing international telecommunications services to the public in Israel under a general license from the Director;
Chosen operator -	An international operator chosen by appointment, under the provisions of section 43
Access code -
A group of numbers in a certain order, the dialing of which allows access to a certain telecommunications service of a certain operator; dialing additional codes, as needed, and the subscriber number, should create a telecommunication connection to the subscriber’s end user equipment4 ; if the access code is a manned call center, the service is given via the operator.

2 The phone number is determined by the licensee, according to rules and directives prescribed by the Director.
3 A chosen operator may be Bezeq International, Barak or Golden Lines.
4 for example: dialing an access code for international services, and after a country code, area code in that country and telephone number of the designated subscriber abroad

Second Schedule - Appendix J-1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

Short dialing code -	“00” ” and “188” access code, designated to receive international telecommunications services, by direct dialing, or via an operator, as explained in section 2;
Golden Lines -	The Golden Lines International Communications Services Company;
Subscriber ascription	The technically defining action an internal operator performs in his switch so that his subscriber’s calls, performed through a shortened dialing code, are channeled into the chosen operator’s switch;
Outgoing ITMS calls -	Transferring a verbal message or facsimile message via an international telecommunications service, initiated by a Licensee subscriber;
Ingoing ITMS calls -	Transferring a verbal message or facsimile message via an international telecommunications service, initiated by an international caller;
International Telecommunications Services -	Telecommunications services given to the public in Israel, under license from the Director, via an international operator’s international telecommunication services;
ITMS service	International telecommunications message service, that is, two-directional simultaneous transfer of talk and simultaneous transfer of facsimile messages, in an international telecommunications system.

1.2
Words and expressions in this document not defined above shall have the meaning as defined in the Law, regulations enacted by virtue thereof, in the Interpretation Law, 5741 – 1981, or as set out in the appropriate places in the Licensee’s general license and in the International Operators’ licenses, unless otherwise deriving from the language or context.

2.	Allocation of Access Code

2.1	A Licensee will channel subscriber dialing, to the international operators’ switches, for access to international telecommunications’ services, using the following codes:

(A)	double-digit access code – the ‘00’ access code, which will serve as short access code for international telecommunications services provided by a

Second Schedule - Appendix J-2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J
chosen operator; the Licensee will channel a subscriber dialing the prefix ‘00’ to the chosen operator;

(B)
triple-digit access code – an access code of ‘01X’ type, which will serve as an access code for international telecommunications services provided to a chance user; the Licensee will channel any subscriber dialing the prefix ‘01X’ code to the international operator according to the X digit; the X digit is the international operator’s code, according to the following:

1.	‘2’ – code for Golden Lines’ services;
2.	‘3’ – code for Barak services;
3.	‘4’ – code for Bezeq International services;

(C)	‘188’ access code – that will serve as a number for operator services ; any subscriber dialing ‘188’ will be channeled by the Licensee to the chosen operator’s operator services;

(D)
four-digit access code – numbers of the ‘18XY’ type, that will serve as an access code for various international telecommunications services of any and all international operators; any subscriber dialing ‘18XY’ will be channeled by the Licensee to the international operator according to the X digit; the X digit is the code of the international operator under section 2.1(B); the Y digit is any number from 1 to 9 and the 0 digit; the use of the Y digit will be determined by the Director, under advisement with the international operators, in order to ensure uniformity and fair competition; each international operator will be allocated ten (10) such four digit numbers/ these numbers will be accessible for both the chosen operator’s subscribers and for chance callers.

2.2
If the Licensee allows its subscriber the use of another short dial code (such as +), instead of the “00” dial code (hereinafter: a special code), all the provisions and rules applicable to the short “00” dial code will apply to the special code as well.

2.3
Dial by pre-paid program for unidentified subscribers who are not blocked for outgoing ITMS calls will be possible only using three-digit access codes of the 01X type, and four-digit access codes of the 18XY type; upon dialing a short access code or a special access code, a voice announcement will be heard referring the customer to dial via said access codes available to him.

2A.A23Subscriber Access to Outgoing ITMS Calls :

2A.1	The Licensee will allow subscribers to act as follows, with regard to outgoing ITMS calls:

(D)	as an ascribed subscriber.

Second Schedule - Appendix J-3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

(E)	As blocked
(F)	As a chance caller only.

3.	Blocking Outgoing International Calls and Removal of the Blocking

3.1
The Licensee will block outgoing ITMS calls, and may also block collect incoming ITMS calls for any subscriber requesting to block access to international services or subscribers for whom the international service for outgoing ITMS calls has been stopped or cut off, in accordance with the conditions of the License; the licensee may not block incoming ITMS calls except collect calls.

3.2	If a block for outgoing ITMS calls has been implemented at a subscriber’s request, the Licensee will remove the block as follows: A23

(A)
If the subscriber has asked to join, he will indicate his choice international operator who shall serve as his “chosen operator”, by his signature on the appropriate form; notice given by means of facsimile  will be deemed notice in writing given to by the subscriber in this matter.

(B)	If the subscriber has asked to be a chance caller, he will notify the Licensee of such; if the notice is verbal, the Licensee will verify the requesting party’s identity.

3.3	The Licensee will perform the block for ITMS or removal thereof, performed in accordance with the subscriber’s request, according to the following:

(A)	70% - Within one working day of receipt of notice; requests received after 1500 hours will be deemed having been received on the following work day;

(B)	20% - within two working days of receipt of notice;

(C)	the rest – within 5 working days.

3.4
The Licensee will ensure that a subscriber who has blocked his outgoing ITMS calls cannot make outgoing calls using ‘00’ dialing code, ‘01X’ dialing code, ‘188’ or ‘18XY’ dialing codes, or using any other code that may come in place thereof A23 .

3.5	The Licensee may collect reasonable payment for performance of a block for outgoing ITMS calls or for removal of the block.

3.6	Notwithstanding that stated in section 3., the Licensee will allow all its subscribers to block outgoing ITMS calls before initiation of services for such subscriber, free of charge.

Second Schedule - Appendix J-4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

3.7
The Licensee will verify that all subscribers whose access to outgoing ITMS calls has been blocked receive appropriate voice message when dialing access codes or telephone numbers for international services.

3.8
If a subscriber who has chosen a chosen operator asks to block outgoing ITMS calls, the Licensee shall notify such to the chosen operator, within seven (7) working days of the date of performance of the block.

4.	Choosing a Chosen Operator

4.1
A Licensee’s subscriber may notify the international operator in writing, on a signed form approved by the Director, regarding his choice of a chosen operator through whom such wishes to receive international telecommunications services using ‘00’ or ‘188’ access codes; the form will including the particulars of the subscriber – first name, last name or name of corporation, ID number of ID number of the corporation, address and telephone numbers the subscriber asks to define the international operator as the chosen operator for, and the date and time when instruction regarding the appointment was given. The form will explain that any phone number may have one chosen operator only, and such will fulfill the requirements prescribed in this matter in the international operator’s license7 (hereinafter: the ascription form).

4.2
Subscribers may change the chosen operator at any time by written notice on the ascription form; for initial ascription made at the subscriber’s request, the subscriber will not be asked to pay anything, however the subscriber may be charged a reasonable fee for any change in the ascription.

4.3
The chosen operator will send the Licensee notice regarding the subscriber’s having chosen him as the chosen operator (hereinafter: ascription notice); ascription notice will include the subscriber’s particulars - first name and last name, address and telephone numbers the subscriber asked to define the international operator as the chosen operator for, and the date and time of the ascription form on which the subscriber signed; the chosen operator will give ascription notice to the Licensee in accordance with the ascription forms signed by him; ascription notice will be given via magnetic media files, or in any other manner agreed upon between the Licensee and the international operators. If two or more ascription notices are given to the Licensee, relating to the same telephone number, the sc will act in accordance with the ascription notice with the later date and hour.

4.4
If a person has asked to become a new Licensee subscriber, he must make note, in the request to the international operator of his choice to engage with as a chosen operator; the Licensee will allow any new subscriber to choose a chosen operator for himself or to block the outgoing ITMS calls, or will allow the subscriber to receive ITMS services as a chance caller only; ascription services to a chosen operator or

7 Attention is called to section 52.3 of the Bezeq license, and section 56.4 to the Golden Lines and Barak license.

Second Schedule - Appendix J-5

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J
connection as a chance caller, and blocking outgoing ITMS calls will be given to new subscribers, at the time of initial registration, free of charge A23 .

4.5	In order to choose a chosen operator, and without derogating from the aforesaid, the Licensee will act as follows:

(A)	the Licensee will allow all subscribers having a subscriber line number to choose one chosen operator will be for certain subscriber lines, and another for other subscriber lines;

(B)	VoidA2A23 .

(C)	the Licensee will perform ascription of a subscriber within one working day of receipt of ascription notice form the chosen operator A2A23.

(D)
The Licensee will report to the international operator regarding completion of said subscriber ascription as stated in sub-clause (C) above, including change of ascription at the time and under such plan as agreed upon between the Licensee and the international operator; the report will include particulars of the subscriber – first name, last name or name of corporation, address and telephone numbers the subscriber asked to ascribe to the international operator.

(E)
A20 The Licensee will send a daily modification file of subscriber ascription to all international operators (hereinafter: the modification file), containing the particulars of the subscribers who ascribed to the international operator or who unsubscribed on that day. The modification file will be handed over at the time and under such procedure as shall be agreed upon between the Licensee and the international operator. The file will include the particulars of the subscriber, including at least the first name, last name or name of corporation, ID number of ID number of the corporation, address and telephone numbers the subscriber asks to define the international operator as the chosen operator for.  effect

(F)
The Licensee may request that the Director allow in certain cases, all the prescription of rules and limitations on the matter of  subscriber ascription, the Licensee will set out the technical or operational reasons on which such request is based; if the Director consents to the Licensee’s said request, at his professional discretion, the Director will prescribe the time frame for the applicability of said rules and limitation;

(G)
The Licensee will submit a written quarterly report to the Director, by the 15th of the month following the end of the quarter; the information in the report will be correct as of the last day of the calendar quarter preceding the date of the report, and will include the following:

effect This amendment will go into effect by no later than Thursday, the 29th of Nissan, 5763 (May 1, 2003)

Second Schedule - Appendix J-6

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

(1)	The number of subscribers blocked form international telecommunications services;

(2)	The number of subscriber engaged for international services using short dialing codes or using special codes, for each of the international operators;

(3)	A23 The number of subscribers engaged for international services as chance dialers only.

(H)
If there should be any disputes between the international operator or between the Licensee and the international operator on the matter of a subscribers choosing a chosen operator, the matter will resolved by the Director, or resolved by an independent arbitrator appointed by the Director, at his exclusive discretion.

4.6
The Licensee will channel any subscriber dialing using the ‘00’ prefix or any other special prefix for access to international telecommunications services, or channeling a call to a Licensee’s subscriber located abroad using an international operator (follow-me subscriber service) to the chosen operator.

5.	Void A23

6.	Block for short dialing code

6.1	Subject to the provisions of this appendix, the Licensee will perform a block for short dialing code for any subscriber so requestingA23 .
6.2
The Licensee will perform the block for short dialing code as follows: the Licensee will channel the subscriber’s calls using the double-digit ‘00’ prefix and the ‘188’ prefix to an announcer playing a recorded announcement stating the following in Hebrew, English, Arabic and Russian: “This service is blocked, for further details please dial ___ (a telephone number of the announcer under the provisions of section 6.7)A23 .

6.3	Void A23

6.4	Void A23

6.5	Void A23

6.6	Void A23

6.7
The Licensee will operate the voice announcement  24 hours a day, including Saturdays and holidays, using such method and wording allowing a subscriber to receive an explanation regarding the ascription and overseas dialing, in Hebrew, English, Arabic and Russian; the explanation will include the following matters:

Second Schedule - Appendix J-7

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

(A)	Performance of ascription – the ascription process and where to call in order to request the ascription form;

(B)	How one may make an international call when the subscription is blocked for short dialing codes;

(C)	The option of blocking overseas dialing and the option of removing such block;

(D)	Where one may call in order to find out about additional matters – telephone numbers of international operators.

7.	Interconnection

7.1
The Licensee will connect its system to all international telecommunications system, directly or indirectly, according to the terms of its license, in a manner allowing provision of international telecommunications services to all subscribers through the international telecommunications services of all international operators, including outgoing and incoming ITMS calls, direct dialing, dialing through an operator (‘188’ service, as stated in section 2.2(A)), “Direct Israel” services, collect service (from abroad to Israel, from Israel abroad), international 1-800 service (incoming and outgoing), calling card services, from any destination abroad and to any destination abroad.

7.2	The technical, operational and commercial arrangements between the Licensee and any international operator will allow the provision of the following to all subscribers:

(A)	Quality service, including service quality control and means for investigating and dealing with subscriber’s complaints regarding quality of service;

(B)
Accurate and precise billing of subscriber, including control over the billing and means for investigating and dealing with subscriber’s complaints regarding incorrect billing and tools and means of identification and prevention of fraud and deception;

(C)
Consumer response to subscriber’s queries and questions, including tools and means of providing an itemized bill for subscribers, and for investigating subscriber’s queries in all matters related to receipt of international services.

7.3	In order to implement the provisions of this appendix, the Licensee will act, inter alia, as follows:

(A)
Allow any subscriber who has not blocked outgoing international ITMS calls to make international calls at any time via his chosen international operator or as a chance caller, using dialing methods set out in section 2;

Second Schedule - Appendix J-8

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

(B)	Allow all subscribers to change their chosen operators; this service will be given in return for a reasonable charge,

(C)
Take reasonable measures to prevent subscriber ascription to a chosen operator without his knowledge or against the subscriber’s wishes (“slamming”); these measures will include identification of the subscriber and verification of the subscriber’s right to receive service;

(D)	Give all subscribers, free of charge, service allowing them to identify the name of their chosen operators;

(E)
The Licensee will offer non-discriminatory conditions to all international operators, including in all matters regarding the commercial conditions, billing and collections arrangements, availability of connection installations and quality of service; without derogating from the generality of the aforesaid, the Licensee will provide service for all international operators under equal conditions including in the matter of interconnection, provision of infrastructure installations and connection services to the network, performance of changes in switching, in installations, protocols and network interface;

(F)
The conditions for interconnection between the Licensee’s system and the international operator’s international telecommunications system will be reasonable and non-discriminatory; if the parties have not reached any agreement, the Minister will determine matters between them;

(G)	A copy of any agreement between the Licensee and international operator in the matter of interconnection will be delivered to the Director;

(H)
Any international operator requesting the particulars of a subscriber refusing to make payments to the Licensee designated for the international operator for services used via the international operator’s international telecommunications system will be given over, whether such subscriber was an ascription subscriber or a chance caller; these particulars will include the first name, last name or name of corporation, ID number of ID number of the corporation, address and telephone number.

(I)
A22 Allow international operators to collect payment directly for services from   subscribers ascribed to such international operator, and who have chosen to receive billing and collections services directly; the Licensee will have any vital   information required by the international operator at his disposal allowing the international operator to provide billing and collection services for such aforesaid ascribed subscribers;

(J)
A22 Provide services under equal and non-discriminatory conditions and for such charge not discriminating against an ascribed subscriber who has chosen to receive billing and collection services from the international operator.

Second Schedule - Appendix J-9

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix J

7.4
The international operators will bear the costs of implementation of the interconnection including the process of survey and blocking short dialing codes, and, if so required, for a subscriber’s initial ascription to a chosen operator; the rate of payments, as stated, will be determined under negotiation between the Licensee and the international operator; the Licensee’s shared expenses that cannot be ascribed to a particular international operator will be divided equally between all international operators; if the parties have not come to an arrangement, the Minister will prescribe instructions in these matters, after giving the parties a fair opportunity to argue their claims before him.

First Schedule – Void A23

Second Schedule – Void A23

Second Schedule - Appendix J-10

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix K

Appendix K – Discontinuation of Service to Cellular End-User Equipment of the IS-54 typet7

Definitions   1. In this appendix -

“Old technology phone” –	A cellular phone operating on IS-54 format;
“New technology phone” -	A cellular phone operating on IS-136 format;
“Upgradeable telephone” -	An old technology phone that may be upgraded to a new technology phone;
“Date of cessation of service” -	The date on which the Licensee ceases to provide cellular services to an old technology phone owner.
“Eligible customer” -	The Licensee’s subscriber or customer who has lawfully purchased an old technology telephone and has not exchanged or upgraded it to a new technology phone;
“Telephone Number” -	The number of the cellular telephone given to a subscriber or customer who lawfully purchased an old technology phone and connected to the Licensee’s network;
“Upgrade” -	Exchanging the software version of the telephone upgrades the telephone, wherein it becomes a new technology phone.

Discontinuation of service	2.
Notwithstanding the aforesaid in section C of chapter E of the General License, the Licensee may discontinue provision of cellular services to eligible customers, provided all the following provisions apply:

Publication	3.
(A)     The Licensee will publish an appropriate notice under these provisions in three of the largest newspapers in Israel, one of which is published in Arabic, on the closest Friday to the date 30 days before the date of cessation of service.

(B)      The Licensee will publish an appropriate notice under these provisions in three of the largest newspapers in Israel, one of

Second Schedule - Appendix K -1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix K

		which is published in Arabic, on the closest Friday to the date 30 days earlier than the end of six months from the date of cessation of service.

Exchange of telephone	4.
The Licensee will exchange an old technology telephone including all accessories thereto, including a hands-off device, for a new technology telephone, including all accessories thereto, for any eligible customer, on the basis of accessory for accessory, including the installation thereof, provided the new technology telephone is of no lesser features than the new technology telephone’s features, free of any direct or indirect charge to the customer.

Upgrade	5.	The Licensee will upgrade an eligible customer’s upgradeable telephone, free of any direct or indirect charge to the customer.
Telephone number	6.
The Licensee will keep the telephone number allocated to any eligible customer before the date of cessation of service for a period of six months from the date of cessation of service; after this period the Licensee may exchange the telephone number of an eligible customer who did not exchange the old technology telephone to a new technology telephone or did not upgrade an upgradeable phone during that period.

Notice of Application	7.
The Licensee shall inform the Director in advance and in writing of the day of Discontinuation of Service and of the days of Publication as detailed in sub-sections 3(A) and (B) above and shall furnish the Director with copies of the notices as published.

Period	8.
The Licensee will fulfill the provisions of sections 4 and 5 above starting on the date of publication prescribed in sub-section 3(A) above for a period of 7 years from the date of cessation of service.

Conditions of service	9.	The provisions of sections 4, 5 and 6 will be deemed a condition of service, as defined in section 37B.(A)(1) of the Telecommunications Law.

Second Schedule - Appendix K -2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix K-1

A63Appendix K-1 – Discontinuation of Service for Cellular End Equipment in a Cellular System Using the IS-136 (TDMA) technology.

1.       Definitions

 In this appendix –

"Day of Service Discontinuation"
December 31, 2011 or an earlier date, if no initiated calls are made in the system operating by the IS-136 (TDMA) technology (hereinafter – the "old system") by entitled subscribers during at least 14 consecutive days.

"Entitled Subscriber"
A subscriber, excluding a dormant subscriber to which the service was discontinued, who prior to the day of service discontinuation held obsolete equipment and has still not replaced or upgraded it to new equipment.

"Phone Number"	The phone number given to an entitled subscriber holding obsolete equipment.

"New Equipment"
Cellular end equipment, including a battery and charger, reconditioned or new according to the Licensee's choice, operating at a minimum on a system using the GSM technology, of Nokia 6070 model or another model with features not inferior to those of the said model.

"Obsolete Equipment"	Cellular end equipment operating on the obsolete system and its accessories, including end equipment which is out of order or missing.

2.	The Licensee shall discontinue the provision of cellular service to a subscriber holding obsolete equipment, starting from the service discontinuation day.

3.	Publication of Service Discontinuation

3.1
The Licensee shall publish, in at least three major dailies in Israel one of which is published in Arabic, on the closest Friday to the date 30 days before the service discontinuation, an appropriate notice notifying the public of the discontinuation of activity of the system using the IS-136 (TDMA) technology and the services provided to its subscribers through that system, in accordance with the provisions of this appendix (hereinafter – the "first notice"). In addition, it shall send a written notice similar to the first notice to each entitled subscriber whose address is registered with the Licensee. The Licensee shall submit the contents of the first notice to the Director for approval prior to its publication.

3.2
The Licensee shall publish, in three major newspapers in Israel, one of which is published in Arabic, on the closest Friday to the date 30 days earlier than the end of six months from the date of service discontinuation, an additional notice, in accordance with the provisions of this appendix (hereinafter: the "second notice"). Notwithstanding the foregoing, the Licensee is entitled not to publish a second notice as stated, if no entitled subscriber exists on that date.

  A63 Amendment no. 63

Second Schedule - Appendix K1-1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix K-1

3.3	The Licensee shall send an entitled subscriber a voice message and an SMS concerning the discontinuation of the service, by one week before the day of service discontinuation.

3.4	The Licensee shall publish a notice similar to the first notice also on its website, starting from the date of publication of the first notice until 30 days after the publication of the second notice.

4.	End Equipment Replacement Process

4.1	The Licensee shall do the following, without any direct or indirect consideration:

a.	It shall replace for each entitled subscriber the obsolete equipment with new equipment.

b.
For an entitled subscriber with a speaker, it shall replace the speaker with a reconditioned or new speaker compatible with the new equipment. In this regard, replacement – including installation of the speaker.

c.	It shall grant a warranty for the new equipment and for the speaker, as the case may be, for a period of no less than two years from the day of publication of the first notice.

(All that stated in section 4.1 above – "upgrade".)

4.2	The upgrade process shall be carried out at any of the Licensee's service and sales center, during two years from the day of publication of the first notice.

4.3
An entitled subscriber who is a "prepaid" subscriber with an unutilized payment balance, and who is not interested in upgrading the obsolete equipment held by him, shall receive from the Licensee the balance of the payment. Such a subscriber shall be entitled to a refund of the unutilized balance, after showing the obsolete equipment, from the day of service discontinuation until the end of the validity of such balance.

5.	Phone Number

5.1
The Licensee shall keep the phone number of an entitled subscriber that was allocated to him before the day of service discontinuation, during one year from the day of service discontinuation, before it is returned to the pool of phone numbers of the Licensee, unless the entitled subscriber notifies the Licensee of his wish to keep the number that was allocated to him for an additional year.

6.	Notice of Inception

6.1
Without derogating from that stated in section 3.1, the Licensee shall give the Director prior written notice regarding the day of service discontinuation and the publications days as stated, and shall furnish to the Director photocopies of all the notices, as stated in section 3.

Second Schedule - Appendix K1-2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix O

Appendix O – Erotic Servicest36 effect

1. Definitions

1.1 In this appendix –

Licensee -	One who has been given a general license by the Minister for provision of NDO or cellular services;
Telephone bill -	A bill given to the subscriber by the Licensee for services provided;
Writing -	Including via facsimile or electronic mail;
Service number -
A number of digits allocated to an erotic services provider by the Licensee, given by dialing a telephone number, subject to the provisions of the numbering program and administrative provisions in this matter, the dialing of which, following a dialed prefix, allows the subscriber access to the service;

Services provider -
One who provides erotic services via the network, and payment for the service is made through the telephone bill; in the matter of erotic services provided through dialing a telephone number, access to the services is achieved through a service number;

Erotic promo
Broadcast or presentation of an audio or visual message with sexual content, including a recorded message, given via a telecommunications facility, directly or indirectly, and such message is intended to provide information on a service following or to encourage the use thereof, provided the broadcast of the message or presentation are made without additional charge beyond the charge for a telephone call collected via the telephone bill;
In this matter, “indirectly” – including by way of creating a connection from the subscriber’s end user equipment as a condition of providing the erotic promo.

Area code	A national area code in such model as prescribed by the Ministry for erotic services;
The network -	The Licensee’s public telecommunications network.
Erotic services -
Audio broadcast or presentation of an audio or visual message with sexual content, including recorded messages, given via a telecommunications facility, directly or indirectly, including services for  dating, chats, or sending messages between chance callers, designated or serving, even in part, for sexual purposes,

A36 Amendment no. 36
effect This amendment will go into effect  on the 1st of Nissan, 5766(March 30, 2006)

Second Schedule - Appendix O-1

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix O

which are any of the following:

(1)       A service provided through the dialing of a telephone number given by a service provider;
(2)       An access service to a closed data base of contents including multimedia files, held by the Licensee or by another provider of the service with the Licensee’s consent (hereinafter: the “cellular portal”).
In this matter, “indirectly” – including by way of creating a connection from the subscriber’s end user equipment as a condition of providing the service or for charging for it;

Payment regulations -	The Communications Law (Telecommunications and Broadcasts) (Payment for Telecommunications’ Services), 5765 – 2005;
Special payment -	A price fixed as stated in section 6, which the subscriber is required to pay for erotic services in addition to the regular payment;
Payment Per time -	A special payment, the rate of which is determined by the amount of time the subscriber used the erotic service;
Regular payment -
One of the following:

(A) For a call within the network – a payment that does not exceed the fixed charge according to the rate agreement between the subscriber and the Licensee regarding a call to another subscriber in the same network;
(B)   For a call from one cellular network to another cellular network or to a NDONDO network – payment as set out in sub-section (A) plus a payment that does not exceed NIS 0.50 per minute (including VAT);
(C)   For a call from the Bezeq company network to a cellular network – a charge that does not exceed that prescribed by the letter D in table A in the First Schedule of the Payment Regulations, plus NIS 0.50 per minute (including VAT);
(D)  For a call from a NDONDO network, except the Bezeq company network, to a cellular network – a charge that does not exceed the fixed charge according to the rate agreement between NDO subscribers and NDO, with respect to another subscriber number within the same network, plus NIS 0.50 per minute.
(E)   For erotic services given via the cellular portal – a charge that does not exceed the fixed charge according to the rate agreement between the subscriber and the Licensee with regard to access service to the cellular portal.

2.  Access through Dialing

2.1	Subject to the provisions of section 4, access to erotic services given through dial-up will be made available to subscribers via an area code and service number.

Second Schedule - Appendix O-2

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix O

3.	Allocation of Service Number

3.1.
In the matter of erotic services provided by dial-up, the Licensee may allocate a service number to a service provider; in such case, the Licensee will allow the service provider to provide services to both the Licensee’s subscribers as well as subscriber to other licensees.

4.	Blocking Access

4.1.
A.   A38 A Licensee will block access to erotic services from all end-user equipments connected to the network; without derogating from the aforesaid, for the purpose of blocking access to erotic services given though the cellular portal, the Licensee may make use of a means of blocking, including content filtering programs, provided they efficiently block access to said service.

B.    A38 Should the Ministry of Communications notify the Licensee that an erotic promo is being given through the Licensee’s telephone line or network, without access through a service number, the Licensee will cut off said line, or block the line from receiving incoming calls;

4.2	A subscriber 18 years of age or more may request the Licensee remove a block imposed as described in section 4.1AA38 from his end user equipment.

4.3	A request for such removal of a block will be made in writing, or verbally, provided the Licensee has prescribed a procedure allowing accurate identification of the requesting subscriber.
4.4
If a subscriber has so requested a block removed, the Licensee will remove the block within a reasonable time, in a manner allowing the subscriber access to erotic services via the end user equipment in his possession.

4.5
If a block has been removed for erotic services as stated, and the subscriber requests that his end user equipment again be blocked for such services, the Licensee shall perform the block at the soonest possible opportunity, and by no later than 2 work days from the date of receipt of the subscriber’s request.

4.6
The first removal of a block against erotic services, made at the subscriber’s request as stated in sections 4.2 and 4.3 will be made free of charge; the Licensee may charge the subscriber a reasonable fee for any additional blocking access to erotic services or for additional removal of such block, made at the subscriber’s request.

5.	Early Registration

5.1
Notwithstanding that stated in section 4 above, the Licensee may establish a duty of early subscriber registration for receipt of a password, a submission of which will be a precondition for receipt of erotic services. The provisions of this section do not derogate from the provisions of sections  4.2 and 4.3 above.

6.	Special Payment

6.1	If special payment is prescribed for erotic services, the rate shall be fixed by the Licensee or in agreement between the Licensee and the services provider.

Second Schedule - Appendix O-3

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix O

7.	Charging the Subscriber

7.1.
If special payment is prescribed for erotic services, the Licensee’s phone bill will show the payment for the service separately from charges for the Licensee’s other services, unless the subscriber has requested otherwise.

7.2.	The Licensee shall provide the subscriber, upon demand and within ten (10) working days, details of the special payment for erotic services as follows:

(A)	The service number the service allocated;

(B)	The date and time service was provided;

(C)
Billing time units – when charging per time – the number of time units charged or the total amount of the special payment; in the case of a charge according to traffic volume (such as MB, KB), the number of volume units transferred;

(D)	The sum charged for the service.

The Licensee may collect a reasonable fee for specification of the special payment.

8.	Mandatory Tender

8.1
If a special payment has been fixed for erotic services provided through the network, the Licensee, either himself or via the services provider, will play a recorded message at the beginning of the call, containing the following details:

A.	The essence of the service;

B.	Rate of special payment for the service, according to payment per time or per traffic volume, as the case may be;

C.	The option to discontinue the service, without charge, before the signal is heard, as stated in section 8.4.

8.2	The recorded message will be played in the language in which the erotic service is provided, in comprehensible language, at a reasonable pace and without recording defects.

8.3
At the start of erotic services provided in a language not Hebrew, a message will be played announcing the language in which the service is provided, and after, the recorded message will be played, as stated in sections 8.1 and 8.2, in the language in which the service is provided.

8.4
Upon completion of the recorded message, as stated in section 8.1, the caller will have a 5 second interval, at the end of which a signal indicating the start of the erotic services; if the caller disconnected the call before the signal was heard, he will not be charged the special payment. Alternatively, the caller will be asked to press a certain key on his end user equipment in order to confirm that he desires to accept the service, and will be charged the special payment only from the moment he so acts.

Second Schedule - Appendix O-4

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix O

8.5
If a special payment is fixed for erotic services provided by access to the cellular portal, the Licensee will notify subscribers regarding the price of the service in an obvious and clear manner, providing the subscriber the option to disconnect from the service without being charged the special payment.

9.	Licensee –Services Provider Relations

9.1
The Licensee may allow a services provider to perform telecommunications  operations via its installations in order to provide erotic services; the services provider will be exempt from the duty of obtaining a license for telecommunications services, under the provisions of section 3(5) of the Law.

9.2
The Licensee will include the provisions of this appendix, mutatis mutandis, in the agreement between the Licensee and the services provider, in such manner that the services provider will be obligated to fulfill said provisions.

9.3	The Licensee will provide the Director with any agreement between such and a services provider, upon demand.

10.	Interconnection

10.1
The conditions for interconnection between the network and the Licensee’s public telecommunications network, in all matters relating to provision of billing and collection services by one Licensee to another licensee, for purposes of provision of erotic services given via the network to another licensee’s subscriber, will be formalized in an agreement between the Licensee and the other licensee; if the parties cannot reach an agreement, the Minister will decide on the matter.

10.2	The Licensee will, upon demand, provide the Director with a signed copy of all agreement it has with other licensees in the matter of said interconnection.

11.	General

11.1
The Licensee will be responsible to handle all erotic services customer complaints, in all matters relating to subscriber access to the service, and problems of billing and collection in connection with the service, and will establish a mechanism for dealing with customer queries for such purpose; the services provider will be responsible to deal with subscriber complaints in regard to service content. If the Licensee himself provides the erotic services, the Licensee will be responsible to handle erotic services customer complaints regarding the service content as well.

11.2
The Licensee may not disconnect, stop or harm the basic telephone services of a subscriber who has used erotic services and refuses to pay for such, however, the Licensee may disconnect such subscriber from continued use of the erotic services.

11.3
The Licensee may not provide a subscriber’s particulars to another services provider or to others, without the subscriber’s written consent , and only after verification of the authenticity of such consent.

11.4	A Licensee shall, within three (3) working days, provide any subscriber so requesting the following particulars regarding the services provider, without charge:

Second Schedule - Appendix O-5

General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method (cellular)
Combined Version, as at September 9, 2012
Appendix O

A.	The name and address of the provider;
B.	The telephone number at which such provider may be reached.

11.5	The provisions of this appendix will apply, mutatis mutandis, to provision of erotic services provided as a network service to the Licensee’s subscribers only.
11.6	The Licensee may himself provide erotic services, and the provisions of this appendix will apply thereto, mutatis mutandis.

Second Schedule - Appendix O-6